As filed with the Securities and Exchange Commission on November 24, 2004
                                                    Registration No. 333-116566
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                          AMENDMENT NO. 1 TO FORM S-3
                                       ON
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                        MACRO SECURITIES DEPOSITOR, LLC
                                  (Depositor)
             (Exact name of registrant as specified in its charter)

 Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Trust, Series 2004-1

 Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Trust, Series 2004-1
                (Issuers with respect to the Offered Securities)

         DELAWARE                         6189                    20-1072523
(State or other jurisdiction       (Primary Standard          (I.R.S. Employer
    of incorporation            Industrial Classification    Identification No.)
    or organization)                  Code Number)

                              130 7th Avenue, #356
                         New York, New York 10011-6632
                                 (800) 767-4696
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ______________

                            MR. SAMUEL MASUCCI, III
                                   President
                        MACRO Securities Depositor, LLC
                              130 7th Avenue, #356
                         New York, New York 10011-6632
                                 (800) 767-4796
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                 ______________

                                   Copies to:
                            RICHARD F. KADLICK, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                                 (212) 735-3000
                           (212) 735-2000 (facsimile)

                                 ______________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                                 ______________

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                        CALCULATION OF REGISTRATION FEE
================================ =============== ========================== ==================== =====================
                                                      Proposed Maximum        Proposed Maximum
     Title of Each Class of       Amount To Be    Aggregate Offering Price   Aggregate Offering         Amount of
  Securities to Be Registered      Registered             Per Unit                Price(1)        Registration Fee (2)
-------------------------------- --------------- -------------------------- -------------------- ---------------------
 Up-MACRO Tradeable Certificate     $1,000,000           $1,000,000              $1,000,000              $126.70
-------------------------------- --------------- -------------------------- -------------------- ---------------------
  Up-MACRO Holding Certificate      $1,000,000           $1,000,000              $1,000,000            $126.70 (3)
================================ =============== ========================== ==================== =====================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2) $126.70 of which has previously been paid in connection with the initial filing of this Registration Statement.
(3) $126.70 of which will be paid upon the filing of a prospectus related to the Up-MACRO Holding Certificates.

                                ______________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================
s

===============================================================================
The information in this prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus. This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is prohibited.
===============================================================================

          PRELIMINARY, SUBJECT TO COMPLETION, DATED NOVEMBER 24, 2004

                                   Prospectus
$___ Fiserv CSW Los Angeles Home Price Index Up-MACRO(1) Tradeable Certificates,
                                 Series 2004-1

       Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Trust,
                                 Series 2004-1
                                     Issuer

                        MACRO Securities Depositor, LLC,
                                   Depositor
         ______________________________________________________________

         The Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Trust, Series 2004-1, which we refer to as the "Up-MACRO tradeable trust," will issue Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Certificates, Series 2004-1, or the "Up-MACRO tradeable certificates." The initial aggregate certificate amount of the Up-MACRO tradeable certificates is equal to $___. Along with the issuance of the Up-MACRO tradeable certificates, the Fiserv CSW Los Angeles Home Price Index Down-MACRO Tradeable Trust, Series 2004-1, which we refer to as the "Down-MACRO tradeable trust," will issue the Fiserv CSW Los Angeles Home Price Index Down-MACRO Tradeable Certificates, Series 2004-1, or the "Down-MACRO tradeable certificates," in an initial aggregate certificate amount of $___. We are only offering Up-MACRO tradeable certificates in this prospectus.

         The assets of the Up-MACRO tradeable trust will consist of a certificate account, a distribution account and multiple Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Certificates, Series 2004-1, which we refer to as the "Up-MACRO holding certificates," issued by the Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Trust, Series 2004-1 or the "Up-MACRO holding trust." The Up-MACRO tradeable certificates issued will have an aggregate certificate amount equal to the Up-MACRO holding certificates deposited in the Up-MACRO tradeable trust. Distributions on the Up-MACRO holding certificates held by the Up-MACRO tradeable trust will be deposited into the distribution account of the Up-MACRO tradeable trust and these distributions will be passed through to each holder of an Up-MACRO tradeable certificate.

         All distributions on the Up-MACRO tradeable certificates will be calculated based on the underlying value of the Up-MACRO holding trust on the relevant date or dates of determination. The underlying value of the Up-MACRO holding trust will be correlated to fluctuations in the Fiserv CSW Los Angeles Home Price Index, which we refer to as the "LA CSW Home Price Index." When the LA CSW Home Price Index rises above its starting level of __, the underlying value of the Up-MACRO holding trust will increase to the extent described in this prospectus. When the LA CSW Home Price Index falls below its starting level, the underlying value of the Up-MACRO holding trust will decrease to the extent described in this prospectus.

         The Up-MACRO tradeable trust will purchase Up-MACRO holding with the net proceeds of this offering. The Up-MACRO holding trust will invest in United States Treasury obligations that mature on or prior to the next distribution date and enter into multiple forward contracts and a swap agreement with its paired holding trust, the Down-MACRO holding trust. On each distribution date, except for the final distribution date, the proceeds from the maturing treasuries will be reinvested in new treasuries that mature on or prior to the next distribution date. On the __th day of each ___, ___, ___ and ___, the Up-MACRO holding trust will distribute to the Up-MACRO tradeable trust, as holder of the Up-MACRO holding certificates deposited in the Up-MACRO tradeable trust, a quarterly distribution of the investment earnings realized on the treasuries in the paired holding trusts. This quarterly distribution is based primarily upon the payments, if any, received or required to be made by the Up-MACRO holding trust under the swap agreement. These payments will be based on the underlying value of the Up-MACRO holding trust on the last index calculation day preceding the current distribution date. After receiving payments under the swap agreement, the Up-MACRO holding trust will distribute those amounts to the Up-MACRO tradeable trust, and the Up-MACRO tradeable trust will pass through that distribution to each holder of an Up-MACRO tradeable certificate.

         Upon the occurrence of any early termination date or on ___, 200_, which we refer to as the final scheduled termination date, the forward contracts will be settled and the Up-MACRO holding trust will receive payments from, or be required to make payments to, the Down-MACRO holding trust under the forward contracts. The settlement payments under the forward contracts and the final distribution on the Up-MACRO holding certificates will be equal to the underlying value of the Up-MACRO holding trust on the last index calculation day prior to the occurrence of the final scheduled termination date or an early termination date, as applicable. After receiving payments under the forward contracts, the Up-MACRO holding trust will make a final distribution to the holders of the Up-MACRO holding certificates, including the Up-MACRO tradeable trust. The Up-MACRO tradeable trust will pass through that distribution to each holder of an Up-MACRO tradeable certificate.

         If the LA CSW Home Price Index rises above its starting level on such last index calculation day, the final distribution on the Up-MACRO tradeable certificates will be greater than their aggregate certificate amount and, if the LA CSW Home Price Index falls below its starting level on such date, the final distribution on the Up-MACRO tradeable certificates will be less than their aggregate certificate amount. If the Fiserv CSW Los Angeles Home Price Index equals its starting level, the final distribution on the Up-MACRO tradeable certificates will be equal to zero, except for the quarterly distribution on that date. The LA CSW Home Price Index will be calculated on the __th day of each ___, ___, ___ and The information in this prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus. This prospectus is not an offer to sell these securities and is not seeking an offer to buy these securities in any state where the offer or sale is prohibited.__. We refer to these days as the "index calculation days." The Up-MACRO tradeable certificates and the Up-MACRO holding certificates are not insured or guaranteed by the United States government or any other government agency or instrumentality and are not an investment in a money-market type fund. Application will be made to the ____ Exchange to list the Up-MACRO tradeable certificates. There can be no assurances that such application will be granted.

         AN INVESTMENT IN THE UP-MACRO TRADEABLE CERTIFICATES INVOLVES SIGNIFICANT RISKS, INCLUDING THE RISK OF LOSS OF SUBSTANTIALLY ALL OF YOUR INVESTMENT. YOU SHOULD REVIEW THE RISK FACTORS BEGINNING ON PAGE 12 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE UP-MACRO TRADEABLE CERTIFICATES.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY CONTRARY REPRESENTATION IS A CRIMINAL OFFENSE.

------------------------------------- ---------------------- -------------------
                                       Per $___ Up-MACRO
                                       Tradeable Certificate          Total
------------------------------------- ---------------------- -------------------
Public Offering Price...............              $__                 $__
------------------------------------- ---------------------- -------------------
Underwriting discount...............              $__                 $__
------------------------------------- ---------------------- -------------------
Proceeds to Up-MACRO tradeable trust              $__                 $__
===================================== ====================== ===================

               The date of this Prospectus is November 24, 2004.

               COPYRIGHT (C) 2004 MACRO Securities Depositor, LLC

___________________________

(1) MACRO(R) is a federally-registered servicemark of Macro Securities Research, LLC, or MSR. MSR considers all references, singular or plural, to "MACRO" in this Prospectus its servicemark and reserves all rights to that servicemark.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE DO NOT CLAIM THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS OF ANY DATE OTHER THAN THE DATE STATED ON ITS COVER.


                                              Table of Contents
                                              -----------------

Where You Can Find More Information.............................................................................iii

Reports to Certificateholders....................................................................................iv

Forward-Looking Statements.......................................................................................iv

Transactional Summary.............................................................................................v

Prospectus Summary................................................................................................1

Risk Factors.....................................................................................................12

         You may lose your entire investment in the Up-MACRO certificates; There is no guarantee as to the amount of each quarterly distribution and the final distribution.................................12

         An investment in the Up-MACRO certificates may not resemble a direct investment in the homes the value of which the index measures...................................................................14

         The Up-MACRO holding trust will make distributions on the Up-MACRO holding certificates solely from the assets deposited in the trust...........................................................15

         The Up-MACRO tradeable trust will make distributions on the Up-MACRO tradeable certificates solely from assets it receives from the Up-MACRO holding trust..........................................15

         Investment earnings on the treasuries may be insufficient to make quarterly distributions...............16

         The return on your certificates is uncertain............................................................16

         There are risks associated with the assets measured by the LA CSW Home Price Index......................19

         If the Up-MACRO tradeable trust is treated as a corporation for United States federal income tax purposes, your distributions will be reduced........................................................19

         You should be aware of the tax consequence of your investment in the Up-MACRO tradeable certificates.  For example, you may have United States federal income tax liabilities in advance of your quarterly distributions.........................................................................20

         Ratings on your certificates will be limited............................................................20

         The historical performance of the LA CSW Home Price Index is not an indication of its future performance.............................................................................................20

         We may have conflicts of interests......................................................................21

Use of Proceeds..................................................................................................22

The Depositor....................................................................................................22

MACRO Securities Research, LLC...................................................................................22

Formation of the Up-MACRO Tradeable Trust  and the Up-MACRO Holding Trust........................................24

Description of the Up-MACRO Tradeable Certificates...............................................................25

         General.................................................................................................26

         Quarterly Distributions.................................................................................26

         Final Distribution......................................................................................28

         Calculation of Underlying Value.........................................................................29

         Paired Optional Redemption..............................................................................30

         Initiated Redemption....................................................................................31

         Redemption Procedures...................................................................................33

         Subsequent Issuances....................................................................................33

         Book-Entry Registration.................................................................................34

         Hypothetical Scenarios..................................................................................37

         Hypothetical Return of Initial Investment...............................................................38

         Termination Triggers....................................................................................38

         Transfers of Up-MACRO Tradeable Certificates............................................................39

         Listing.................................................................................................39

         Form of the Up-MACRO Tradeable Certificates.............................................................39

         Same-Day Settlement and Payment.........................................................................39

         Calculations............................................................................................39

Description of the Index.........................................................................................40

         Overview................................................................................................40

         The Index Calculation Method............................................................................40

         The Weighting of Sales Pairs............................................................................41

         The Structure of a Case-Shiller Index(R)................................................................42

         The LA CSW Home Price Index.............................................................................42

         Performance of the LA CSW Home Price Index..............................................................42

         Three Month End Levels of the LA CSW Home Price Index...................................................43

         Volatility..............................................................................................43

         Modifications to the LA CSW Home Price Index............................................................43

         Discontinuation of the LA CSW Home Price Index..........................................................44

         Alterations to Calculations involving the LA CSW Home Price Index or any Successor Index................44

         LA CSW Home Price Index License Agreement...............................................................44

Description of Up-MACRO Tradeable Trust Assets...................................................................45

         Up-MACRO Holding Certificates...........................................................................45

Description of the Up-MACRO Holding Trust Assets.................................................................45

         United States Treasury Obligations......................................................................45

         The Swap Agreement......................................................................................46

         The Forward Contracts...................................................................................46

Description of the Trust Agreements..............................................................................49

         General...................................................................................................

         The Trustee.............................................................................................49

         Fees and Expenses of the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust........................49

         Collections and Other Administrative Procedures.........................................................50

         Certain Matters Regarding Us and the Trustee............................................................50

         Trustee Termination Events; Rights Upon Trustee Termination Event.......................................51

         Termination of the Trusts...............................................................................51

         Modification and Waiver.................................................................................52

         Reports to Certificateholders; Notices..................................................................53

         Evidence As To Compliance...............................................................................54

         Duties of the Trustee...................................................................................54

         Resignation of Trustee....................................................................................

Material United States Federal Income Tax Consequences...........................................................55

State Tax Consequences...........................................................................................61

Certain ERISA Considerations.....................................................................................62

Underwriting.....................................................................................................63

Licensing Agreement..............................................................................................64

Ratings of the Certificates......................................................................................65

Legal Opinions...................................................................................................65

Index of Defined Terms...........................................................................................66


         We are providing information to you about the Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Certificates, Series 2004-1, which we refer to as the "Up-MACRO tradeable certificates" in this prospectus. You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any person to provide you with information that is different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, Up-MACRO tradeable certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Up-MACRO tradeable certificate.

         Until _______, 2004, which is the 90th day after the date of this prospectus, all dealers that buy, sell or trade Up-MACRO tradeable certificates, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         Unless otherwise indicated, all references in this prospectus to the "depositor," "we," "us," "our," or similar terms refer to MACRO Securities Depositor, LLC.

         We include cross-references in this prospectus to sections in these materials where you can find further related discussions. The preceding table of contents provide the pages on which these sections begin.

         You can find listings of the pages where capitalized terms used in this prospectus are defined under the section "Index of Defined Terms" on page 66 in this prospectus.


                      Where You Can Find More Information

         We have filed with the Securities and Exchange Commission, or the SEC, a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered. This prospectus contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to the registration statement. You can inspect and copy the registration statement at the public reference facilities maintained by the SEC. The SEC's public reference facilities are located at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet web site that contains reports, information statements and other information that we file electronically with the SEC. You may access the web site at http://www.sec.gov.

         This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates referred to in this prospectus. This prospectus do not constitute an offer of certificates to any person in any state or other jurisdiction in which such offer would be unlawful.


                         Reports to Certificateholders

         Except as otherwise specified in this prospectus or unless and until physical certificates, which we refer to as "Definitive Certificates" are issued, on each distribution date, the trustee will prepare and send unaudited periodic reports containing information concerning each trust related to your series to Cede & Co., as nominee of The Depository Trust Company, or DTC, and registered holder of the certificates. DTC generally forwards trustee reports to DTC participants. You should contact your broker to obtain copies of those reports. For more information on reports to certificateholders, see "Description of the Up-MACRO Tradeable Certificates--Book-Entry Registration" and "Description of the Trust Agreements--Reports to Certificateholders; Notices" in this prospectus. These reports will not constitute financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or "GAAP".

         We will file with the SEC on behalf of each trust periodic reports required under the Securities Exchange Act of 1934, as amended.


                           Forward-Looking Statements

         The SEC encourages issuers to disclose forward-looking information so that investors can better understand the future prospects of their investments and make informed investment decisions. This prospectus contains these types of statements. We make these statements directly in this prospectus. Words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words or terms of similar substance used in connection with any discussion of the future performance of the certificates offered in this prospectus are forward-looking statements. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the "Risk Factors" section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. We are under no obligation, and expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.


                             Transactional Summary

           Information regarding the Up-MACRO Tradeable Certificates

---------------------------------------------------- ---------------------------------------------------------------
Up-MACRO Tradeable Trust:                            Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable
                                                     Trust, Series 2004-1
---------------------------------------------------- ---------------------------------------------------------------
Up-MACRO Holding Trust:                              Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding
                                                     Trust, Series 2004-1
---------------------------------------------------- ---------------------------------------------------------------
Depositor:                                           MACRO Securities Depositor, LLC
---------------------------------------------------- ---------------------------------------------------------------
Counterparty to the Up-MACRO Holding Trust under     Fiserv CSW Los Angeles Home Price Index Down-MACRO Holding
the Forward Contracts and the Swap Agreement:        Trust, Series 2004-1
---------------------------------------------------- ---------------------------------------------------------------
Trustee of the Up-MACRO Tradeable Trust:             _____________
---------------------------------------------------- ---------------------------------------------------------------
Trustee of the Up-MACRO Holding Trust:               _____________
---------------------------------------------------- ---------------------------------------------------------------
Collateral Agent:                                    _____________
---------------------------------------------------- ---------------------------------------------------------------
Trustee Fee:                                         ___% per annum
---------------------------------------------------- ---------------------------------------------------------------
Primary Trust Assets of the Up-MACRO Tradeable       Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding
Trust:                                               Certificates, Series 2004-1
---------------------------------------------------- ---------------------------------------------------------------
Primary Trust Assets of the Up-MACRO Holding Trust:  United States Treasury obligations, rights under the swap agreement and rights under the forward contracts
---------------------------------------------------- ---------------------------------------------------------------
Closing Date:                                        _____ __, 2005
---------------------------------------------------- ---------------------------------------------------------------
Underlying Value of the Up-MACRO Holding Trust:      $___on closing date; thereafter, increases by approximately
                                                     [$__ for each 1 point rise in the Fiserv CSW Los Angeles Home
                                                     Price Index above its starting level and decreases by
                                                     approximately $__ for each 1 point] decline in the Fiserv CSW
                                                     Los Angeles Home Price Index below its starting level
---------------------------------------------------- ---------------------------------------------------------------
Starting Level of the Fiserv CSW Los Angeles Home    _____
Price Index:
---------------------------------------------------- ---------------------------------------------------------------
Initial Aggregate Certificate Amount:                $_____
---------------------------------------------------- ---------------------------------------------------------------
Quarterly Distribution Dates:                        __th day of each ___, ___, ___ and ___
---------------------------------------------------- ---------------------------------------------------------------
First Quarterly Distribution Date:                   _____, 200_
---------------------------------------------------- ---------------------------------------------------------------
Final Scheduled Termination Date:                    _____, 200_
---------------------------------------------------- ---------------------------------------------------------------
Quarterly Distributions:                             Made on each distribution date; Depends upon the underlying value of the Up-MACRO holding trust
---------------------------------------------------- ---------------------------------------------------------------
Final Distribution:                                  Made on the earliest to occur of the final scheduled
                                                     termination date, an early termination date or a redemption date; depends upon the underlying value of the Up-MACRO
                                                     holding trust on the last index calculation day before the final distribution is made
---------------------------------------------------- ---------------------------------------------------------------
Termination Triggers:                                Index ceases to be published; one of the tradeable trusts or paired holding trusts becomes an investment company;
                                                     bankruptcy or insolvency of a tradeable trust or paired
                                                     holding trust; credit or transaction losses exceed $___
---------------------------------------------------- ---------------------------------------------------------------
Paired Optional Redemption:                          Yes; pairs of Up-MACRO tradeable certificates and Down-MACRO tradeable certificates in a certificate amount constituting a creation unit must be delivered
---------------------------------------------------- ---------------------------------------------------------------
Up-MACRO Initiated Redemption:                       Yes; Up-MACRO tradeable certificates can be redeemed by
                                                     paying the Up-MACRO Initiated Redemption Premium
---------------------------------------------------- ---------------------------------------------------------------
Up-MACRO Initiated Redemption Premium:               15% of the certificate amount being redeemed
---------------------------------------------------- ---------------------------------------------------------------
Anticipated Ratings:
(Moody's/Standard & Poor's):                         ______, limited as described in this prospectus
---------------------------------------------------- ---------------------------------------------------------------
ERISA Eligible:                                      Yes, subject to the publicly offered securities exemption
---------------------------------------------------- ---------------------------------------------------------------


                            Information regarding the Down-MACRO Tradeable Certificates

         The following is information regarding the Down-MACRO tradeable certificates. We are not offering the
Down-MACRO tradeable certificates in this prospectus. We are merely providing information regarding the Down-MACRO tradeable certificates because of its important relationship to the Up-MACRO tradeable certificates.

---------------------------------------------------- ---------------------------------------------------------------
Down-MACRO Tradeable Trust:                          Fiserv CSW Los Angeles Home Price Index Down-MACRO Tradeable
                                                     Trust, Series 2004-1
---------------------------------------------------- ---------------------------------------------------------------
Down-MACRO Holding Trust:                            Fiserv CSW Los Angeles Home Price Index Down-MACRO Holding
                                                     Trust, Series 2004-1
---------------------------------------------------- ---------------------------------------------------------------
Depositor:                                           MACRO Securities Depositor, LLC
---------------------------------------------------- ---------------------------------------------------------------
Counterparty to the Down-MACRO Holding Trust under   Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding
the Forward Contracts and Swap Agreement:            Trust, Series 2004-1
---------------------------------------------------- ---------------------------------------------------------------
Trustee of the Down-MACRO Tradeable Trust:           ___________
---------------------------------------------------- ---------------------------------------------------------------
Trustee of the Down-MACRO Holding Trust:             ___________
---------------------------------------------------- ---------------------------------------------------------------
Collateral Agent:                                    ___________
---------------------------------------------------- ---------------------------------------------------------------
Trustee Fee:                                         ___% per annum
---------------------------------------------------- ---------------------------------------------------------------
Primary Trust Assets of the Down-MACRO Tradeable     Fiserv CSW Los Angeles Home Price Index Down-MACRO Holding
Trust:                                               Certificates, Series 2004-1
---------------------------------------------------- ---------------------------------------------------------------
Primary Trust Assets of the Down-MACRO Holding       United States Treasury obligations, rights under the swap
Trust:                                               agreement and rights under the forward contracts
---------------------------------------------------- ---------------------------------------------------------------
Closing Date:                                        _________ __, 200_
---------------------------------------------------- ---------------------------------------------------------------
Underlying Value of the Down-MACRO Holding Trust:    $_____ on closing date; thereafter, decreases by
                                                     approximately [$____ for each 1 point rise in the Fiserv CSW
                                                     Los Angeles Home Price Index above its starting level and
                                                     increases by approximately $_____ for each 1 point] decline in the Fiserv CSW Los Angeles Home Price Index below its
                                                     starting level
---------------------------------------------------- ---------------------------------------------------------------
Starting Level of the Fiserv CSW Los Angeles Home    ___________
Price Index:
---------------------------------------------------- ---------------------------------------------------------------
Initial Aggregate Certificate Amount:                $__________
---------------------------------------------------- ---------------------------------------------------------------
Quarterly Distribution Dates:                        __th day of each _____, ______, _______ and _______
---------------------------------------------------- ---------------------------------------------------------------
First Quarterly Distribution Date:                   _______, 200_
---------------------------------------------------- ---------------------------------------------------------------
Final Scheduled Termination Date:                    _______, 200_
---------------------------------------------------- ---------------------------------------------------------------
Quarterly Distributions:                             Made on each distribution date; Depends upon the underlying value of the Down-MACRO holding trust
---------------------------------------------------- ---------------------------------------------------------------
Final Distribution:                                  Made on the earliest to occur of the final scheduled
                                                     termination date, an early termination date or a redemption date; depends upon the underlying value of the Down-MACRO
                                                     holding trust on the last index calculation day before the final distribution is made
---------------------------------------------------- ---------------------------------------------------------------
Termination Triggers:                                Index ceases to be published; one of the tradeable trusts or paired holding trusts becomes an investment company;
                                                     bankruptcy or insolvency of a tradeable trust or paired
                                                     holding trust; credit or transaction losses exceed $_____
---------------------------------------------------- ---------------------------------------------------------------
Paired Optional Redemption:                          Yes; pairs of Down-MACRO tradeable certificates and Up-MACRO tradeable certificates in a certificate amount constituting a creation unit must be delivered
---------------------------------------------------- ---------------------------------------------------------------
Down-MACRO Initiated Redemption:                     Yes; Down-MACRO tradeable certificates can be redeemed by
                                                     paying the Down-MACRO Initiated Redemption Premium
---------------------------------------------------- ---------------------------------------------------------------
Down-MACRO Initiated Redemption Premium:             15% of the certificate amount being redeemed
---------------------------------------------------- ---------------------------------------------------------------
Anticipated Ratings:                                 ______, limited as described in the Down-MACRO tradeable
(Moody's/Standard & Poor's):                         certificate prospectus
---------------------------------------------------- ---------------------------------------------------------------
ERISA Eligible:                                      Yes, subject to the publicly offered securities exemption
---------------------------------------------------- ---------------------------------------------------------------

                               Prospectus Summary

         This summary highlights information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the "Risk Factors" and "Forward-Looking Statements" sections, before making an investment decision.

The Issuer

         The Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Trust, Series 2004-1, which is referred to in this prospectus as the "Up-MACRO tradeable trust," will issue $____ Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Certificates, Series 2004-1, or "Up-MACRO tradeable certificates." The Up-MACRO tradeable trust is a ___ trust which was created on _________, 2004.

         For more information on the Up-MACRO tradeable trust, see "Formation of the Up-MACRO Tradeable Trust and the Up-MACRO Holding Trust" in this prospectus.

Securities Offered

         On or about _____, 200_, or the "closing date," the trustee will deposit the net proceeds of the sale of the Up-MACRO tradeable certificates into the Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Trust, Series 2004-1, or the "Up-MACRO holding trust," in exchange for multiple Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Certificates, Series 2004-1, or the "Up-MACRO holding certificates," issued by the Up-MACRO holding trust. All distributions on the Up-MACRO holding certificates will be deposited into a distribution account of the Up-MACRO tradeable trust and passed through to each holder of an Up-MACRO tradeable certificate. A portion of the Up-MACRO holding certificates issued by the Up-MACRO holding trust will be held by a party other than the Up-MACRO tradeable trust.

         The trustee for the Up-MACRO holding trust will apply the net proceeds of the sale of the Up-MACRO holding certificates to purchase United States Treasury obligations, or "treasuries," maturing on or before the next quarterly distribution date. On each distribution date, except for the last distribution date, the trustee will reinvest the proceeds from the maturing treasuries in new treasuries, which mature on or before the next distribution date.

         The Up-MACRO holding trust will enter into a swap agreement and forward contracts with the Fiserv CSW Los Angeles Home Price Index Down-MACRO Holding Trust, Series 2004-1, or the "Down-MACRO holding trust." We refer to the Down-MACRO holding trust and the Up-MACRO holding trust collectively as the "paired holding trusts." In accordance with the terms of the swap agreement, the Up-MACRO holding trust will be entitled to receive from, or be required to pay a portion of its available earnings to, the Down-MACRO holding trust based on fluctuations in the Fiserv CSW Los Angeles Home Price Index, which we refer to as the "LA CSW Home Price Index. " The final distribution on the Up-MACRO holding certificates will be determined by the settlement payments that the Up-MACRO holding trust will be required to make, or be entitled to receive, under the forward contracts. The settlement payments will be based on fluctuations in the LA CSW Home Price Index. The Up-MACRO tradeable trust will pass through to the holders of its Up-MACRO tradeable certificates, all quarterly and final distributions it receives on the Up-MACRO holding certificates.

         For more information on the Up-MACRO holding trust and payments under the swap agreement and the forward contracts, see "Description of the Up-MACRO Tradeable Certificates--Quarterly Distributions."

The Down-MACRO Tradeable Trust

         Concurrently with the formation of the Up-MACRO tradeable trust, we will also form the Fiserv CSW Los Angeles Home Price Index Down-MACRO Tradeable Trust, Series 2004-1, or the "Down-MACRO tradeable trust." The Down-MACRO tradeable trust will issue the Fiserv CSW Los Angeles Home Price Index Down-MACRO Tradeable Certificates, Series 2004-1, which we refer to as the "Down-MACRO tradeable certificates." On the closing date, the Down-MACRO tradeable trust will purchase multiple Fiserv CSW Los Angeles Home Price Index Down-MACRO Holding Certificates, Series 2004-1, or the "Down-MACRO holding certificates," issued by the Down-MACRO holding trust. We refer to the Down-MACRO holding certificates and the Up-MACRO holding certificates collectively as the "paired holding certificates." The Down-MACRO holding trust will act as the counterparty to the Up-MACRO holding trust under the swap agreement and the forward contracts. More information about the Down-MACRO tradeable trust and the Down-MACRO tradeable certificates is contained in the prospectus, dated as of ______, 2004, relating to those certificates. The Down-MACRO tradeable certificates issued will have an aggregate certificate amount equal to the aggregate certificate amount of the Down-MACRO holding certificates deposited in the Down-MACRO tradeable trust.

The Trustee

         _______ will act as trustee for the Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO tradeable trust and the Down-MACRO holding trust pursuant to four separate trust agreements. The trustee will be responsible for, among other things, the purchase of new treasuries on each distribution date, preparing and distributing reports to certificateholders, publishing the underlying value of the Up-MACRO holding trust and making distributions to holders of the Up-MACRO tradeable certificates. You may inspect the trust agreements at the office of the trustee during regular business hours [upon two business days' prior notice] at ________.

         For more information on the trustee and its responsibilities under the trust agreements, see "Description of the Trust Agreements" in this prospectus.

The Index

         The distributions made by the Up-MACRO holding trust will be based on the LA CSW Home Price Index. The LA CSW Home Price Index tracks the price movements of single-family homes in the City and County of Los Angeles, California and is based on sales of single-family homes from all price levels. The LA CSW Home Price Index has been continuously published by CSW since _______. The LA CSW Home Price Index will be calculated and the results will be officially published quarterly on the __th of ____, ____, ____ and ____. We refer to the dates on which the index is calculated as "index calculation days." The index calculation days will occur prior to each distribution date.

         Fluctuations in the LA CSW Home Price Index will determine the underlying value of the Up-MACRO holding trust, and distributions on the Up-MACRO holding certificates and pass-through distributions on the Up-MACRO tradeable certificates will be based on this underlying value. If the level of the LA CSW Home Price Index increases, the underlying value of the Up-MACRO holding trust will also increase. Conversely, if the level of the LA CSW Home Price Index decreases, the underlying value of the Up-MACRO holding trust will also decrease.

         For more information on the LA CSW Home Price Index, the calculation of the LA CSW Home Price Index and its historical performance, see "Description of the Index" in this prospectus.

The Assets of the Up-MACRO Tradeable Trust

         The assets of the Up-MACRO tradeable trust will consist of:

         o a number of Up-MACRO holding certificates issued by the Up-MACRO holding trust, as described under "Description of the UP-MACRO Tradeable Trust Assets--Up-MACRO Holding Certificates";

         o the distribution account created under the Up-MACRO tradeable trust agreement into which all distributions received on the Up-MACRO holding certificates will be deposited prior to being distributed on each distribution date; and

         o the certificate account created under the Up-MACRO tradeable trust agreement into which all Up-MACRO holding certificates purchased by the Up-MACRO tradeable trust will be deposited.

     For more information on the assets of the Up-MACRO tradeable trust, see "Description of the Up-MACRO Tradeable Trust Assets" in this prospectus.

The Assets of the Up-MACRO Holding Trust

         The  assets of the Up-MACRO holding trust will consist of:

         o United States Treasury obligations of the type described under "Description of the Up-MACRO Holding Trust Assets--United States Treasury Obligations" and investment earnings on those treasuries;

         o the Up-MACRO holding trust's rights under the swap agreement, as described under "Description of the Up-MACRO Holding Trust Assets--The Swap Agreement;"

         o the Up-MACRO holding trust's rights under the forward contracts, as described under "Description of the Up-MACRO Holding Trust Assets--The Forward Contracts;"

         o a distribution account created under the Up-MACRO holding trust agreement into which all distributions to holders of Up-MACRO holding certificates will be deposited prior to each distribution; and

         o a certificate account created under the Up-MACRO holding trust agreement into which all investment earnings on the treasuries and all amounts received under the swap agreement and the forward contracts are deposited prior to being distributed to the holders of the Up-MACRO holding certificates or used to pay the fees and expenses of the Up-MACRO holding trust.

         All treasuries purchased on behalf of the Up-MACRO holding trust on the closing date or on any distribution date must mature no later than the business day preceding the next scheduled distribution date. On each distribution date, except for a final distribution date, the trustee will reinvest the proceeds from the liquidation of the matured treasuries in new treasuries in the amount described under "Description of the Up-MACRO Tradeable Certificates--Quarterly Distributions" in this prospectus. The assets in the Down-MACRO holding trust will also be invested in treasuries. The obligations of the Down-MACRO holding trust to the Up-MACRO holding trust under the swap agreement and the forward contracts will be secured by the treasuries on deposit in those trusts.

         For a more detailed description of the assets of the Up-MACRO holding trust, see "Formation of the Up-MACRO Tradeable Trust and the Up-MACRO Holding Trust" in this prospectus.

         On each distribution date, the Up-MACRO holding trust will either make a payment to, or receive a payment from, the Down-MACRO holding trust under the "swap agreement" entered into on the closing date by the Up-MACRO holding trust with the Down-MACRO holding trust, based on the underlying value of the Up-MACRO holding trust on the last index calculation day preceding the current distribution date. For more information on the formula used to calculate payments under the swap agreement, see "Description of the Up-MACRO Holding Trust Assets--The Swap Agreement."

         On any final distribution date, the Up-MACRO holding trust will make payments to, or receive payments from, the Down-MACRO holding trust under the "forward contracts" entered into on the closing date by the Up-MACRO holding trust with the Down-MACRO holding trust, based on the underlying value of the Up-MACRO holding trust on the last index calculation day preceding that final distribution date. For more information on the formula used to calculate the settlement payments under the Forward Contracts, see "Description of the Up-MACRO Holding Trust Assets--The Forward Contracts."

Quarterly Distributions

         On the __th day of ____, ____, ____ and ____ in each year, beginning in __________ 2005, the Up-MACRO holding trust will make quarterly distributions to the Up-MACRO tradeable trust, as a holder of Up-MACRO holding certificates. Payments under the swap agreement and quarterly distributions to the Up-MACRO tradeable trust from the Up-MACRO holding trust will be based on the underlying value of the Up-MACRO holding trust on the last index calculation day preceding the current distribution date. We refer to each period beginning on a distribution date and ending on the day prior to the next distribution date as a "calculation period."

         As of any distribution date, the "available earnings" of the Up-MACRO holding trust will be equal to:

         o the proceeds received upon the maturity of all of the treasuries deposited in the Up-MACRO holding trust; minus

         o the fees and expenses incurred by the Up-MACRO holding trust during the preceding calculation period; minus

         o an amount equal to the aggregate certificate amount of the Up-MACRO holding certificates, which must be reinvested by the trustee in new treasuries on that distribution date, or if that distribution date is a Final Distribution Date, used to make the required payments under the forward contracts being settled on that distribution date, as described under "Description of the Up-MACRO Holding Trust Assets--The Forward Contracts" in this prospectus.

         If the net proceeds of the treasuries on deposit in either of the paired holding trusts on any distribution date are equal to or less than the aggregate certificate amount of the certificates issued by that trust, then all such funds must be reinvested in treasuries and that paired holding trust will not be required to make any payments under the swap agreement. If the net proceeds of the treasuries on any distribution date are equal to or less than the aggregate certificate amount of the Up-MACRO holding certificates, then the Up-MACRO holding trust will make a quarterly distribution on its certificates only if it is entitled to receive a portion of the available earnings of the Down-MACRO holding trust. See "Risk Factors--You may lose your entire investment in the Up-MACRO certificates; there is no guarantee as to the amount of each quarterly distribution and the final distribution" in this prospectus.

         On each distribution date, including the final distribution date, the Up-MACRO holding trust will distribute to each Up-MACRO holding certificates an amount equal to:

         o    the sum of:

              - an amount equal to the portion of the available earnings accrued on the treasuries in the Up-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to retain under the swap agreement, plus

              - an amount equal to that portion, if any, of the available earnings accrued on the treasuries in the Down-MACRO holding trust that the Up-MACRO holding trust is entitled to receive under the swap agreement, multiplied by

         o    a fraction:

              - the numerator of which equals the certificate amount of Up-MACRO holding certificates held by that holder; and

              - the denominator of which equals the aggregate certificate amount of the Up-MACRO holding certificates.

         We refer to this amount as a "quarterly distribution." The Up-MACRO holding trust quarterly distribution from the Up-MACRO holding trust will be deposited into the distribution account of the Up-MACRO tradeable trust.

         On such distribution date, the trustee will distribute to each holder of an Up-MACRO tradeable certificate, an amount equal to:

         o the sum of all amounts on deposit in the distribution account of the Up-MACRO tradeable trust on that distribution date, multiplied by

         o a fraction, the numerator of which is the certificate amount of the Up-MACRO tradeable certificates held by that holder and the denominator of which is the aggregate certificate amount of all of the Up-MACRO tradeable certificates outstanding on that distribution date.

Final Distribution

         Each holder of an Up-MACRO tradeable certificate will receive a final distribution on the earliest to occur of:

         o    ________, 200_, or the final scheduled termination date;

         o an early termination date, following the occurrence of a termination trigger; and

         o a redemption date for a paired optional redemption or an initiated redemption that was initiated by a holder of the Up-MACRO holding certificates.

         In the case of a redemption, only the holders redeeming their certificates will receive a final distribution. We also collectively refer to the final scheduled termination date, any early termination date and a redemption date as "final distribution dates."

         On a final distribution date, the Up-MACRO holding trust will settle the forward contracts entered into with the Down-MACRO holding trust and make a final distribution to the holders of the Up-MACRO holding certificates. The final distribution on the Up-MACRO holding certificates allocable to the Up-MACRO tradeable trust will be deposited into the distribution account of the Up-MACRO tradeable trust and passed through to holders of the Up-MACRO tradeable certificates.

         The final distribution from the Up-MACRO holding trust will depend on the payments the Up-MACRO holding trust will be required to make to, or be entitled to receive from, the Down-MACRO holding trust under the forward contracts. The payments under the forward contracts will be based on the underlying value of the Up-MACRO holding trust on the index calculation day preceding the distribution date on which that final distribution is made.

         On the Final Distribution Date, each holder of Up-MACRO holding certificates, including the Up-MACRO tradeable trust, will receive an amount equal to the sum of:

         o    its quarterly distribution for that distribution date; plus

         o an amount equal to the underlying value of the Up-MACRO holding trust; multiplied by

         o a fraction, the numerator of which equals the certificate amount of that holder's Up-MACRO holding certificates, and the denominator of which equals the aggregate certificate amount of all outstanding Up-MACRO holding certificates.

         We refer to this amount as the "final distribution." On any redemption date on which a portion of the Up-MACRO holding certificates are redeemed, only forward contracts in an aggregate notional amount equal to the certificate amount of the Up-MACRO holding certificates being redeemed will be settled and only the proceeds of the treasuries allocable to those forwards contracts will be distributed by the Up-MACRO holding trust to the Up-MACRO tradeable trust.

         The final distribution from the Up-MACRO holding trust will be deposited into the distribution account of the Up-MACRO tradeable trust and the tradeable trust will pass through that final distribution to the holders of its Up-MACRO tradeable certificates who directed the redemption.

Calculation of Underlying Value

         Quarterly and final distributions on the Up-MACRO tradeable certificates on each distribution date will be based on the underlying value of the Up-MACRO holding trust on the last index calculation day prior to that distribution date. Each Up-MACRO tradeable certificate will be entitled to its proportionate share of the amount described in the preceding sentence.

         The underlying value of the Up-MACRO holding trust on any date of determination will equal, if the ending level of the LA CSW Home Price Index on the last index calculation day prior to that date was above the starting level, an amount equal to:

         o the Up-MACRO asset amount for the relevant calculation period, plus

         o an amount equal to the aggregate certificate amount of the Down-MACRO holding certificates multiplied by the "index level percentage change," which is defined as the absolute value of (i) the ending level minus the starting level divided by (ii) the starting level.

         The underlying value of the Up-MACRO holding trust on any date of determination will equal, if the ending level of the LA CSW Home Price Index on the last index calculation day prior to that date was below its starting level, an amount equal to:

         o the Up-MACRO asset amount for the relevant calculation period, minus

         o an amount equal to the aggregate certificate amount of the Up-MACRO holding certificates multiplied by the index level percentage change.

         The underlying value of the Up-MACRO holding trust on any date of determination will equal, if the ending level of the LA CSW Home Price Index on the last index calculation day prior to that date was equal to its starting level, the Up-MACRO asset amount for the related calculation period.

         The "Up-MACRO asset amount" is, for any calculation period, an amount equal to the aggregate principal amount of the treasuries on deposit in the Up-MACRO holding trust on the first day of that calculation period. When we refer to the "principal amount" of any of the treasuries, we mean the purchase price at which the trustee acquired each treasury on behalf of the Up-MACRO holding trust.

         On each distribution date, the trustee will calculate the underlying value of the Up-MACRO holding trust by ___ p.m., New York City time and post that underlying value on its website. The trustee will also post the share of that underlying value that is allocable to one Up-MACRO tradeable certificate in the minimum denomination of $_________. On any distribution date, the proportionate share of the underlying value of the Up-MACRO holding trust allocable to each holder of a tradeable certificate will be equal to:

         o the underlying value of the Up-MACRO holding trust on the index calculation day prior to that distribution date, multiplied by

         o a fraction, the numerator of which is the certificate amount of the Up-MACRO holding certificates beneficially owned by that tradeable certifciateholder and the denominator of which is the aggregate certificate amount of all of the Up-MACRO holding certificates outstanding on that distribution date.

         For a more detailed description of the calculation of underlying value, see "Description of the Up-MACRO Tradeable Certificates--Calculation of Underlying Value" in this prospectus.

Paired Optional Redemption

         Prior to any distribution date, one or more certificateholders may present to the trustee for redemption Up-MACRO and Down-MACRO tradeable certificates that represent one or more creation units of paired holding certificates. A "creation unit" of paired holding certificates consists of Up-MACRO and Down-MACRO holding certificates in a ratio of _____ Up-MACRO holding certificates to ____ Down-MACRO holding certificates and represents a combined aggregate certificate amount at least equal to $____. On the following distribution date, which we refer to as a "paired optional redemption date" or a "redemption date," a certificateholder that is redeeming its Up-MACRO tradeable certificates as part of the paired optional redemption will receive an amount equal to:

         o    its quarterly distribution for that distribution date, plus

         o the underlying value of the Up-MACRO holding trust allocable to the Up-MACRO holding certificates being redeemed, minus a portion of the applicable redemption transaction fee allocable to those certificates, multiplied by

         o a fraction, the numerator of which equals the certificate amount of that holder's Up-MACRO tradeable certificates and the denominator of which equals the aggregate certificate amount of all Up-MACRO tradeable certificates being redeemed.

         The redeeming holders of Down-MACRO tradeable certificates will receive a similarly calculated amount in redemption of their certificates.

         Following the paired optional redemption, the trustee will record a reduction of the aggregate certificate amount of the Up-MACRO holding certificates and the Up-MACRO tradeable certificates that are outstanding by deducting the certificate amount of the Up-MACRO holding certificates and Up-MACRO tradeable certificates that were redeemed. Following the paired optional redemption, the aggregate certificate amount of the Up-MACRO tradeable certificates will continue to equal the aggregate certificate amount of the Up-MACRO holding certificates.

         For more information on paired optional redemptions, see "Description of the Up-MACRO Tradeable Certificates--Paired Optional Redemption" in this prospectus.

Initiated Redemption

         Prior to any distribution date, a holder of Up-MACRO tradeable certificates may direct the redemption of Up-MACRO holding certificates deposited in the Up-MACRO tradeable trust, without the consent or participation of any holders of Down-MACRO holding certificates or Down-MACRO tradeable certificates. We refer to this type of redemption as an "initiated redemption." Up-MACRO holding certificates may be redeemed in an initiated redemption in minimum certificate amounts of not less than $____. A holder of Up-MACRO tradeable certificates may direct the redemption of Up-MACRO holding certificates in a certificate amount equal to the certificate amount of that holder's Up-MACRO tradeable certificates. The Up-MACRO tradeable trust will receive on the next distribution date, which we refer as an "initiated redemption date" or a "redemption date," a final distribution equal to:

         o    its quarterly distribution for that distribution date, plus

         o    the product of:

              - underlying value of the Up-MACRO holding trust on the last index calculation day prior to the initiated redemption date, multiplied by

              - a fraction, the numerator of which equals the certificate amount of the Up-MACRO holding certificates in the Up-MACRO tradeable trust that are being redeemed, and the denominator of which equals the aggregate certificate amount of all Up-MACRO holding certificates outstanding on the prior distribution date, multiplied by

         o 100% minus the "Up-MACRO initiated redemption percentage," equal to 15%.

The trustee will distribute the final distribution made by the Up-MACRO holding trust to the Up-MACRO tradeable trust to the holders of the Up-MACRO tradeable certificates who directed the initiated redemption in redemption of their tradeable certificates.

         On the same distribution date on which the Up-MACRO tradeable certificates are redeemed, a distribution will be made to each holder of a Down-MACRO holding certificate in an amount equal to its proportionate share of:

         o the underlying value of the Down-MACRO holding trust on the last index calculation day prior to the initiated redemption date, multiplied by

         o a fraction the numerator of which is the certificate amount of the Up-MACRO holding certificates being redeemed, and the denominator of which is the aggregate certificate amount of the Up-MACRO holding certificates on the prior distribution date, plus

         o an amount, which we refer to as the "Up-MACRO initiated redemption premium," equal to:

              - the underlying value of the Up-MACRO holding trust on the last index calculation day prior to the initiated redemption date; multiplied by

              -    the Up-MACRO initiated redemption percentage.

         Following the distribution of this amount to the Down-MACRO holding certificates, the aggregate certificate amount of the Down-MACRO holding certificates will be decreased by an amount equal to the certificate amount of the Up-MACRO holding certificates being redeemed.

         Each holder of Down-MACRO holding certificates, including the holders of Down-MACRO tradeable certificates who are the beneficial owners of Down-MACRO holding certificates, may direct the redemption of the Down-MACRO holding certificates in an Initiated Redemption. In an Initiated Redemption directed by holders of Down-MACRO holding certificates, each Up-MACRO tradeable certificate will receive its proportionate share of an initiated redemption premium equal to 15% of the underlying value of the Down-MACRO holding trust. Each Up-MACRO tradeable certificate will also receive its proportionate share of the underlying value of the Up-MACRO holding trust and will be partially redeemed in an amount equal to the certificate amount of the Down-MACRO holding certificates that were redeemed, multiplied by a fraction where the numerator is the certificate amount of that Up-MACRO tradeable certificate and the denominator is the aggregate certificate amount of all Up-MACRO tradeable certificates outstanding prior to the redemption.

         For more information on initiated redemptions, see "Description of the Up-MACRO Tradeable Certificates--Initiated Redemption" in this prospectus.

Termination Triggers

         On the distribution date following the occurrence of certain events, which are referred to in this prospectus as "termination triggers," the forward contracts and swap agreement will automatically terminate and the Up-MACRO and Down-MACRO holding trusts will make a final distribution on the paired MACRO holding certificates. Upon obtaining knowledge or receiving notice of the occurrence of any of the following events, the trustee will give prompt notice of that event to each certificateholder:

         o either of the paired holding trusts or the Up-MACRO tradeable trust becomes an "investment company" required to register under the Investment Company Act of 1940, as amended;

         o the trustee determines that the LA CSW Home Price Index is no longer available and that no substitute index can be used in its place;

         o the bankruptcy or insolvency of either of the paired holding trusts or the institution of voluntary or involuntary proceedings against either paired holding trust;

         o the bankruptcy or insolvency of the Up-MACRO tradeable trust or the institution of voluntary or involuntary proceedings against the trust; or

         o the incurrence of credit and/or transactional losses on the treasuries in either of the paired holding trusts in excess of $_____.

         Following the occurrence of a termination trigger, the trustee will concurrently redeem the Up-MACRO holding certificates and the Down-MACRO holding certificates and terminate the paired holding trusts on the next distribution date, which we refer to as an "early termination date." The Up-MACRO tradeable trust will also terminate, and prior to its termination, it will make a final pass-through distribution to the holders of its Up-MACRO tradeable certificates of the final distribution it received from the Up-MACRO holding trust.

         See "Description of the Up-MACRO Tradeable Certificates--Final Distribution" in this prospectus for more information about early termination dates.

Denominations; Form of Certificates

         Beneficial interests in the Up-MACRO tradeable certificates may be purchased in minimum denominations of $____ and multiples of $____ in excess of that amount.

Ratings

         The Up-MACRO tradeable trust will issue the Up-MACRO tradeable certificates only if the Up-MACRO tradeable certificates receive a rating of "AAA" or "Aaa" or its equivalent by Standard & Poor's Ratings Services and Moody's Investors Service, Inc., respectively.

         The rating of the Up-MACRO tradeable certificates will address the likelihood that the Up-MACRO tradeable trust will make the distributions on its Up-MACRO tradeable certificates in accordance with the contractual terms of the trust agreement under which the Up-MACRO tradeable certificates were issued. This rating will be based primarily on the credit quality of the treasuries that will be deposited in the Up-MACRO holding trust and the Down-MACRO holding trust. The rating will not address the performance of the LA CSW Home Price Index or the likelihood that a certificateholder will receive any specified amount of quarterly or final distributions on the Up-MACRO tradeable certificates. The rating, if any, that a rating agency may assign to the Down-MACRO tradeable certificates will bear no relevance to the credit quality of the Up-MACRO tradeable certificates.

         A rating is not a recommendation to buy, sell or hold an Up-MACRO tradeable certificate and may be subject to revision or withdrawal at any time by either rating agency.

[Listing]

         [Application will be made to list the Up-MACRO tradeable certificates on the _____ Exchange under they symbol "____." See "Description of the Up-MACRO Tradeable Certificates--Listing" in this prospectus.]

Tax Status

         For a description of the federal income tax implications related to the Up-MACRO tradeable certificates, see "Material United States Federal Income Tax Consequences" in this prospectus.

ERISA Considerations

         The underwriters anticipate that the Up-MACRO tradeable certificates will meet the criteria of "publicly offered securities" pursuant to the Plan Assets Regulation issued by the Department of Labor.

         Although no assurances can be given, we expect that:

         o there will be no restrictions imposed on the transfer of the Up-MACRO tradeable certificates;

         o the Up-MACRO tradeable certificates will be held by at least 100 independent investors at the conclusion of this offering; and

         o the Up-MACRO tradeable certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

         If any class of the certificates fails to meet the criteria of publicly-offered securities, the assets of the issuing trust may be deemed to include assets of plans that invested in that trust. In that event, transactions involving such assets and parties in interest or disqualified persons with respect to such plans will be prohibited under ERISA and the Internal Revenue Code, unless another exception to the Plan Assets Regulation is applicable or a statutory or administrative exemption is applied.

         For a detailed discussion of certain ERISA-related considerations with respect to an investment in the Up-MACRO tradeable certificates, see "Certain ERISA Considerations" in this prospectus.

CUSIP, Common Code and ISIN

         The CUSIP number, Common Code and International Securities Identification Number, or ISIN, assigned to the Up-MACRO tradeable certificates are as follows:


CUSIP No.:  ________
Common Code: ________
ISIN: ________

                                  RISK FACTORS

         An investment in the Up-MACRO tradeable certificates involves significant risks. You should carefully review the following information before making an investment decision. Whenever we refer to the "Up-MACRO certificates" in the risk factors that follow, you should note that we are discussing a risk that applies to both the Up-MACRO holding certificates and the Up-MACRO tradeable certificates.

YOU MAY LOSE YOUR ENTIRE INVESTMENT IN THE UP-MACRO CERTIFICATES; THERE IS NO GUARANTEE AS TO THE AMOUNT OF EACH QUARTERLY DISTRIBUTION AND THE FINAL DISTRIBUTION.

         The only distributions that you will receive on your Up-MACRO holding certificates will be (i) quarterly distributions of the available earnings on deposit in the Up-MACRO holding trust on each distribution date after it has made or received the required swap payment under the swap agreement, and (ii) a final distribution of the assets on deposit in the Up-MACRO holding trust after it has made or received the required settlement payment under the forward contracts on the final scheduled termination date, an early termination date or a redemption date. Each of these dates is also sometimes called a final distribution date. The Up-MACRO holding trust will make each quarterly and final distribution to the Up-MACRO tradeable trust, as the holder of Up-MACRO holding certificates and the Up-MACRO tradeable trust will pass through the distribution to you and the other holders of its Up-MACRO tradeable certificates.

         The amount of the quarterly distribution on each distribution date will depend upon the amount of investment income realized by the paired holding trusts on their treasuries and on the underlying value of the Up-MACRO holding trust on the index calculation day preceding that distribution date. If the underlying value of the Up-MACRO holding trust on any distribution date is lower than its original underlying value, the Up-MACRO will be required to pay a portion or all of its available investment earnings to the Down-MACRO holding trust under the swap agreement, instead of distributing those earnings to certificateholders. Only investment earnings that are in excess of the fees and expenses of each of the paired Up-MACRO and Down-MACRO holding trusts will be available for making payments under the swap agreement and for making distributions to certificateholders. In addition, if either of the paired holding trusts does not have sufficient investment earnings to pay its fees and expenses on any distribution date, it will be required to make up these shortfalls on future distribution dates prior to making payments under the swap agreement or quarterly distributions to certificateholders. If the fees and expenses of the Up-MACRO holding trust exceed its investment earnings during any period and the Up-MACRO holding trust is not entitled to a swap payment under the swap agreement, the Up-MACRO holding trust will not make any quarterly distribution on the next distribution date. Further, if the Up-Macro holding trust is entitled to a swap payment from the Down-MACRO holding trust, but the Down-MACRO holding trust does not have any available investment earnings, because its fees and expenses exceeded those earnings, it will not be required to make any swap payment to the Up-MACRO holding trust and the quarterly distribution made by the Up-MACRO holding trust will be reduced accordingly. As a result of the various factors discussed in this paragraph, your quarterly distributions may be reduced or eliminated on one or more distribution dates.

         The final distribution on your certificates will depend upon the underlying value of the Up-MACRO holding trust, which will in turn be calculated on the basis of the performance of the LA CSW Home Price Index. If the level of the index declines, the underlying value of the Up-MACRO holding trust will also decline proportionately, as described in this prospectus, while the underlying value of the paired Down-MACRO holding trust will increase by an equal amount. Conversely, if the level of the index increases, the underlying value of the Up-MACRO holding trust will also increase proportionately, while the underlying value of the paired Down-MACRO holding trust will decrease by an equal amount. When the forward contracts are settled on a final distribution date, one of the MACRO holding trusts will make a payment to the other holding trust such that the amount of funds on deposit in each trust is equal to their underlying value as of the last index calculation day. The Up-MACRO holding trust will make a final distribution on its Up-MACRO holding certificates after making or receiving the required settlement payment under the forward contracts. The underlying value of the Up-MACRO holding trust may decline to only a small percentage of the assets it holds on deposit or to zero as a result of a precipitous drop in the level of the LA CSW Home Price Index. If this occurs, you will receive a final distribution that is equal to only a small percentage of the certificate amount of your certificates or no final distribution and you will lose substantially all of your investment in your certificates.

THERE IS CURRENTLY NO MARKET FOR THE UP-MACRO CERTIFICATES, AND NO MARKET MAY DEVELOP.

         No market will exist for the Up-MACRO holding certificates or the Up-MACRO tradeable certificates prior to their issuance. We cannot guarantee that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of your certificates. The underwriter may, but will not be obligated to, make a market in the Up-MACRO and/or Down-MACRO holding certificates and the Up-MACRO and/or Down-MACRO tradeable certificates. The Up-MACRO holding certificates and the Up-MACRO tradeable certificates may experience price volatility due to the fact that there may be only limited number of prospective buyers willing to purchase the certificates at the time that an investor decides to sell its certificates. Price volatility may affect the price that you are able to obtain for your certificates and your ability to resell the certificates. Due to the foregoing considerations, you must be prepared to hold your certificates or until their final scheduled termination date.

FLUCTUATIONS IN THE UNDERLYING VALUE OF THE UP-MACRO HOLDING TRUST AND OTHER FACTORS MAY AFFECT THE MARKET PRICE OF YOUR CERTIFICATES.

         The market price of your certificates on any date may be determined by various factors, including, but not limited to their proportionate share of the underlying value of the Up-MACRO holding trust on that date, plus the investment earnings which would be distributed on your certificates on the next distribution date, as well as such factors such as the prevailing interest rate environment, investor expectations about the Los Angeles housing market and supply and demand for your certificates. The market price of your certificates may differ from their share of the underlying value of the Up-MACRO holding trust for many reasons, including, but not limited to, the following:

         o the expectation that the LA CSW Home Price Index will increase in the future may cause an increase in the market price of your certificates above their share of the underlying value of the Up-MACRO holding trust;

         o the expectation that the LA CSW Home Price Index will decrease in the future may cause a decrease in the market price of your certificates below their share of the underlying value of the Up-MACRO holding trust;

         o a lack of availability in the secondary markets of the Down-MACRO holding certificates or the Down-MACRO tradeable certificates, as applicable, which may cause you to have to pay a premium for those certificates in order to be able to effect a paired optional redemption; and

         o low investment earnings on the treasuries relative to the fees and expenses of the paired holding trusts and the Up-MACRO tradeable trust, which will decrease your quarterly distributions.

         Because your right to redeem your certificates in a paired optional redemption is limited, as described in this prospectus, you may be required, in order to liquidate your investment in your certificates, (i) to sell the certificates at their prevailing market price, which may be below their share of the underlying value of the Up-MACRO holding trust and, therefore, below what you would have received in a paired optional redemption, or (ii) to direct an initiated redemption and receive a final distribution that will be reduced by the initiated redemption premium to which the Down-MACRO holding trust is entitled under the forward contracts in the case of such a redemption.

AN INVESTMENT IN THE UP-MACRO CERTIFICATES MAY NOT RESEMBLE A DIRECT INVESTMENT IN THE HOMES THE VALUE OF WHICH THE INDEX MEASURES.

         The yield on your Up-MACRO certificates will depend primarily upon how long the certificates are outstanding and receiving quarterly distributions, the underlying value of the Up-MACRO holding trust on the date you receive the final distribution on your certificates and the relationship between the underlying value of the Up-MACRO holding trust and movements in the LA CSW Home Price Index. However, the yield on your certificates may be affected by a number of other factors, including:

         o One or both of the paired holding trusts may realize low investment earnings on their treasuries relative to their administrative fees and expenses and the trustee must apply a portion of the principal amount of the treasuries to cover those fees and expenses.

         o The Down-MACRO holding certificates or the Down-MACRO tradeable certificates, as applicable, may be trading at a premium and you must pay that premium in order to acquire them and be able to direct the Paired Optional Redemption of a creation unit of paired MACRO holding certificates.

         o Once the underlying value of the Up-MACRO holding trust is equal to 100% of its assets plus 100% of the assets in the Down-MACRO holding trust, the value of an investment in the Up-MACRO holding certificates or the Up-MACRO tradeable certificates cannot increase beyond this point, even if the value of the LA CSW Home Price Index continues to rise. Unless you sell or redeem your Up-MACRO certificates, you will be forced to hold them until their final scheduled termination date even though no additional yield can be realized on them (other than any quarterly distributions).

         o The only homes in the City and County of Los Angeles that are included in the calculation of the LA CSW Home Price Index during any quarter are single-family homes that have been sold both during that quarter and at least one other time since 19__; the index does not reflect the values of all single-family homes in the City and County of Los Angeles, assuming that anyone could objectively determined those values in a manner other than an arm's length sale.

         o CSW weights the value of some of the homes included in the index more or less than others as part of the iterative process that automatically searches for an index value that is in line with previous values determined for the index. As a result, the changes in the value of some homes are counted less in the calculation of the index than others, because they are assumed not to be representative of the general trend in home values. This assumption is built into the method of calculating the index.

         o The process of gathering and compiling the raw data used by CSW to calculate the index value depends upon accurate reporting by the parties to each sale transaction of the terms of that transaction, by accurate compiling of such data by the compiling services used by CSW and accurate inputting by CSW of the raw data into its computer programs. Each stage of this process is vulnerable to error.

         As a result of the foregoing factors, the yield on your Up-MACRO holding certificates or Up-MACRO tradeable certificates, as applicable, may not resemble the yield that an investor may have achieved had it invested directly in a hypothetical portfolio of homes that included all of the single-family homes the prices of which are used to calculate the LA CSW Home Price Index.

THE UP-MACRO HOLDING TRUST WILL MAKE DISTRIBUTIONS ON THE UP-MACRO HOLDING CERTIFICATES SOLELY FROM THE ASSETS DEPOSITED IN THE TRUST.

         The Up-MACRO holding trust will not have any assets or sources of funds other than the treasuries purchased with the proceeds of the sale of the Up-MACRO holding certificates and its rights under the swap agreement and forward contracts. The Up-MACRO holding trust will be the only entity obligated to make distributions on the Up-MACRO holding certificates. The Up-MACRO holding certificates will not be insured or guaranteed by us, MACRO Securities Research, LLC, the underwriters, the trustee or any of their respective affiliates. You will have no recourse to any of these persons or to any other person or entity if a MACRO holding trust has insufficient assets to make any quarterly distributions, any partial redemption distributions or a final distribution.

         Under the swap agreement and the forward contracts, the Up-MACRO holding trust will be entitled to all or a portion of the treasuries it holds on deposit and to all or a portion of the investment earnings on those treasuries. At any time when the level of the LA CSW Home Price Index is above its starting level, the Up-MACRO holding trust will also be entitled to a portion of the treasuries in the Down-MACRO holding and a portion of the Down-MACRO holding trust's investment earnings. The obligations of the Down-MACRO holding trust under the forward contracts are payable only from the assets on deposit in that trust, which will consist of the treasuries the trustee purchased on behalf of the trust with the proceeds of trust's Down-MACRO holding certificates. The Down-MACRO holding trust's obligations under the swap agreement are payable only from the investment earnings received by that trust on its treasuries during the relevant calculation period, less the Down-MACRO holding trust's fees and expenses.

         The entitlement of the Up-MACRO holding trust to its assets and a portion, if any, of the assets in the Down-MACRO holding trust will be based on, and will fluctuate with, its underlying value, which will, in turn, fluctuate based on the level of the LA CSW Home Price Index. Regardless of fluctuations in the underlying values of the paired holding trusts, no assets will be transferred between the trusts until the forward contracts are settled on a redemption date, an early termination date or the final scheduled termination date. The sole source of a final distribution or, if applicable, a partial redemption distribution, on the Up-MACRO holding certificates on any of these dates will be:

         o the portion of the principal component of the treasuries in the Up-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to retain under the forward contracts; plus

         o the portion of the principal component of the treasuries in the Down-MACRO holding trust, if any, which the Up-MACRO holding trust is entitled to receive under the forward contracts.

On any distribution date as of which the LA CSW Home Price Index is below its starting level, the Up-MACRO holding trust will be entitled to none of the assets or investment earnings in the Down-MACRO holding trust and only a portion of its own assets and investment earnings. If the LA CSW Home Price Index falls below __, the underlying value of the Up-MACRO holding trust will be equal to zero and it will be entitled to none of its own assets or investment earnings and none of the assets or investment earnings in the Down-MACRO holding trust. For so long as the index is at that level, you will not receive any Quarterly Distributions. Further, if the final distribution date occurs while the index is below _____, you will not receive any final distribution on your certificates.

THE UP-MACRO TRADEABLE TRUST WILL MAKE DISTRIBUTIONS ON THE UP-MACRO TRADEABLE CERTIFICATES SOLELY FROM ASSETS IT RECEIVES FROM THE UP-MACRO HOLDING TRUST.

         The Up-MACRO tradeable trust will not have any assets or sources of funds other the Up-MACRO holding certificates and any distributions it receives on those certificates. The Up-MACRO tradeable trust will be the only entity obligated to make distributions on the Up-MACRO certificates. The Up-MACRO tradeable certificates will not be insured or guaranteed by us, MACRO Securities Research, LLC, the underwriters, the trustee or any of their respective affiliates. You will have no recourse to any of these persons or to any other person or entity if the Up-MACRO tradeable trust has insufficient assets to make any quarterly distributions, any partial redemption distributions or a final distribution.

INVESTMENT EARNINGS ON THE TREASURIES MAY BE INSUFFICIENT TO MAKE QUARTERLY DISTRIBUTIONS.

         The assets on deposit in the paired holding trusts will consist entirely of treasuries that mature prior to each distribution date. Distribution dates will occur quarterly and each of the paired holding trusts must reinvest the proceeds of the matured treasuries in new treasuries that will earn investment income based on the interest rates prevailing at the time of reinvestment. If interest rates decline, the investment earnings of the Up-MACRO holding trust will decline and the amount of its quarterly distributions will decline as well. As a result you are exposed, as a holder of Up-MACRO holding certificates or Up-MACRO tradeable certificates, to interest rate risk on the treasuries. In addition, the paired holding trusts will be required to hold their treasuries to maturity, so if interest rates increase at any time during the period between distribution dates, you will not be able to benefit from these interest rate increases until the next distribution date.

         Each of the paired holding trusts must pay all of its fees and expenses on each distribution date, even if the amount remaining in either trust drops below the aggregate certificate amount of its outstanding MACRO holding certificates. If this occurs, the Up-MACRO holding trust will make reduced or no quarterly distributions on the current, as well as future, distribution dates. If prevailing interest rates remain low for an extended period of time, less investment income will be available to pay fees and expenses and as a result, little or no quarterly distributions may be made by the Up-MACRO holding trust on the Up-MACRO holding certificates. The Up-MACRO tradeable trust will pass through the reduced quarterly distributions, after deducting amounts necessary to pay its own fees and expenses. If no quarterly distribution is made by the Up-MACRO holding trust on any distribution date, you will not receive any quarterly distribution on your Up-MACRO holding certificates or your Up-MACRO tradeable certificates, as applicable.

THE RETURN ON YOUR CERTIFICATES IS UNCERTAIN.

         Your pre-tax return depends on several factors. Your pre-tax return on an investment in the Up-MACRO certificates will depend upon:

         o    the purchase price you paid for your certificates;

         o the amount of investment earnings the paired holding trusts receive on their treasuries;

         o the amount of quarterly distributions made by the Up-MACRO holding trust on your Up-MACRO holding certificates or passed through to your Up-MACRO tradeable certificates by the Up-MACRO tradeable trust;

         o    the length of time that your certificates are outstanding; and

         o the underlying value of the Up-MACRO holding trust on the index calculation day preceding the distribution date on which you receive the final distribution or any partial redemption distribution on your certificates.

         The underlying value of the Up-MACRO holding trust on a specified date is uncertain. The underlying value of the Up-MACRO holding trust will be calculated on each index calculation day by reference to the performance of the LA CSW Home Price Index. The formula for the calculation of the underlying value of the Up-MACRO holding trust is described in detail in this prospectus, but that underlying value on any date of determination will generally equal:

         o if the LA CSW Home Price Index level is equal to its starting level of _____, the principal amount of all of the treasuries in the Up-MACRO holding trust and none of the treasuries in the Down-MACRO holding trust;

         o if the LA CSW Home Price Index level is above its starting level, the principal amount of all of the treasuries in the Up-MACRO holding trust plus a portion of the principal amount of the treasuries in the Down-MACRO holding trust; and

         o if the LA CSW Home Price Index is below its starting level, none of the treasuries in the Down-MACRO holding trust and only that portion of the treasuries in the Up-MACRO holding trust to which the Down-MACRO holding trust is not entitled.

On any date of determination the Up-MACRO holding trust may be entitled to only a small percentage or none of the treasuries it holds on deposit and none of the treasuries in the Down-MACRO holding trust. If the underlying value of the Up-MACRO holding trust is zero on the date your Up-MACRO holding certificates or Up-MACRO tradeable certificates are redeemed, you will receive no final distribution.

         On any date of determination, the underlying value of the Up-MACRO holding trust will represent the portion of the assets in that trust which it would be entitled to retain (if any) plus the portion of the assets in the Down-MACRO holding trust which that trust would be entitled to receive (if any), if the forward contracts were settled on that date. Your share of the underlying value of the Up-MACRO holding trust will be based on the portion of the aggregate certificate amount of the Up-MACRO holding certificates or the Up-MACRO tradeable certificates, as applicable, that is represented by the certificate amount of your certificates and will equal, as of any date of determination, the amount that you would be entitled to receive as the final distribution on your certificates if that date of determination were the final distribution date.

         The final distribution on the Up-MACRO certificates will occur on the final distribution date, which may be an early termination date, a redemption date or the final scheduled termination date. The final distribution that the trustee will make with respect to each Up-MACRO holding certificate on the final distribution date will be equal to its proportionate share of the underlying value of the Up-MACRO holding trust. The final distribution that the trustee will make with respect to each Up-MACRO tradeable certificate will be equal to its proportionate share of the final distribution made on the Up-MACRO holding certificates owned by the Up-MACRO tradeable trust. If the Up-MACRO holding trust's underlying value has declined significantly or is equal to zero on the final distribution date, you will lose all or substantially all of your investment in the Up-MACRO certificates. Although you can never lose more than the amount of your investment in the Up-MACRO certificates, your losses may be relatively greater if you purchased your certificates at a premium over their proportionate share of the underlying value of the Up-MACRO holding trust.

         Fluctuations in the relative value of your investment in the Up-MACRO Certificates as a result of changes in the underlying value of the Up-MACRO holding trust will not be proportionate to fluctuations in the LA CSW Home Price Index. The price you paid for your certificates relative to the aggregate quarterly distributions, partial redemption distributions and the final distribution you receive on those certificates will determine your yield. However, unless you purchase your certificates at a time when both (i) the level of the LA CSW Home Price Index is equal to its starting level and (ii) the market price or offering price of your certificates is equal to their proportionate share of the underlying value of the UP-MACRO holding trust, (x) the magnitude of a change in the underlying value of the Up-MACRO holding trust relative to (y) the resulting change in the value of your investment may not be in the same proportion for you or for other certificateholders as (x) that change in underlying value relative to (y) the magnitude of the movement in the LA CSW Home Price Index which caused that change in underlying value. Descriptions in this prospectus of how a 1% fluctuation in the level of the LA CSW Home Price Index will consistently result in a proportionate ___% change in the underlying value of the Up-MACRO holding trust refer to changes in the underlying value of that trust relative to its original underlying value on the closing date. However, you and each other certificateholder, depending on the underlying value of the Up-MACRO holding trust when you and each other certificateholder purchased your certificates, will experience a different proportionate change in the value of your investment (and a different rate of return) for any given fluctuation in the level of the LA CSW Home Price Index.

         Quarterly distributions are based on the underlying value of the Up-MACRO holding trust. The paired holding trusts will earn investment income on their treasuries, equal to the difference between the purchase price of the treasuries and the proceeds received upon their maturity, less any related transaction costs. Under the swap agreement, however, each of the paired holding trusts will agree to pay all or a portion of its available earnings (equal to investment income on the treasuries, less the trust's fees and expenses) to the other paired MACRO holding trust on each distribution date based on the underlying value of each MACRO holding trust as of that distribution date. The underlying value is calculated as described in this prospectus and will be based on the level of the index on the index calculation day preceding that distribution date. A decrease in the underlying value of the Up-MACRO holding trust will result in a reduction in the amount of quarterly distributions made by the trust on the next distribution date. If the underlying value of the Up-MACRO holding trust remains below its original underlying value on successive distribution dates, because the LA CSW Home Price Index is below its starting point, the Up-MACRO holding certificates and Up-MACRO tradeable certificates will continue to receive only a portion of the available earnings in the Up-MACRO holding trust, while the remaining portion will be transferred to the Down-MACRO holding trust under the swap agreement.

         Your right to redeem your certificates is limited. The MACRO holding certificates may be redeemed in pairs of Up-MACRO and Down-MACRO holding certificates that constitute a creation unit, which means that they are in a ratio of [one] Up-MACRO holding certificate to [one] Down-MACRO holding certificate and in a combined minimum certificate amount of $___. A redemption of one or more creation units is called a paired optional redemption. The Up-MACRO tradeable certificates will be redeemed on any distribution date on which one or more certificateholders are able to redeem the underlying MACRO holding certificates. Holders of Up-MACRO tradeable certificates and Down-MACRO tradeable certificates must direct a paired optional redemption together or a holder of only Up-MACRO tradeable certificates must acquire Down-MACRO holding certificates or Down-MACRO tradeable certificates in the necessary certificate amount in order to effect a paired optional redemption by itself. If the Down-MACRO holding certificates are trading at a premium over their share of the underlying value of the Down-MACRO tradeable trust, the yield to the redeeming certificateholder will be less than if both of the MACRO holding certificates were at a price equal to their share of their trust's underlying value. If you do not hold Up-MACRO tradeable certificates in at least the minimum certificate amount of $___ or if you are unable to acquire Down-MACRO holding certificates or Down-MACRO tradeable certificates in a minimum certificate amount of $___, you will be unable to direct Up-MACRO and Down-MACRO holding certificates constituting one or more creation units and you will, therefore, not be able to direct a paired optional redemption.

         Up-MACRO holding certificates and Up-MACRO tradeable certificates may also be redeemed on any distribution date pursuant to an initiated redemption at the direction of the holder of only the Up-MACRO certificates. However, the final distribution you will receive if you initiate this kind of a redemption will be discounted by 15% of your share of the underlying value of the Up-MACRO holding trust, which is what you would have received if you had been able to effect a paired optional redemption. If an initiated redemption is directed by a holder of Down-MACRO holding certificates, your certificates will be partially redeemed. The certificate amount of your certificates will be reduced by your certificates' share of the partial redemption distribution made by your trust. Although you will receive an initiated redemption premium as part of your partial redemption distribution, such redemption may be effected at a time when the level of the Home Price Index is rising, such that you would have realized greater gains if your MACRO certificates had remained outstanding. Conversely, the level of the LA CSW Home Price Index at the time of such redemption may be at a level at which the underlying value of the Up-MACRO holding trust is low. In that case, if such underlying value increases in the future beyond the amount represented by the initiated redemption premium, you will be unable to realize the gains resulting from such future increases.

         If you are unable to satisfy the conditions for a paired optional redemption and choose not to initiate an initiated redemption, you must be prepared to hold your certificates until their final scheduled termination date or to sell them in the secondary market, if any exists, at the prevailing market price, which may be below their share of the underlying value of the Up-MACRO holding trust. If you cannot sell your certificates in the secondary market at a favorable price and you are unable or unwilling to redeem the certificates, you may be prevented from realizing gains resulting from an increase in the level of the LA CSW Home Price Index above its starting level or be forced to continue to incur increasing losses as the LA CSW Home Price Index continues to decline and the underlying value of the Up-MACRO holding trust decreases proportionately.

         The Up-MACRO tradeable trust may terminate early. The Up-MACRO tradeable trust may terminate prior to the final scheduled termination date for the Up-MACRO tradeable certificates as a result of the occurrence of one of the termination triggers described in this prospectus. Following the occurrence of a termination trigger, the trustee will terminate the Up-MACRO tradeable trust and will redeem the Up-MACRO tradeable certificates. This termination and redemption may occur before you have had an opportunity to realize the maximum yield on our certificates or to reduce your existing losses resulting from declines in the underlying value of the Up-MACRO holding trust. Furthermore, if the LA CSW Home Price Index moves in a direction that would have increased the underlying value of the Up-MACRO holding trust, you will no longer be able to benefit from that index movement.

         Your return on the Up-MACRO Certificates Is capped. Your return on the Up-MACRO certificates is limited by the amount of assets in the Down-MACRO holding trust[, which will be equal to $___ on the closing date. Regardless of how high the level of the LA CSW Home Price Index rises, the Up-MACRO holding trust will never be entitled to receive an amount greater than 100% of the assets in the Down-MACRO holding trust. Unless you are able to redeem your Up-MACRO holding certificates or your Up-MACRO tradeable certificates in a paired optional redemption, choose to redeem them at a discount in an initiated redemption or sell your certificates, you must hold your certificates to maturity even though the Up-MACRO holding trust has reached its maximum underlying value and no further increase in that value is possible. Further, even if you are able to realize the gains on your certificates by selling or redeeming them, you may then be unable to reinvest the proceeds of that sale or redemption in another investment instrument which will allow you to achieve the same return as the return you realized on your Up-MACRO certificates.

THERE ARE RISKS ASSOCIATED WITH THE ASSETS MEASURED BY THE LA CSW HOME PRICE INDEX.

         Fluctuations in the LA CSW Home Price Index will result from changes in the market value of the single-family homes in the City and County of Los Angeles, California. The LA CSW Home Price Index has experienced [significant] volatility over the past __ years. The following macroeconomic factors have a significant impact on the value of the homes which comprise the LA CSW Home Price Index: ___. By virtue of your investment in the Up-MACRO holding certificates or the Up-MACRO tradeable certificates, as applicable, you will be directly exposed to the risks and uncertainties associated with single-family home prices in the City and County of Los Angeles, California. Neither we nor the underwriter, the trustee, or any of their respective affiliates, will be responsible for the performance of the LA CSW Home Price Index or will make any representation or any guarantee with respect to the level of the LA CSW Home Price Index as of the date on which the final distribution (or a partial redemption distribution) is made on any of your Up-MACRO certificates.

         The risks associated with single-family residential properties located in the City and County of Los Angeles, California are as follows: ____.

IF THE UP-MACRO TRADEABLE TRUST IS TREATED AS A CORPORATION FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, YOUR DISTRIBUTIONS WILL BE REDUCED.

         There is no authority directly on point dealing with securities such as the Up-MACRO tradeable certificates or the transactions of the type described in this prospectus. Nevertheless, our tax counsel is of the opinion that the Up-MACRO tradeable trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation. These opinions, however, are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this prospectus or that a court would not sustain such a challenge.

          If the Up-MACRO tradeable trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes by the IRS and this classification were upheld by the courts, the Up-MACRO tradeable trust's taxable income would be subject to income tax at regular corporate rates and such income would not flow through to you as a certificateholder for reporting on your own return. The imposition of tax at the Up-MACRO tradeable trust level would reduce amounts available for distribution to you as a certificateholder.

YOU SHOULD BE AWARE OF THE TAX CONSEQUENCE OF YOUR INVESTMENT IN THE UP-MACRO TRADEABLE CERTIFICATES. FOR EXAMPLE, YOU MAY HAVE UNITED STATES FEDERAL INCOME TAX LIABILITIES IN ADVANCE OF YOUR QUARTERLY DISTRIBUTIONS.

         It is possible that as a certificateholder of Up-MACRO tradeable certificates, you may recognize taxable income in advance, or in excess, of your receipt of any cash distributions with respect to your Up-MACRO tradeable certificates. In addition, capital losses and deductions in respect of payments under the swap agreement, trustee fees, licensing fees and other expenses associated with the Up-MACRO tradeable trust will be separately stated for you and you may deduct such losses and expenses only to the extent permitted by law. In that regard, you should be aware that deductions for capital losses are subject to limitations and, if you are a non-corporate certificateholder, you will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Internal Revenue Code of 1986, which means that those deductions, taken together with all your other miscellaneous itemized deductions, are only deductible to the extent that they exceed 2% of your adjusted gross income. Furthermore, for all non-corporate certificateholders with adjusted gross incomes above an annually prescribed amount, Section 68 of the Internal Revenue Code of 1986 imposes a reduction in the total amount for most itemized deductions.

RATINGS ON YOUR CERTIFICATES WILL BE LIMITED.

         It is a condition to the issuance of the Up-MACRO holding certificates and the Up-MACRO tradeable certificates that the Up-MACRO holding certificates be rated "___" by Moody's and "___" by S&P and that the Down-MACRO holding certificates be rated "___" by Moody's and "___" by S&P. The Up-MACRO tradeable certificates must also be rated "[Aaa]" by Moody's and "[AAA]" by S&P. However, none of these ratings will address the likelihood that the Up-MACRO holding trust will make any quarterly distributions, the amount of any quarterly distributions, or the likelihood that the Up-MACRO holding trust will make a final distribution at least equal to the aggregate certificate amount of its Up-MACRO holding certificates. Instead, the ratings will address only the likelihood that the paired holding trusts and the Up-MACRO tradeable trust will be able to satisfy its contractual obligations to its certificateholders and to the other paired holding trust (in the case of the paired holding trusts).

         The Up-MACRO holding certificates and the Up-MACRO tradeable certificates are similar to securities generally designated as interest-only, principal-only or principal-weighted instruments, because an investor may lose all or substantially all of its investment in the Up-MACRO certificates and neither the Up-MACRO holding trust nor the Up-MACRO tradeable trust has any obligation to pay or guarantee the repayment of any portion of the aggregate certificate amount of its certificates. Accordingly, the scope of any rating on the paired MACRO holding certificates and the Up-MACRO tradeable certificates will be limited to the same extent as the ratings that are generally assigned to these interest-only, principal-only or principal-weighted instruments. Further, any rating assigned to the paired MACRO holding certificates and the Up-MACRO tradeable certificates on the closing date may be downgraded or withdrawn by the rating agencies at any time.

THE HISTORICAL PERFORMANCE OF THE LA CSW HOME PRICE INDEX IS NOT AN INDICATION OF ITS FUTURE PERFORMANCE.

         It is impossible to predict whether the value of the LA CSW Home Price Index will rise or fall from its starting level on the closing date. The performance of the LA CSW Home Price Index is affected by a large number of complex and interrelated factors. The past performance of the LA CSW Home Price Index is not indicative of its future performance.

WE MAY HAVE CONFLICTS OF INTERESTS.

         We are an affiliate of Macro Securities Research, LLC. We will pay MSR a licensing fee in exchange for permitting us and our sublicenses to use the MACROs structure, on which MSR holds a patent, in structuring, issuing and offering MACRO securities. We may also from time to time be involved in other public and private offerings of MACRO securities. The interests of MSR and the depositor may in some cases be different than the interests of the holders of the Up-MACRO holding certificates and the Up-MACRO tradeable certificates.

                                Use of Proceeds

         On ______, 200_, or the "closing date," the trustee for the Up-MACRO tradeable trust will deposit the net proceeds of the sale of the Up-MACRO tradeable certificates into the Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Trust, Series 2004-1, or the "Up-MACRO holding trust," in exchange for a number of the Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Certificates, Series 2004-1, or the "Up-MACRO holding certificates" issued by the Up-MACRO holding trust. The distributions on the Up-MACRO holding certificates will be deposited into distribution account of the Up-MACRO tradeable trust and passed through to each holder of an Up-MACRO tradeable certificate. A portion of the Up-MACRO holding certificates issued by the Up-MACRO holding trust will be held by a party other than the Up-MACRO tradeable trust.

         The trustee for the Up-MACRO holding trust will apply the amount received from the Up-MACRO tradeable trust to purchase United States Treasury obligations, or "treasuries," maturing on or before the next quarterly distribution date. On each distribution date, except for the final distribution date, the trustee will reinvest the proceeds from the maturing treasuries in new treasuries, which mature on or before the next distribution date.

         The Up-MACRO holding trust will enter into a swap agreement and forward contracts with the Fiserv CSW Los Angeles Home Price Index Down-MACRO Holding Trust, Series 2004-1, or the "Down-MACRO holding trust." In accordance with the terms of the swap agreement, the Up-MACRO holding trust will receive from, or be required to pay a portion of its available earnings to, the Down-MACRO holding trust based on fluctuations in the LA CSW Home Price Index. The final distribution on the Up-MACRO tradeable certificates will be determined by the payments the Up-MACRO holding trust will be required to make, or be entitled to receive, under the forward contracts. Such payments will also be based on fluctuations in the LA CSW Home Price Index.


                                 The Depositor

         We were established as a limited liability company in the State of Delaware on April 28, 2004 and are a wholly-owned, limited-purpose subsidiary of MACRO Securities Research, LLC. Our registered office is located, c/o The Corporation Trust Company, at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. Our telephone number is (800) 767-4796.

         Our limited liability company agreement provides that we may conduct any lawful activities necessary or incidental to acquiring, owning, holding, pledging and transferring assets (including the treasuries) and serving as depositor of one or more trusts that may issue and sell certificates. Our limited liability company agreement also provides that any publicly-offered securities issued by a trust formed by us must be rated in one of the four highest categories by one or more rating agencies.


                         MACRO Securities Research, LLC

         MACRO Securities Research LLC, or "MSR," is a financial services company that helps transform certain economic interests into publicly tradeable securities. This is accomplished through MSR's patented MACRO(R) Securities, or MACROs. MACROs are certificates the value of which is linked to the performance of a reference index and which represent undivided interests in the pool of treasuries deposited in the trusts which issued those certificates. For a more detailed description of the MACRO structure, see "Formation of the Up-MACRO Tradeable Trust and the Up-MACRO Holding Trust" and "Description of the Up-MACRO Tradeable Certificates" in this prospectus.

         The following are brief profiles of four of the principal directors and officers of MSR:

         Allan Weiss is a founding member of MSR, and has been its Chief Executive Officer since MSR's formation in 1999. Prior to founding MSR, Mr. Weiss was a co-founder and the Chief Executive Officer of Case Shiller Weiss, Inc. (CSW Inc., now called Fiserv CSW, Inc.), an economics research company. Mr. Weiss led CSW to become the world's first provider of single-family home price indices that were expressly designed for settlement of risk-management contracts. Under Mr. Weiss's leadership CSW was the pioneer of automated valuation models for single-family homes that are based on the updating of past sales prices using repeat-sales price indexes as well as the analysis of home characteristics, implemented by the CASA(R) (Characteristics and Sales Analysis) valuation service. CSW has listed among its customers some of the world's largest investment banks, mortgage originators, home equity lenders, mortgage securitizers, and securities rating agencies. Allan Weiss conceived of the essential idea for MACRO securities, which he originally called "proxy assets," and was co-developer of the patentable invention that underlies MACROs. Mr. Weiss has co-authored a number of articles in academic journals concerning the establishment of liquid markets and hedging instruments for single-family home prices. Mr. Weiss holds a Bachelor of Arts in Computer Science and Physics from Brandeis University and a Masters of Business Administration in Public and Private Management from Yale University.

         Robert J. Shiller is a founding member of MSR and also one of its directors. Professor Shiller was a founder and director of Case Shiller Weiss, Inc. prior to joining MSR, and worked with Allan Weiss to develop major CSW products. He also worked with Mr. Weiss to develop the MACROs (Proxy Assets) design and patent. He is the author of two books which developed some of the concepts of index-based risk management that helped lead to the development of
MACROs: Macro Markets: Creating Institutions for Managing Society's Largest Economic Risks, Oxford University Press, 1993, and The New Financial Order:
Risk in the 21st Century, Princeton University Press, 2003. He is also the author of Market Volatility, MIT Press, 1989, and of Irrational Exuberance, Princeton University Press 2000, which was a New York Times Best Seller. Professor Shiller is currently the Stanley B. Resor Professor of Economics at the Cowles Foundation for Research in Economics and International Center for Finance at Yale University. He was elected fellow of the Econometric Society in 1980. Since 1982 he has been Research Associate of the National Bureau of Economic Research, and is co-director of its workshops in behavioral economics. He has received a Guggenheim Fellowship, an honorary doctorate and several honorary professorships. He is member of the American Philosophical Society and fellow of the American Academy of Arts and Sciences.

         Samuel R. Masucci, III is a founding member of MSR and has been MSR's Chief Operating Officer since 1999. Mr. Masucci has more than 15 years of experience in structuring derivative products on both mortgage and asset-backed securities, as well as extensive experience structuring hedge funds and investment companies. Mr. Masucci has held senior management positions at Bear Stearns, UBS and Merrill Lynch where he has applied innovative products and concepts to the financial markets. Mr. Masucci also pioneered the creation of Shared Appreciation Mortgages (SAMs) in the United States and the United Kingdom, which allow lenders to participate in the appreciation of home prices in exchange for offering lower interest rates to borrowers. Mr. Masucci holds a Bachelors Degree from Pennsylvania State University.

         Michael Nannizzi has been MSR's Vice President since 2003. He has extensive experience in finance, accounting and general business functions. Mr. Nannizzi has provided services to several large financial institutions and multinational corporations on issues relating to business operations, hedging strategies and accounting practices. He has also served as a leading member of finance, business development and operations teams at a variety of innovative technology companies. Mr. Nannizzi holds a Bachelors of Science in Business Administration from Marquette University and a Masters of Business Administration from New York University's Stern School of Business. Mr. Nannizzi is also a certified public accountant.

         MSR has licensed the use of its patent on the MACROs structure to us. A licensing fee, equal to a percentage of the assets of each of the Up-MACRO holding trust and the Down-MACRO holding trust, will be paid to MSR for the use of its patent. For more information on the licensing agreement, see "Licensing Agreement" in this prospectus. Additionally, MACRO(R) is a federally registered servicemark of MSR. MSR considers all references, singular or plural, to "MACRO(R)" or "MACRO" in this prospectus its servicemark and reserves all rights to that servicemark.

                   Formation of the Up-MACRO Tradeable Trust
                         and the Up-MACRO Holding Trust

         We have created the Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Trust, Series 2004-1, which we refer to as the "Up-MACRO tradeable trust," pursuant to a trust agreement, dated as of December __, 2004, between us, as depositor, and _____, as trustee of the Up-MACRO tradeable trust. The Up-MACRO tradeable trust will issue the Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Certificates, Series 2004-1, which we refer to as the "Up-MACRO tradeable certificates."

         We also have created the Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Trust, Series 2004-1, which we refer to as the "Up-MACRO holding trust," pursuant to a trust agreement, dated as of December __, 2004, between us, as depositor, and ____, as trustee of the Up-MACRO holding trust. The Up-MACRO holding trust will issue the Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Certificates, Series 2004-1, which we refer to as the "Up-MACRO holding certificates."

         On the closing date, the trustee for the Up-MACRO tradeable trust will apply the net proceeds of the sale of the Up-MACRO tradeable certificates to purchase Up-MACRO holding certificates issued by the Up-MACRO holding trust. The Up-MACRO tradeable certificates issued will have an aggregate certificate amount equal to the aggregate certificate amount of the Up-MACRO holding certificates deposited in the Up-MACRO tradeable trust. All distributions on the Up-MACRO holding certificates will be deposited into the distribution account of the Up-MACRO tradeable trust and passed through to each holder of an Up-MACRO tradeable certificate. A portion of the Up-MACRO holding certificates issued by the Up-MACRO holding trust will be held by a party other than the Up-MACRO tradeable trust.

         The trustee for the Up-MACRO holding trust will apply the net proceeds of the sale of the Up-MACRO holding certificates to purchase treasuries maturing on or before the next quarterly distribution date. On each distribution date, except for the final distribution date, the trustee will reinvest the proceeds from the maturing treasuries in new treasuries, which mature on or before the next distribution date.

         The Up-MACRO holding trust will enter into a swap agreement and forward contracts with the Fiserv CSW Los Angeles Home Price Index Down-MACRO Holding Trust, Series 2004-1, or the "Down-MACRO holding trust." In accordance with the terms of the swap agreement, the Up-MACRO holding trust will be entitled to receive from, or be required to pay a portion of its available earnings to, the Down-MACRO holding trust based on fluctuations in the LA CSW Home Price Index. Payments under the swap agreement will determine quarterly distributions on the Up-MACRO holding certificates. The final distribution on the Up-MACRO holding certificates will be determined by the settlement payments the Up-MACRO holding trust will be required to make, or be entitled to receive, under the forward contracts. The settlement payments under the forwards will be based on fluctuations in the LA CSW Home Price Index. The Up-MACRO tradeable trust will pass through to the holders of its Up-MACRO tradeable certificates, all quarterly and final distributions it receives on the Up-MACRO holding certificates.

         The assets of the Up-MACRO tradeable trust will consist of:

         o a number of Up-MACRO holding certificates issued by the Up-MACRO holding trust, as described under "Description of the UP-MACRO Tradeable Trust Assets--Up-MACRO Holding Certificates";

         o the distribution account created under the Up-MACRO tradeable trust agreement into which all distributions received on the Up-MACRO holding certificates will be deposited prior to being distributed on each distribution date; and

         o the certificate account created under the Up-MACRO tradeable trust agreement into which all Up-MACRO holding certificates purchased by the Up-MACRO tradeable trust will be deposited.

         The assets of the Up-MACRO holding trust will consist of:

         o United States Treasury obligations of the type described under the "Description of the Up-MACRO Holding Trust Assets--United States Treasury Obligations" and investment earnings on those treasuries;

         o the Up-MACRO holding trust's rights under the swap agreement, as described under "Description of the Up-MACRO Holding Trust Assets--The Swap Agreement";

         o the Up-MACRO holding trust's rights under the forward contracts, as described under "Description of the Up-MACRO Holding Trust Assets--The Forward Contracts";

         o a distribution account created under the Up-MACRO holding trust agreement into which all distributions to holders of Up-MACRO holding certificates will be deposited prior to each distribution; and

         o a certificate account created under the Up-MACRO holding trust agreement into which all investment earnings on the treasuries and all amounts received under the swap agreement and the forward contracts are deposited prior to being distributed to the holders of the Up-MACRO holding certificates or used to pay the fees and expenses of the Up-MACRO holding trust.

         The Up-MACRO tradeable trust and the Up-MACRO holding trust are both ______ trusts created under the laws of the State of ___. A certificate of trust for the Up-MACRO tradeable trust and for the Up-MACRO holding trust has been prepared in accordance with _____ and filed with the _____ Secretary of State on ___, 2004.

         Concurrently with the formation of the Up-MACRO tradeable trust and the Up-MACRO holding trust, we have also formed the Down-MACRO holding trust and the Fiserv CSW Los Angeles Home Price Index Down-MACRO Tradeable Trust, Series 2004-1, which we refer to as the "Down-MACRO tradeable trust," pursuant to separate trust agreements between us, as depositor, and ___, as trustee of the Down-MACRO tradeable trust and the Down-MACRO holding trust, respectively. The Down-MACRO tradeable trust and the Down-MACRO holding trust are both _____ trusts created under the laws of the State of ___. The Down-MACRO holding trust will issue Fiserv CSW Los Angeles Home Price Index Down-MACRO Holding Certificates, Series 2004-1, which we refer to as the "Down-MACRO holding certificates." The Down-MACRO tradeable trust will purchase multiple Down-MACRO holding certificates with the net proceeds of the offering of Down-MACRO tradeable certificates. The Down-MACRO tradeable certificates issued will have an aggregate certificate amount equal to the aggregate certificate amount of the Down-MACRO holding certificates deposited in the Down-MACRO tradeable trust.

         The Down-MACRO holding trust will be the counterparty to the Up-MACRO holding trust under the swap agreement and the forward contracts. The Up-MACRO tradeable trust and the Down-MACRO tradeable trust are together referred to as the "Tradeable Trusts," and the Up-MACRO holding trust and the Down-MACRO holding trust are together referred to as the "Paired Holding Trusts." We collectively refer to the Up-MACRO tradeable certificates and the Down-MACRO tradeable certificates as the "Tradeable Certificates," and we refer to the Up-MACRO holding certificates and the Down-MACRO holding certificates together as the "Paired Holding Certificates."


               Description of the Up-MACRO Tradeable Certificates

         You should note that there are references in this section to the "aggregate certificate amount" of the Up-MACRO tradeable certificates and the Up-MACRO holding certificates. When we refer to the "aggregate certificate amount" of the Up-MACRO tradeable certificates, we are referring to the stated amount of the Up-MACRO tradeable certificates outstanding and issued by the Up-MACRO tradeable trust. When we refer to the "aggregate certificate amount" of the Up-MACRO holding certificates, we are referring to the stated amount of the Up-MACRO holding certificates outstanding and issued by the Up-MACRO holding trust.

         The initial Underlying Value of the Up-MACRO holding trust will equal the aggregate certificate amount of the Up-MACRO holding certificates. After the closing date, the Underlying Value of the Up-MACRO holding trust will generally fluctuate with the performance of the LA CSW Home Price Index. However, periodic increases and reductions in the Underlying Value of the Up-MACRO holding trust will have no effect on the aggregate certificate amount of the Up-MACRO holding certificates issued by the Up-MACRO holding trust. The aggregate certificate amount of the Up-MACRO holding certificates will be reduced only by redemptions and increased only by a subsequent issuance of additional certificates.

         Each tradeable and holding certificate will have an associated "certificate amount" derived at the time of its issuance from the aggregate certificate amount of certificates issued by its trust on that same date. Your entitlement to any quarterly and final distributions made by the Up-MACRO tradeable trust will be based on the certificate amount of your Up-MACRO tradeable certificates and the proportion that this certificate amount bears to the aggregate certificate amount of the Up-MACRO tradeable certificates issued by the trust and outstanding on the date of the relevant distribution.

General

         The Up-MACRO tradeable certificates will be issued pursuant to the terms of the Up-MACRO Tradeable Trust Agreement and will represent, in the aggregate, the entire, undivided, beneficial ownership interest in the Up-MACRO tradeable trust. The Up-MACRO tradeable certificates do not represent interests in or obligations of us, the trustee, MSR, the underwriters or any of our or their affiliates.

         The Up-MACRO tradeable certificates will be denominated in, and all distributions with respect to the certificates will be payable in, United States dollars. The Up-MACRO tradeable certificates will be issued in minimum denominations of $[1,000] and multiples of $[1,000] in excess of that amount.

         The underwriters expect to deliver the Up-MACRO tradeable certificates in book-entry form only through The Depository Trust Company, or "DTC," on or about _____, 200_, or the closing date.

Quarterly Distributions

         The Up-MACRO tradeable trust, as a holder of Up-MACRO holding certificates, will make quarterly distributions to its certificateholders based on the distributions it receives from the Up-MACRO holding trust. The Up-MACRO holding trust will distribute to each Up-MACRO holding certificate an amount equal to:

         o    the sum of:

              - an amount equal to a portion of the Available Earnings accrued on the treasuries in the Up-MACRO holding trust during the preceding calculation period that the Up-MACRO holding trust is entitled to retain under the swap agreement, plus

              - an amount equal to that portion, if any, of the Available Earnings accrued on the treasuries in the Down-MACRO holding trust that the Up-MACRO holding trust is entitled to receive under the swap agreement, multiplied by

         o    a fraction:

              - the numerator of which equals the certificate amount of Up-MACRO holding certificates held by that holder; and

              - the denominator of which equals the aggregate certificate amount of the Up-MACRO holding certificates.

         We refer to this amount as "Quarterly Distribution." Quarterly distributions from the Up-MACRO holding trust and the Up-MACRO tradeable trust will be made on the __th day of each ___, ___, and ___, commencing on ___, 2005, or, if any of these days is not a business day, on the following business day. A "business day" is a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the City of New York or the State of ____ are authorized or required by law, regulation or executive order to close. We refer to each day on which a distribution is made as a "distribution date" and each period beginning on a distribution date and ending on the day prior to the next distribution date as a "calculation period."

         As of any distribution date, the "Available Earnings" of the Up-MACRO holding trust will be equal to:

         o the proceeds received upon the maturity of all of the treasuries deposited in the Up-MACRO holding trust; minus

         o the fees and expenses incurred by the Up-MACRO holding trust during the preceding calculation period; minus

         o an amount equal to the aggregate certificate amount of the Up-MACRO holding certificates, which must be reinvested by the trustee in new treasuries on that distribution date, or if that distribution date is a Final Distribution Date, used to make the required payments under the forward contracts being settled on that distribution date, as described under "Description of the Up-MACRO Holding Trust Assets--The Forward Contracts" in this prospectus.

         Similarly, the "Available Earnings" of the Down-MACRO holding trust will be equal to:

         o the proceeds received upon the maturity of all of the treasuries deposited in the Down-MACRO holding trust; minus

         o the fees and expenses incurred by the Down-MACRO holding trust during the preceding calculation period; minus

         o an amount equal to the aggregate certificate amount of the Down-MACRO holding certificates.

         The Up-MACRO holding trust will make its payments under the swap agreement, if any, out of its Available Earnings and the Down-MACRO holding trust will make its payments under the swap agreement, if any, out of its Available Earnings. Payments under the swap agreement will be made on each distribution date and will be calculated based on the Underlying Value of the Up-MACRO holding trust on the last index calculation day preceding that distribution date. After the Up-MACRO holding trust makes or receives a payment under the swap agreement, it will distribute all Available Earnings it holds on deposit to the holders of the Up-MACRO holding certificates. The Up-MACRO tradeable trust will pass through to the holders of the Up-MACRO tradeable certificates any Quarterly Distribution it receives from the Up-MACRO holding trust.

         On such distribution date, the trustee will distribute to each holder of an Up-MACRO tradeable certificate, an amount equal to:

         o the sum of all amounts on deposit in the distribution account of the Up-MACRO tradeable trust on that distribution date, multiplied by

         o a fraction, the numerator of which is the certificate amount of the Up-MACRO tradeable certificates held by that holder and the denominator of which is the aggregate certificate amount of all of the Up-MACRO tradeable certificates outstanding on that distribution date.

         On each distribution date, the funds remaining on deposit in the Up-MACRO holding trust after the trustee pays the trust's fees and expenses may be equal to or less than the aggregate certificate amount of the Up-MACRO holding certificates, because those fees and expenses were greater than the investment earnings on the treasuries or because investment losses occurred on the treasuries. In this case, all of the remaining funds will be reinvested in the treasuries, and no payment will be made under the swap agreement, and there will be no Quarterly Distributions on that distribution date. Moreover, any shortfall caused by high fees, expenses, and/or investment losses will be paid out of investment earnings prior to payments under the swap agreement. You should note that the trust agreement for the Down-MACRO holding trust contains a parallel priority of payments under which no swap payment will be made to the UP-MACRO holding trust, if the funds on deposit in the Down-MACRO holding trust are less than or equal to the aggregate certificate amount of the Down-MACRO holding certificates on any distribution date, even if the Up-MACRO holding trust would otherwise be entitled to receive a portion of the Down-MACRO holding trust's investment earnings on that date. See "Risk Factors--You may lose your entire investment in the Up-MACRO certificates; There is no guarantee as to the amount of each quarterly distribution and the final distribution" in this prospectus.

         For a description of how the Underlying Value of the Up-MACRO holding trust and its required payments under the swap agreement are calculated, see "--Calculation of Underlying Value" and "Description of the Up-MACRO Holding Trust Asset--The Swap Agreement" in this prospectus.

Final Distribution

         Each holder of an Up-MACRO holding certificate or an Up-MACRO tradeable certificate will receive a final distribution on the earliest to occur of:

         o    ________, 200_, or the Final Scheduled Termination Date;

         o an Early Termination Date, following the occurrence of a Termination Trigger; and

         o a redemption date for a paired optional redemption or an initiated redemption that was initiated by a holder of Up-MACRO holding certificates.

         In the case of a redemption, only holders redeeming their certificates will receive a final distribution. We also collectively refer to the Final Scheduled Termination Date, an Early Termination Date and a Redemption Date as "Final Distribution Dates."

         On a Final Distribution Date, the Up-MACRO holding trust will settle the forward contracts entered into with the Down-MACRO holding trust and make a final distribution to the holders of the Up-MACRO holding certificates. The final distribution on the Up-MACRO holding certificates allocable to the Up-MACRO tradeable trust will be deposited into the distribution account of the Up-MACRO tradeable trust and passed through to holders of the Up-MACRO tradeable certificates.

         The final distribution from the Up-MACRO holding trust will depend on the payments that the Up-MACRO holding trust will be required to make to, or be entitled to receive from, the Down-MACRO holding trust under the forward contracts. The payments under the forward contracts will be based on the Underlying Value of the Up-MACRO holding trust on the index calculation day preceding the distribution date on which that final distribution is made.

         On the Final Distribution Date on which your Up-MACRO holding certificates are redeemed, you will receive from the Up-MACRO holding trust, an amount equal to the sum of:

         o    the Quarterly Distribution for that distribution date; plus

         o an amount equal to the Underlying Value of the Up-MACRO holding trust; multiplied by

         o    a fraction:

            - the numerator of which equals the certificate amount of your Up-MACRO holding certificates; and

            - the denominator of which equals the aggregate certificate amount of all outstanding Up-MACRO holding certificates.

         We refer to this amount as the " Final Distribution." On any redemption date on which a portion of the Up-MACRO holding certificates issued by the Up-MACRO holding trust are redeemed, only forward contracts with an aggregate notional amount equal to the certificate amount of the Up-MACRO holding certificates being redeemed will be settled and only the proceeds of the treasuries allocable to those forwards contracts will be distributed by the Up-MACRO holding trust.

         A Final Distribution on the Final Distribution Date from the Up-MACRO holding trust will be deposited into the distribution account of the Up-MACRO tradeable trust and the tradeable trust will pass through that Final Distribution to the holders of its Up-MACRO tradeable certificates.

         On the Final Scheduled Termination Date or an Early Termination Date, all of the Up-MACRO tradeable certificates will be redeemed. On any Redemption Date, only the Up-MACRO tradeable certificates who directed the redemption will be redeemed.

         For a description of how the Underlying Value of the Up-MACRO holding trust and how its required payments under the swap agreement and the forward contracts are calculated, see "--Calculation of Underlying Value," "Description of the Up-MACRO Holding Trust Assets--The Swap Agreement" and "Description of the Up-MACRO Holding Trust Assets--The Forward Contracts."

Calculation of Underlying Value

         Quarterly and final distributions on the Up-MACRO tradeable certificates on each distribution date will be based on the Underlying Value of the Up-MACRO holding trust on the last index calculation day prior to that distribution date multiplied by a fraction, the numerator of which equals the certificate amount of the Up-MACRO holding certificates on deposit in the Up-MACRO tradeable trust, without giving effect to any redemptions on that distribution date, and the denominator of which equals the aggregate certificate amount of the Up-MACRO holding certificates. The Underlying Value of the Up-MACRO holding trust on any determination date will equal all or a portion of the value of the assets in the Up-MACRO holding trust and a portion or none of the value of the assets in the Down-MACRO holding trust.

         The Underlying Value of the Up-MACRO holding trust will be calculated on each distribution date on or following each Index Calculation Day and will be based on the level of the LA CSW Home Price Index on that Index Calculation Day relative to the Starting Level of the LA CSW Home Price Index. An "Index Calculation Day" is a business day on which the level of the LA CSW Home Price Index is published by Fiserv CSW, Inc. (formerly known as Case Shiller Weiss, Inc.). The "Starting Level" of the LA CSW Home Price Index is its value on _______, 2005, which was equal to ____.

         If the level of the LA CSW Home Price Index on any Index Calculation Day has increased relative to its Starting Level, the Underlying Value of the Up-MACRO holding trust will also increase. If the level of the LA CSW Home Price Index on any Index Calculation Day has decreased relative to its Starting Level, the Underlying Value of the Up-MACRO holding trust will also decrease. If the level of the LA CSW Home Price Index is the same as its Starting Level, the Underlying Value of the Up-MACRO holding trust will equal the aggregate certificate amount of the Up-MACRO holding certificates.

         The "Underlying Value" of the Up-MACRO holding trust on any date of determination will equal of determination, if the Ending Level of the LA CSW Home Price Index on the last Index Calculation Day prior to that date of determination was above its Starting Level, an amount equal to:

         o    the Up-MACRO Asset Amount for the relevant calculation period;
              plus

         o an amount equal to the aggregate certificate amount of the Down-MACRO holding certificates multiplied by the Index Level Percentage Change.

         The Underlying Value of the Up-MACRO holding trust on any date of determination will equal, if the Ending Level of the LA CSW Home Price Index on the last Index Calculation Day prior to that date of determination was below its Starting Level, an amount equal to:

         o    the Up-MACRO Asset Amount for the relevant calculation period;
              minus

         o an amount equal to the aggregate certificate amount of the Up-MACRO holding certificates, multiplied by the Index Level Percentage Change.

         The Underlying Value of the Up-MACRO holding trust on any date of determination will equal, if the Ending Level of the LA CSW Home Price Index on the last Index Calculation Day prior to that date was equal to its Starting Level, the Up-MACRO Asset Amount for the relevant calculation period.

         The "Index Level Percentage Change," is the absolute value of (i) the Ending Level minus the Starting Level divided by (ii) the Starting Level

         The "Ending Level" is the closing level of the LA CSW Home Price Index on the relevant Index Calculation Day The "Starting Level" is equal to ___, which was the level of the LA CSW Home Price Index on ________, 2005.

         The "Up-MACRO Asset Amount" is, for any calculation period, an amount equal to the principal amount of the treasuries on deposit in the Up-MACRO holding trust on the first day of such calculation period. The principal amount of each treasury will be deemed to be equal to the purchase price paid by the Up-MACRO holding trust for that treasury.

         On each distribution date, the trustee will calculate the Underlying Value of the Up-MACRO holding trust by ___ p.m., New York City time and post that Underlying Value on its website. The trustee will also post the share of that Underlying Value that is allocable to one Up-MACRO tradeable certificate in the minimum denomination of $_______. On any distribution date, the proportionate share of the Underlying Value of the Up-MACRO holding trust allocable to each holder of Up-MACRO tradeable certificates will be equal to:

         o the Underlying Value of the Up-MACRO holding trust on the Index Calculation Day prior to that distribution date, multiplied by

         o a fraction, the numerator of which is the certificate amount of the Up-MACRO tradeable certificates held by that certificateholder and the denominator of which is the aggregate certificate amount of all of the Up-MACRO tradeable certificates outstanding on that distribution date.

Paired Optional Redemption

         On any distribution date, one or more certificateholders may present to the trustee for redemption Up-MACRO and Down-MACRO tradeable certificates which represent one or more Creation Units of Paired Holding Certificates. A "Creation Unit" of Paired Holding Certificates consists of Up-MACRO and Down-MACRO holding certificates in a ratio of one Up-MACRO holding certificates to one Down-MACRO holding certificates and represents a combined aggregate certificate amount at least equal to $_____.

         On that distribution date, which we refer to as a "Paired Optional Redemption Date" or a "Redemption Date," a redeeming holder of Up-MACRO holding certificates will receive an amount equal to:

         o    its Quarterly Distribution for that distribution date; plus

         o the Underlying Value of the Up-MACRO holding trust allocable to the Up-MACRO holding certificates being redeemed; minus the portion of the applicable redemption transaction fee that is allocable to those certificates;

         o a fraction, the numerator of which is the certificate amount of the Up-MACRO holding certificates held by that certificateholder and the denominator of which is the certificate amount of the Up-MACRO holding certificates that are being redeemed on that Redemption Date.

         A holder of Up-MACRO tradeable certificates that is participating in the paired optional redemption will receive an amount equal to:

         o    its Quarterly Distribution for that distribution date; plus

         o the final distribution received by the Up-MACRO tradeable trust with respect to the Up-MACRO holding certificates held by that trust which are being redeemed; minus the portion of the applicable redemption transaction fee that is allocable to those certificates, multiplied by

         o a fraction, the numerator of which is the certificate amount of the Up-MACRO tradeable certificates held by that certificateholder and the denominator of which is the certificate amount of the Up-MACRO tradeable certificates that are being redeemed on that Redemption Date.

         Following the paired optional redemption, the trustee will record a reduction in the aggregate certificate amount of the outstanding Up-MACRO holding certificates and the outstanding Up-MACRO tradeable certificates in an amount equal to the certificate amount of the Up-MACRO holding certificates or the Up-MACRO tradeable certificates, as applicable, that were redeemed. After giving effect to the paired optional redemption, the aggregate certificate amount of the Up-MACRO tradeable certificates will continue to equal the aggregate certificate amount of the Up-MACRO holding certificates.

Initiated Redemption

         Prior to any distribution date, a holder of Up-MACRO tradeable certificates may direct a redemption of only the Up-MACRO holding certificates with respect to which it exercises voting rights, without obtaining the consent or participation of any Down-MACRO holding certificates or Down-MACRO tradeable certificates that are entitled to direct the redemption of Down-MACRO holding certificates. We refer to this type of redemption as an "Up-MACRO Initiated Redemption." The Down-MACRO tradeable certificates will have a similar provision. We refer to that type of redemption as a "Down-MACRO Initiated Redemption."

         The redeeming holder of an Up-MACRO holding certificate will receive, on the next distribution date (which we refer as an "Initiated Redemption Date" or a "Redemption Date,") following the date when it delivered its redemption direction to the trustee, an amount equal to:

         o    its Quarterly Distribution for the distribution date; plus

         o    the product of:

            - the Underlying Value of the Up-MACRO holding trust on the last Index Calculation Day prior to the Initiated Redemption Date; multiplied by

            - a fraction, the numerator of which equals the certificate amount of that holder's Up-MACRO holding certificates and the denominator of which equals the aggregate certificate amount of the Up-MACRO holding certificates being redeemed, multiplied by

         o 100% minus the "Up-MACRO Initiated Redemption Percentage" equal to [15]%.

         On the same distribution date on which such Up-MACRO holding certificates are redeemed, a distribution will be made to each holder of a Down-MACRO holding certificate in an amount equal to its proportionate share of:

         o an amount equal to the Underlying Value of the Down-MACRO holding trust on the last Index Calculation Day prior to the Initiated Redemption Date; multiplied by

         o    a fraction:

            - the numerator of which is the certificate amount of the Up-MACRO holding certificates being redeemed and the denominator of which is the aggregate certificate amount of all of the Up-MACRO holding certificates; plus

         o an amount, which we refer to as the "Up-MACRO Initiated Redemption Premium," equal to:

            - the Underlying Value of the Up-MACRO holding trust on the last Index Calculation Day prior to the Initiated Redemption Date; multiplied by

            -    the Up-MACRO Initiated Redemption Percentage.

         Following the distribution of this amount to the Down-MACRO holding certificates, the aggregate certificate amount of the Down-MACRO holding certificates will be decreased by an amount equal to the certificate amount of the Up-MACRO holding certificates being redeemed. The certificate amount of each Down-MACRO holding certificate will decrease by an amount equal to:

         o the certificate amount of the Up-MACRO holding certificates being redeemed; multiplied by

         o a fraction the numerator of which equals the certificate amount of that Down-MACRO holding certificate and the denominator of which equals the aggregate certificate amount of all outstanding Down-MACRO holding certificates on the prior distribution date.

         o The holders of the Down-MACRO tradeable certificates may also direct an Initiated Redemption. On the same distribution date on which Down-MACRO holding certificates are redeemed in an Initiated Redemption, a distribution will be made to each holder of Up-MACRO holding certificated in an amount equal to:

         o an amount equal to the underlying value of the Up-MACRO holding trust on the last Index Calculation Day prior to the Initiated Redemption Date; multiplied by

         o a fraction the numerator of which is the certificate amount of the Down-MACRO holding certificates being redeemed; and

            - the denominator of which is the aggregate certificate amount of the Down-MACRO holding certificates on the prior distribution date; plus

         o an amount, which we refer to as the "Down-MACRO Initiated Redemption Premium," equal to:

         o the Underlying Value of the Down-MACRO holding trust on the last Index Calculation Day prior to the Initiated Redemption Date; multiplied by

         o    the Down-MACRO Initiated Redemption Percentage equal to 15%.

            - Following the distribution of this amount to the Up-MACRO holding certificates, the aggregate certificate amount of the Up-MACRO holding certificates will be decreased by an amount equal to the certificate amount of the Down-MACRO holding certificates being redeemed.

Redemption Procedures

         On any distribution date, an Authorized Participant, on behalf of itself or one or more certificateholders, may present to the trustee for redemption one or more pairs of Up-MACRO and Down-MACRO holding certificates in a one to one ratio of Up-MACRO and Down-MACRO holding certificates in a combined minimum certificate amount of $____. We refer to each pair of Up-MACRO and Down-MACRO holding certificates in the specified ratio and combined minimum certificate amount as a "Creation Unit." On any distribution date, an Authorized Participant may also tender only the Up-MACRO holding certificates in an Initiated Redemption. You must tender your Up-MACRO tradeable certificates to the Authorized Participant if you are participating in a Paired Optional Redemption or an Initiated Redemption and have directed the redemption of the requisite holding certificates

         In order to redeem paired holding certificates or Up-MACRO holding certificates, as well as the related Up-MACRO tradeable certificates, the trustee must receive, at least [5] business days (or such shorter period as is acceptable to the trustee) but not more than [20] business days prior to the relevant redemption date, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., DTC (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth:

         o the name of the registered holders of the certificates to be redeemed;

         o the number of Creation Units or the certificate amount of Up-MACRO holding certificates to be redeemed and the certificate amount of the Up-MACRO tradeable certificates to be redeemed;

         o the CUSIP number of each Up-MACRO holding certificate, Down-MACRO holding certificate and Up-MACRO tradeable certificate to be redeemed or a description of the tenor and terms of these certificates; and

         o a written statement that the option to elect redemption is being exercised.

         A tender of Up-MACRO holding certificates and Up-MACRO tradeable certificates for redemption will be irrevocable.

Subsequent Issuances

         The Paired Holding Trusts may issue additional holding certificates in pairs of Up-MACRO and Down-MACRO holding certificates constituting one or more Creation Units. No fractional Creation Units may be issued. Any additional Up-MACRO holding certificates that are issued may be deposited into the Up-MACRO tradeable trust and the Up-MACRO tradeable trust will issue additional Up-MACRO tradeable certificates in a certificate amount equal to the certificate amount of the additional Up-MACRO holding certificates.

         Creation Units may be issued on any business day. To purchase a Creation Unit, an "Authorized Participant," who is a person that has entered into a participation agreement with the trustee, must place a purchase order prior to the close of the business (generally, 5 p.m. New York City time) with the trustee of the Up-MACRO and Down-MACRO tradeable trusts at least one (1) business day prior to the requested issuance date. On the date on which the additional Tradeable Certificates are issued, the Authorized Participant must deposit:

         o with the trustee for the Up-MACRO tradeable certificates, treasuries in an amount equal to the certificate amount of the Up-MACRO tradeable certificates that will be issued as part of the Creation Unit, plus an amount equal to the investment earnings on those treasuries which accrued on the treasuries during the period from and including the preceding distribution date to and excluding the relevant subsequent issuance date;

         o with the trustee for the Down-MACRO tradeable certificates, treasuries in an amount equal to the certificate amount of the Down-MACRO tradeable certificates that will be issued as part of the Creation Unit, plus an amount equal to the investment earnings on those treasuries which accrued on the treasuries during the period from and including the preceding distribution date to and excluding the relevant subsequent issuance date; and

         o with the trustee for each Creation Unit, a transaction fee equal to $____.

         Purchase orders for new Creation Units will be processed either through a manual clearing process operated by DTC or through an enhanced clearing process that is available only to those DTC participants that also are participants in the Continuous Net Settlement System of the National Securities Clearing Corporation or "NSCC." Authorized Participants that do not use the NSCC's enhanced clearing process will be charged a higher transaction fee.

         Upon the deposit of the amounts described above, the trustee will give notice to the NSCC to credit the account of the Authorized Participant. Concurrently, with the subsequent issuance of Up-MACRO and Down-MACRO tradeable certificates, the trustee will deposit the treasuries and investment earnings received in equal amounts into the Paired Holding Trusts in exchange for Up-MACRO and Down-MACRO holding certificates that will be deposited into the Tradeable Trusts. The trustee will also enter into an additional swap agreement and additional forward contracts to account for the increase in the aggregate certificate amount of the Up-MACRO and Down-MACRO holding trusts.

         A subsequent issuance of Up-MACRO tradeable certificates may only be made if it does not result in the Up-MACRO tradeable trust or its pools of assets becoming required to register as an "investment company" under the Investment Company Act of 1940, as amended.

         For more information on the additional swap and forward contracts, see "Description of the Up-MACRO Holding Trust Assets--The Swap Agreement" and "--The Forward Contracts."

Book-Entry Registration

         The Up-MACRO tradeable certificates will be evidenced by one or more global certificates. We will deposit each global certificate representing the Up-MACRO tradeable certificates with The Depository Trust Company in the United States or with Clearstream Banking, societe anonyme, Luxembourg or Euroclear Bank S.A./NV in Europe. We refer to The Depository Trust Company as "DTC," Clearstream Banking, societe anonyme, Luxembourg as "Clearstream" and the Euroclear system as operated by Euroclear Bank S.A./NV as "Euroclear." Each global certificate will be registered in the name of Cede & Co. as DTC's nominee. Except as set forth below, a global certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Beneficial interests in a global certificate may be held directly or indirectly through DTC, Clearstream or Euroclear. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as the relevant depositary for Clearstream, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Bank) will act as the relevant depositary for Euroclear. Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global certificate to those persons may be limited.

         Certificateholders who are not participants may beneficially own interests in a global certificate held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as "indirect participants". So long as Cede & Co., as the nominee of DTC, is the registered owner of a global certificate, Cede & Co. for all purposes will be considered the sole holder of the global certificates. Except as provided below, owners of beneficial interests in a global certificate will:

         o not receive physical delivery of certificates in definitive registered form; and

         o    not be considered certificateholders of the global certificate.

         We will make distributions on the certificates to Cede & Co., as the registered owner of the global certificate, by wire transfer of immediately available funds on each distribution or redemption date, as the case may be. Neither we nor the trustee will be responsible or liable:

         o for the records relating to, or distributions made on account of, beneficial ownership interests in a global certificate; or

         o for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operation procedures.

         Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. These cross-market transactions, however, will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in that system in accordance with the rules and procedures and within the established deadlines (Brussels time) of that system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interest in the relevant global certificate in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear or Clearstream participants may not deliver instructions directly to depositaries for Euroclear or Clearstream.

         Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global certificates among participants in DTC, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of certificates, including the presentation of certificates for redemption or exchange, only at the direction of one or more participants to whose account with DTC interests in the global certificate are credited, and only in respect of the certificate amount of the certificates represented by the global certificates as to which the participant or participants has or have given such direction.

         DTC has advised us that it is:

         o a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

         o a "clearing corporation" within the meaning of the Uniform Commercial Code; and

         o    a "clearing agency" registered pursuant to the provisions of
              Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

         Clearstream Banking, societe anonyme, Luxembourg, has advised us that it is:

         o incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository; and

         o subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.

         Clearstream holds certificates for its participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the relevant depositary for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear Bank S.A./NV has advised us that it is:

         o licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis; and

         o    regulated and examined by the Belgian Banking and Finance
              Commission.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery and payment. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the terms and conditions governing use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of interests in a global certificate among participants. However, DTC, Clearstream and Euroclear are under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

         We will issue the certificates in definitive certificated form which we refer to as Definitive Certificates, if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global certificate may be exchanged for Definitive Certificates upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that certificates shall no longer be represented by global certificates, in which case we will issue certificates in definitive form in exchange for the global certificates.

Hypothetical Scenarios

         The Underlying Value of the Up-MACRO tradeable certificates at any time will depend on the level of the LA CSW Home Price Index. It is not possible to illustrate all possible payment scenarios, because the LA CSW Home Price Index is subject to significant variation. The table below is intended to illustrate the effect that several hypothetical movements in the level of the LA CSW Home Price Index would have on the final distribution on the Up-MACRO tradeable certificates.

         The following table excludes periodic distributions of investment earnings on the treasuries deposited in the Up-MACRO holding trust. The following table also assumes that:

         o there has been no default by either the Up-MACRO holding trust or the Down-MACRO holding trust under the forward contracts;

         o the amount of treasuries in the Up-MACRO holding trust is at least equal to the aggregate certificate amount of the Up-MACRO holding certificates, after payment of the Up-MACRO holding trust's fees and expenses, and the amount of treasuries in the Down-MACRO holding trust is at least equal to the aggregate certificate amount of the Up-MACRO holding certificates, after payment of the Down-MACRO holding trust's fees and expenses;

         o the amount distributed from the Up-MACRO holding trust to the Up-MACRO tradeable trust is equal to the amount distributed from the Up-MACRO tradeable trust to holders of Up-MACRO tradeable certificates;

         o the semiannually compounded rates of return indicated in the right hand column reflect annualized returns to Up-MACRO tradeable certificates only for those Up-MACRO tradeable certificates that (i) were issued on the closing date and (ii) are repaid on the Final Scheduled Termination Date; and

         o    the starting level of the LA CSW Home Price Index is ____.

Hypothetical Return of Initial Investment


                               % change in     Underlying
                               LA CSW Home     Value per
               Ending Level    Price Index      $[1,000]
                of LA CSW       from its         Up-MACRO        Semiannually
Three Months    Home Price      Starting        Tradeable      Compounded Rate
   Ended,         Index           Level        Certificate       of Return(1)
-------------  ------------    ------------   ------------     ----------------
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %
                                    %            $                        %


     (1) Assumes that the Up-MACRO tradeable certificate (i) was issued on the closing date and (ii) held until the Final Scheduled Termination Date. The semiannually compounded rates of return do not include periodic distributions of available earnings.


Termination Triggers

         The occurrence of certain events, which we refer to as "Termination Triggers," will cause the trustee to terminate your Up-MACRO tradeable trust, as well as the Down-MACRO tradeable trust. Upon obtaining knowledge or receiving notice of the occurrence of any of the following events, the trustee will give prompt notice of that event to each certificateholder. The following events are Termination Triggers for the Tradeable Trusts:

         o either of the Paired Holding Trusts or the Up-MACRO tradeable trust becomes an "investment company" required to register under the Investment Company Act of 1940, as amended;

         o the trustee determines that the LA CSW Home Price Index is no longer available and that no substitute index can be used in its place;

         o the bankruptcy or insolvency of either of the Paired Holding Trusts or the institution of voluntary or involuntary proceedings against either Paired Holding Trust;

         o the bankruptcy or insolvency of the Up-MACRO tradeable trust or the institution of voluntary or involuntary proceedings against the trust; or

         o the incurrence of credit and/or transactional losses on the treasuries in either of the Paired Holding Trusts in excess of $____.

         Following the occurrence of a termination trigger, the trustee will concurrently redeem the Up-MACRO holding certificates and the Down-MACRO holding certificates and terminate the Paired Holding Trusts on the next distribution date, which we refer to as an "early termination date." The Up-MACRO tradeable trust will also terminate, and prior to its termination, it will make a final pass-through distribution to the holders of its Up-MACRO tradeable certificates of the final distribution it received from the Up-MACRO holding trust.

         Upon the occurrence of a Termination Trigger, the trustee will, on the next distribution date, which we refer to as an "Early Termination Date," redeem your Up-MACRO tradeable certificates as described under "--Final Distribution."

Transfers of Up-MACRO Tradeable Certificates

         You may transfer the Up-MACRO tradeable certificates only in minimum denominations of _____ and integral multiples of $[1,000].

Listing

         [Application will be made to list the Up-MACRO tradeable certificates [and the Down-MACRO tradeable certificates] on the [____ Exchange] under the symbol "___," but there is no assurance that listing will be approved, and if the certificates are listed, there is no assurance that they will continue to be eligible for trading on the [_____ Exchange] during the entire time they remain outstanding.]

Form of the Up-MACRO Tradeable Certificates

         The Up-MACRO tradeable certificates will be delivered in global, registered form. The Up-MACRO tradeable certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants.

Same-Day Settlement and Payment

         Settlement for the Up-MACRO tradeable certificates will be made by the underwriters in same-day funds. All distributions on the Up-MACRO tradeable certificates will be made in same-day funds so long as the Up-MACRO tradeable certificates are maintained in book-entry form.

Calculations

         The trustee will be responsible for determining the level of the LA CSW Home Price Index, or any substitute index, if applicable, on each Index Calculation Day and for calculating the Available Earnings to be distributed on each distribution date. All determinations made by the trustee will be conclusive for all purposes and binding on the certificateholders of the Tradeable Certificates, absent manifest error.

                            Description of the Index

         The Up-MACRO holding certificates will make distributions which generally correspond to the performance of the Fiserv CSW Los Angeles Home Price Index, which we refer to in this prospectus as the "LA CSW Home Price Index." Current information regarding the value of the LA CSW Home Price Index is available on the trustee's website located at http//:________________.

Overview

         In 1991, Allan Weiss and renowned economists Karl Case and Robert Shiller, founded Case Shiller Weiss, Inc. In May 2002, Case Shiller Weiss, Inc. was purchased by Fiserv, Inc. and is now known as Fiserv CSW, Inc. ("CSW").

         CSW was created to offer products and services based on its economist founders' home price research. CSW built upon their research efforts in the areas of data collection, filtering, analysis, and modeling and amassed a large national database of residential real estate information. CSW's extensive database has been combined with proprietary software developed by CSW to produce the REdex Library(TM), a suite of residential real estate indices and related metrics, and CASA(R), a market-leading automated property valuation service.

         Mortgage lenders, securities issuers, insurers and rating agencies have utilized components of CSW's REdex Library(TM) to accurately track residential real estate trends and manage home price risk within specific markets across the United States. The REdex Library(TM) features The Case-Shiller Indexes(R), which are widely recognized as the most authoritative and trustworthy home price change measures for market and loan portfolio surveillance, customer retention, loss reserve reviews, mortgage default, loss and prepayment analyses. The LA CSW Home Price Index is produced and maintained by CSW.

         The Case-Shiller Indexes(R) were originally developed so that economists, financial institutions, rating agencies and others could study with precision the causes and consequences of home price changes on the U.S. economy. Until the development of The Case-Shiller Indexes(R), the most widely used information on home price changes were indices based on the change of an area's median home prices. Economists were frustrated with this approach, because indices based on median home prices in a particular geographic area were error prone. These errors were caused by shifts in the sampling of homes and resulted in dramatic changes in the value of the reference index, and these changes did not always reflect whether the value of homes had actually gone up or down in that geographic area. Often times, such indices measured changes in values of homes, resulting from remodeling or additions, or seasonal fluctuations in the type of home sold, as opposed to measuring changes in the value of homes, holding quality constant. Case and Shiller, building upon research pioneered by economists Martin J. Bailey, Richard F. Muth and Hugh O. Nourse, attempted to solve this problem by creating a repeat sales analysis in which only homes that sold at least twice over a period were covered and included in the index thus creating an "apples to apples" analysis.

The Index Calculation Method

         The basic unit of input into a Case-Shiller Index(R), such as the LA CSW Home Price Index, is the price change between two arms-length sales of the same single-family home. To gather this pricing information, CSW contracts with a number of private vendors that collect and organize home price information after that information becomes publicly available at county and local government level across the country. This raw data usually consists of the address for a particular property, the sale date, the sales price, the type of property, and in some cases, the name of the seller, the name of the purchaser, and mortgage amount. After CSW receives this raw data from private vendors, the information is loaded into CSW's computer systems for processing. CSW applies its proprietary technology which filters certain types of errant data points that might skew its econometric analysis. The following are examples of situations which would result in a sale price being excluded from the calculation of a Case-Shiller Index(R):

         o Sales that appear to be non-arms length transactions (e.g., the surname of the seller matching the surname of the buyer);

         o Foreclosure sales by a mortgage lender to a third party purchaser;

         o    Foreclosures by the mortgage lender itself;

         o A change in the property type designation (e.g., a property originally recorded as a condominium that is later recorded as a single-family detached home); and

         o Suspected typographical error in the public record sale price data (e.g., a $200,000 single-family home is recorded as a $20,000,000 single-family home) or mortgage amount (e.g., a $200,000 single-family home securing a $2,000,000 mortgage).

         After these anomalies and errant data points are removed from the "raw" data, CSW's proprietary software pairs the remaining sales data with previous sales data on the same single-family home. CSW refer to these pairs as "sales pairs." Sales pairs provide a means to estimate price changes for the same houses, holding the quality and size of each house constant. Consequently, repeat sales indexes, which employ sales pairs as input data, measure changes in market prices for a constant level of housing quality. This prevents changes in the types and sizes of houses sold each period or changes in the physical characteristics of houses from erroneously affecting the value of the index.

         For a particular geographic area, all of the sales pairs are aggregated. Those sales pairs are statistically combined to create a price path of all single-family homes in that area. More specifically, a M-Index-Robust Interval- and Value-Weighted Arithmetic Repeat Sales Chain-After Base model is used to combine the individual sales pairs into a single home price index. This method does not require that the same single-family home be sold within one quarter to measure the price change in the most recent quarter. Rather, any sales pair that spans a particular period can be used to estimate an index point for that period. Combining sales pairs with different intervals between sales dates, as well as earlier and later initial sale dates, allows for the precise calculation of index points over an entire range of time periods. This method is applied to thousands of sale pairs and enables the accurate measurement of both short-term and long-term changes in home prices.

The Weighting of Sales Pairs

         The primary purpose of a Case-Shiller Index(R) is to calculate the average change in home prices in a particular geographic market, not, necessarily, to track the price of an individual home. Individual home prices can fluctuate for a number of factors. A homeowner could remodel his or her kitchen, add an extension or build an entire new floor to his or her home. If, for example, a single-family home is torn down and rebuilt, that home's value can drastically increase. Similarly, if a home is abandoned for a time, and then sold in disrepair, that home's value could drastically decrease. In all of these instances, the change in value of the single-family home does not reflect a change in the market, but rather, it only reflects a change in that individual home. Quite simply, one is comparing "apples" to "oranges," if one compares homes that have changed in quality. CSW addressed these concerns by weighting sales pairs.

         CSW created proprietary software that gives different weights to different changes in home prices based on their statistical distribution in that geographic region ("M-Index-Robust Weighting", where M indicates that the weighting procedure belongs to the M-Estimate class). If there is a large change in the sale price of a sales pair relative to the statistical distribution of all price changes in the area, then that home was possibly remodeled, rebuilt or neglected in some manner during the period from the first sale to the second sale (or there is some other error in the data). A Case-Shiller Index(R) seeks to measure homes of constant quality, and therefore, it down "weights" homes that from a statistical perspective appear to have changed in quality or sales that are otherwise not representative or market price trends. The end result of this weighting process is that a Case-Shiller Index(R) measures a change in the value of the residential real estate market as opposed to idiosyncratic changes in the value of individual homes. Additionally, data related to homes that sell more than once within six months are excluded from the calculation of any indices, because historical and statistical data has shown that such sales are usually not arms-length transactions. In addition, sales pairs are also weighted based on the time interval between the first and second sales ("Interval-Weighting"). If a sales pair interval is longer, then it is more likely that a house may have experienced physical changes. Therefore, sales pairs with longer intervals are given less weight than sales pairs with shorter intervals.

         Finally, each sales pair is assigned a weight equal to the first sale price ("Value-Weighting"). This means that a Case-Shiller Index(R) tracks the aggregate or average value of houses within a geographic area.

The Structure of a Case-Shiller Index(R)

         Currently, every Case-Shiller Index(R) has a base index value of
100.00 beginning in the quarter ended March 1990. As CSW plots out a Case-Shiller Index(R) over time, a trend line can be created. Market appreciation or depreciation for a particular real estate market is then measurable between any number of points along the curve. For example, if a Case-Shiller Index(R) value was 95 today, using January 1990 as a reference point, this means that the typical home within that geographic area has experienced an average depreciation of 5% (not annualized) for the period between January 1990 and the date of this prospectus.

         Case-Shiller Indexes(R) are computed using the M-Index-Robust Interval- and Value-Weighted Arithmetic Repeat Sales model up to the base period, after that a chain estimator is used ("Chain-After-Base"). This technique limits revisions to historical index points, while fully incorporating recent price change data into the estimation of the most recent index points.

The LA CSW Home Price Index

         The LA CSW Area Home Price Index tracks the price movements of single-family homes in the City and County of Los Angeles, California. The LA CSW Home Price Index does not include sales information from any of the surrounding areas. The index includes publicly available sales information for single-family homes in the City and County of Los Angeles, California and does not exclude any segment of the Los Angeles residential estate market, except as otherwise described in this prospectus. The index is intended to reflect market data for only single family detached residential dwellings. Filters designed to exclude data pertaining to other residential property types such as apartments, condominiums, cooperatives or other rental properties are consistently applied. Further, property type designations assigned by public recorders' offices or vendors are imperfect, which may result in (a small minority of) data being misclassified in this regard. The LA CSW Home Price Index has been continuously produced by CSW, since 1991. The LA CSW Home Price Index is calculated and published on a quarterly basis.

Performance of the LA CSW Home Price Index

         CSW is not responsible for and shall not participate in the creation or sale of the Up-MACRO tradeable certificates or in the determination of the timing of, price at, or quantities and proportions in which purchases or sales of Up-MACRO tradeable certificates shall be made.

         The following table shows the actual performance of the LA CSW Home Price Index for the period from the three months ended March 31, 1990 through the three months ended June 30, 2004. Real estate prices of single-family homes in the City and County of Los Angeles fluctuated widely during this period and were higher at the end than at the beginning. The results shown should not be considered representations of the values of the LA CSW Home Price Index in the future, nor should the results be considered as a representation of the future performance of your Up-MACRO holding certificates.

Three Month End Levels of the LA CSW Home Price Index

                               LA CSW Home Price Index (unaudited)

        Three Months Ended     Three Months Ended         Three Months             Three Months
 Year        March 31,              June 30,           Ended September 30,      Ended December 31,
 ----        ---------              --------           -------------------      ------------------
 1990         100.00                 100.90                  100.46                   97.32
 1991          93.75                  95.64                   96.15                   93.20
 1992          90.81                  91.52                   89.89                   85.84
 1993          82.32                  81.69                   79.85                   75.65
 1994          75.58                  76.55                   75.96                   74.34
 1995          72.77                  73.85                   74.18                   72.64
 1996          71.74                  73.78                   73.62                   73.21
 1997          73.04                  75.45                   77.28                   78.45
 1998          79.70                  84.35                   87.27                   88.21
 1999          87.71                  91.76                   92.81                   93.44
 2000          94.83                  99.39                  102.19                   102.74
 2001         105.25                 108.98                  112.28                   113.82
 2002         116.77                 125.11                  131.31                   136.07
 2003         140.13                 147.39                  157.04                   165.03
 2004         176.12                 193.56                   n.a.                     n.a.


         The following graph illustrates the historical performance of the LA CSW Home Price Index for the three month period ended March 31, 1990 through the three month period ended June 30, 2004.

                               [Historical Graph]

Volatility

         To illustrate the historical volatility of the LA CSW Home Price Index, the following table shows the average change and the largest and smallest increases and decreases in the LA CSW Home Price Index over various periods from December 1994 to September 2004.

                LA CSW Home Price Index Volatility (December 1994 to September 2004)
                                             (unaudited)

                     One Year Period     Three Year Period     Five Year Period    Ten Year Period
                     (December 2003-      (December 2001-      (December 1999-     (December 1994-
                     September 2004)      September 2004)      September 2004)     September 2004)
                     ---------------      ---------------      ---------------     ---------------
Average change           12.17%                7.42%                5.32%               3.05%
Largest increase         17.44%               17.44%                17.44%             17.44%
Smallest increase         7.99%                1.54%                0.55%               0.51%
Largest decrease          n.a.                 n.a.                  n.a.              -4.20%
Smallest decrease         n.a.                 n.a.                  n.a.              -0.05%


Modifications to the LA CSW Home Price Index

         No assurance can be given that CSW will not modify or change its method of calculating the LA CSW Home Price Index in a manner that could adversely affect distributions to the Up-MACRO holding certificates and the pass-through distributions to the Up-MACRO tradeable certificates. CSW is not responsible for and does not participate in the determination of any distributions made on the Up-MACRO holding certificates and the pass-through distributions to the Up-MACRO tradeable certificates.

         The information in this prospectus regarding CSW and the LA CSW Home Price Index has been obtained from CSW or other publicly available sources. The information reflects the policies of CSW as stated in such sources, but CSW can change such policies at any time. None of CSW, the depositor, MSR, the underwriters, or the trustee assumes any responsibility for the accuracy or completeness of the information.

Discontinuation of the LA CSW Home Price Index

         If CSW discontinues publication of the LA CSW Home Price Index, the trustee may, beginning with the next distribution date, substitute a successor or another index if the trustee determines that such index is comparable to the LA CSW Home Price Index. If the trustee does not substitute another index, on the following distribution date, the Tradeable Certificates shall be redeemed. The Up-MACRO holding trust's swap agreement and the forward contracts will be terminated after giving effect to the final distribution, and the trustee will terminate the Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO tradeable trust and the Down-MACRO holding trust.

Alterations to Calculations involving the LA CSW Home Price Index or any Successor Index

         If at any time the trustee determines that the method of calculating the LA CSW Home Price Index or its successor has materially changed, or otherwise determines that the index has been modified so that it no longer fairly represents the level of the index had the changes or modifications not been made, then, from and after that time, the trustee will make adjustments to the index as it may deem necessary in its good faith judgment to calculate a level for the index that would be comparable to the level of the index had the changes or modifications not been made. The trustee will post its adjusted level for the index each Index Calculation Day on its website at http://______. If the LA CSW Home Price Index or its successor is modified so that its level is a fraction or multiple of what it would have been without the modification, the trustee will adjust the index to determine a level for the index as if it had not been modified.

LA CSW Home Price Index License Agreement

         CSW has granted the Up-MACRO tradeable trust and Up-MACRO holding trust a license, pursuant to an agreement with the trustee, which we refer to as the "License Agreement," to use the LA CSW Home Price Index as a basis for determining the quarterly distributions to certificateholders and the Index Level Percentage Change with respect to final distributions to certificateholders, and to use certain trade names and trademarks of CSW in connection with the certificates and the trusts. The License Agreement may be amended without the consent of the certificateholders.

         Neither the trustee, DTC, the underwriters nor any certificateholder is entitled to any rights whatsoever under the License Agreement or to use the trademarks "Case-Shiller Index(R)," "Case-Shiller Indexes(R)," "REdex Library(TM)" or "CASA(R)," or to use the LA CSW Home Price Index, except as specifically described in this prospectus.

         The certificates are not sponsored, endorsed, sold or promoted by CSW and CSW makes no representation or warranty, express or implied, to the trusts, the trustee, DTC, the underwriters or any certificateholder regarding the advisability of investing in the certificates or the ability of the LA CSW Home Price Index to track the change in prices of single-family homes in the City and County of Los Angeles, California. CSW's only relationship to [the trustee] is the licensing of certain trademarks and trade names of CSW and of the LA CSW Home Price Index which is determined, comprised and calculated by CSW without regard to the trusts, the trustee, DTC, the underwriters or the certificateholders. CSW has no obligation to take the needs of the trusts or the certificateholders into consideration in determining, comprising or calculating the LA CSW Home Price Index. CSW is not responsible for and has not participated in any determination or calculation made with respect to the issuance or redemption of the Tradeable Certificates. CSW has no obligation or liability in connection with the administration, marketing or trading of the Tradeable Certificates.

                 Description of Up-MACRO Tradeable Trust Assets

         The assets of the Up-MACRO tradeable trust will consist of multiple Up-MACRO holding certificates issued by the Up-MACRO holding trust, a certificate account and a distribution account, which accounts will be created pursuant to the Up-MACRO Tradeable Trust Agreement. The Up-MACRO tradeable trust will not have any assets other than the Up-MACRO holding certificates deposited in the Up-MACRO tradeable trust, a certificate account and a distribution account.

Up-MACRO Holding Certificates

         On the closing date, the Up-MACRO holding trust will issue multiple Up-MACRO holding certificates to the Up-MACRO tradeable trust in exchange for the net proceeds from the sale of the Up-MACRO tradeable certificates. The Up-MACRO tradeable trust will be the holder of Up-MACRO holding certificates deposited in the Up-MACRO tradeable trust, which will be issued in equal numbers and denominations as the Up-MACRO tradeable certificates. The Up-MACRO tradeable certificates originally issued will have an initial certificate amount equal to the Up-MACRO holding certificates deposited in the Up-MACRO tradeable trust. The terms of the Up-MACRO holding certificates will entitle the Up-MACRO tradeable trust, as a holder of Up-MACRO holding certificates, to quarterly and final distributions based on the underlying value of the Up-MACRO holding trust. The quarterly and final distributions from the Up-MACRO holding trust will be deposited into the distribution account of the Up-MACRO tradeable trust and passed through to the holders of the Up-MACRO tradeable certificates.

         On any Redemption Date, the Up-MACRO holding certificates may be redeemed in accordance with the provisions set forth in "Description of the Up-MACRO Tradeable Certificates--Paired Optional Redemption" and "Description of the Up-MACRO Tradeable Certificates--Initiated Redemption." On such Redemption Date, the trustee, on behalf of the Up-MACRO holding trust, will record a reduction in the outstanding aggregate certificate amount of the Up-MACRO holding certificates. That amount will be equal to the certificate amount of Up-MACRO tradeable certificates being redeemed, and the trustee, on behalf of the Up-MACRO tradeable trust, will record a corresponding reduction to the aggregate certificate amount of the Up-MACRO tradeable certificates.

         The Up-MACRO tradeable trust will be the holder of the Up-MACRO holding certificates deposited in the Up-MACRO tradeable trust. A portion of the Up-MACRO holding certificates issued by the Up-MACRO holding trust will be held by a party other than the Up-MACRO tradeable trust. Any transfer, sale, conveyance, assignment, hypothecation, pledge, participation, or other transfer of the Up-MACRO holding certificates to any holder other than the Up-MACRO tradeable trust will be void.

                Description of the Up-MACRO Holding Trust Assets

         The assets of the Up-MACRO holding trust will consist of certain United States Treasury obligations, backed by the full faith and credit of the government of the United States of America, its rights under the swap agreement, its rights under the forward contracts, a certificate account and a distribution account, which accounts are created pursuant to the Up-MACRO Holding Trust Agreement. The Down-MACRO holding trust is the counterparty to the Up-MACRO holding trust under the swap agreement and the forward contracts. The Up-MACRO holding trust will have no other assets other than those described in this section.

United States Treasury Obligations

         Net proceeds from the issuance of the Up-MACRO tradeable certificates will be deposited into the Up-MACRO holding trust in exchange for a number of Up-MACRO holding certificates issued by the Up-MACRO holding trust. These proceeds will be reinvested by the trustee on behalf of the Up-MACRO holding trust in United States Treasury obligations, issued by and fully guaranteed as to timely payment by, the government of the United States of America. We refer to these United States Treasury obligations as "treasuries" in this prospectus. All treasuries purchased by the trustee, on behalf of the Up-MACRO holding trust, on the closing date or on any subsequent date must mature on or prior to the next scheduled distribution date. On each distribution date, except for the Final Distribution Date, the trustee will reinvest the proceeds from the liquidation of the matured treasuries in new treasuries in the amount described under "Description of the Up-MACRO Tradeable Certificates--Quarterly Distributions" in this prospectus. The assets in the Down-MACRO holding trust will be similarly invested. The obligations of the Down-MACRO holding trust to the Up-MACRO holding trust under the swap agreement and the forward contracts will be secured by the treasuries in the Down-MACRO holding trust, and the obligations of the Up-MACRO holding trust to the Down-MACRO holding trust under the same agreements will be secured by the treasuries in the Up-MACRO holding trust.

The Swap Agreement

         On the closing date, the Up-MACRO holding trust will enter into a swap agreement with the Down-MACRO holding trust. The Up-MACRO holding trust will agree to pay, or receive payments from, the Down-MACRO holding trust based on the underlying value of the Up-MACRO holding trust. Under the swap agreement, if the Underlying Value Percentage is greater than 100%, the Up-MACRO holding trust will be entitled to receive from the Down-MACRO holding trust, an amount equal to:

         o the Down-MACRO Available Earnings on deposit in the Down-MACRO holding trust on that distribution date; multiplied by

         o    the Underlying Value Percentage Change.

         If the Underlying Value Percentage is less than 100%, the Up-MACRO holding trust will be required to pay to the Down-MACRO holding trust, an amount equal to:

         o the Up-MACRO Available Earnings on deposit in the Up-MACRO holding trust on that distribution date; multiplied by

         o    the Underlying Value Percentage Change.

         The "Underlying Value Percentage" equals, on any distribution date, the Underlying Value of the Up-MACRO holding trust on the last Index Calculation Day divided by the aggregate certificate amount of all Up-MACRO holding certificates outstanding on that distribution date, without giving effect to any redemptions on that date, expressed as a percentage.

         The "Underlying Value Percentage Change" is equal to the absolute value of the Underlying Value Percentage minus 100%.

         The "Down-MACRO Available Earnings" is, on any distribution date, the Down-MACRO Earnings Amount, minus the sum of the trust's fees and expenses and the aggregate certificate amount of the outstanding Down-MACRO holding certificates, where the "Down-MACRO Earnings Amount" is the amount of investment earnings received by the Down-MACRO holding trust on the treasuries deposited in the Down-MACRO holding trust for the preceding calculation period.

         The "Up-MACRO Available Earnings" is, on any distribution date, the Up-MACRO Earnings Amount, minus the sum of the trust's fees and expenses and the aggregate certificate amount of the outstanding Up-MACRO holding certificates, where the "Up-MACRO Earnings Amount" is the amount of investment earnings received by the Up-MACRO holding trust on the treasuries deposited in the Up-MACRO holding trust for the preceding calculation period.

The Forward Contracts

         On the closing date, the Up-MACRO holding trust will enter into multiple forward contracts with the Down-MACRO holding trust. Each forward contract will have a notional amount equal to the aggregate value of a Creation Unit. Newly created forward contracts will be entered into by the Paired Holding Trusts upon the issuance of additional Up-MACRO tradeable certificates and Down-MACRO tradeable certificates. Up-MACRO holding certificates and Down-MACRO holding certificates will be created in amounts equal to the certificate amount of additional Up-MACRO tradeable certificates and Down-MACRO tradeable certificates created. A forward contract will terminate for each Creation Unit redeemed and upon the redemption of the Paired Holding Certificates and corresponding Tradeable Certificates to which that forward contract relates. All of the forward contracts will terminate on earliest to occur of the Final Scheduled Termination Date, any Early Termination Date or a redemption of all outstanding Up-MACRO and Down-MACRO holding certificates. The forward contracts will obligate the Paired Holding Trusts to make payments based on the level of the LA CSW Home Price Index on the Index Calculation Day.

         In accordance with the terms of the forward contracts, the Up-MACRO holding trust and the Down-MACRO holding trust will settle all of the forward contracts upon the earliest to occur of the Final Scheduled Termination Date, any Early Termination Date or a redemption of all outstanding Up-MACRO and Down-MACRO holding certificates, and the Up-MACRO holding trust and the Down-MACRO holding trust will settle a portion of the forward contracts on any Paired Optional Redemption Date or any Initiated Redemption Date. We refer to the Final Scheduled Termination Date, an Early Termination Date and a Redemption Date as the "Final Distribution Dates."

         On the earliest to occur of the Final Scheduled Termination Date, any Early Termination Date or a redemption of all outstanding Up-MACRO and Down-MACRO holding certificates, all of the forward contracts will settle and the assets of the Up-MACRO holding trust, equal to the Underlying Value of the Up-MACRO holding trust as calculated on that distribution date, will be distributed to the Up-MACRO tradeable trust. On such date, the assets of the Down-MACRO holding trust, equal to the Underlying Value of the Down-MACRO holding trust, as calculated on that distribution date, will be distributed to the Down-MACRO tradeable trust. On either a Paired Optional Redemption Date or an Initiated Redemption Date, a portion of the forward contracts will settle and the amounts received by each Paired Holding Trust will be distributed to the redeeming holders.

         According to the terms of each forward contract, the Up-MACRO holding trust will make a payment to, or receive payments from, the Down-MACRO holding trust based on the Underlying Value of the Up-MACRO holding trust on a Final Distribution Date. Under the forward contracts, if the Ending Level of the LA CSW Home Price Index on the Final Distribution Date is greater than the Starting Level of the LA CSW Home Price Index, the Up-MACRO holding trust will be entitled to receive from the Down-MACRO holding trust for each forward contract being redeemed, an amount equal to:

         o the Down-MACRO Asset Amount on that Final Distribution Date minus any unreimbursed credit losses, transactional losses or the trust's fees and expenses; multiplied by

         o    a fraction:

           - the numerator of which equals the notional amount of each forward contract settling on that Final Distribution Date; and

           - the denominator of which equals the aggregate certificate amount of the Down-MACRO holding trust on that Final Distribution Date.

         The "Down-MACRO Asset Amount" is, on any date of determination, an amount equal to the principal amount of the treasuries on deposit in the Down-MACRO holding trust on the first day of such calculation period. The principal amount of each treasury will be deemed to be equal to the purchase price paid by the Down-MACRO holding trust for that treasury. If the Ending Level of the LA CSW Home Price Index on the Final Distribution Date is less than the Starting Level of the LA CSW Home Price Index, the Up-MACRO holding trust will pay to the Down-MACRO holding trust for each forward contract being redeemed, an amount equal to:

         o the Up-MACRO Asset Amount on that Final Distribution Date minus any unreimbursed credit losses, transactional losses or the trust's fees and expenses; multiplied by

         o    a fraction:

           - the numerator of which equals the notional amount of each forward contract settling on that Final Distribution Date; and

           - the denominator of which equals the aggregate certificate amount of the Up-MACRO holding trust on that Final Distribution Date.

         If the Ending Level of the LA CSW Home Price Index on the Final Distribution Date is equal to the Starting Level of the LA CSW Home Price Index, then the Up-MACRO holding trust will not be entitled to any payments from or required to make any payments to the Down-MACRO holding trust.

                      Description of the Trust Agreements

General

         We have created the Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Trust, Series 2004-1, which we refer to as the "Up-MACRO tradeable trust," pursuant to a trust agreement, dated as of _____, 200_, between us, as depositor, and ____, as trustee of the Up-MACRO tradeable trust. The Up-MACRO tradeable trust will issue the Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Certificates, Series 2004-1, which we refer to as the "Up-MACRO tradeable certificates." We refer to the trust agreement under which the Up-MACRO tradeable trust was formed as the "Up-MACRO Tradeable Trust Agreement."

         We also have created the Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Trust, Series 2004-1, which we refer to as the "Up-MACRO holding trust," pursuant to a trust agreement, dated as of _____, 200_, between us, as depositor, and ____, as trustee of the Up-MACRO holding trust. The Up-MACRO holding trust will issue the Fiserv CSW Los Angeles Home Price Index Up-MACRO Holding Certificates, Series 2004-1, which we refer to as the "Up-MACRO holding certificates." We refer to the trust agreement under which the Up-MACRO holding trust was formed as the "Up-MACRO Holding Trust Agreement."

         The Down-MACRO tradeable certificates will be issued from the Down-MACRO tradeable trust, which will be formed by a trust agreement, which we refer to as the "Down-MACRO Tradeable Trust Agreement." The Down-MACRO holding certificates will be issued from the Down-MACRO holding trust, which will be formed by a trust agreement, which we refer to as the "Down-MACRO Holding Trust Agreement." We collectively refer to the Up-MACRO Tradeable Trust Agreement, the Up-MACRO Holding Trust Agreement, the Down-MACRO Tradeable Trust Agreement and the Down-MACRO Holding Trust Agreement as the "Trust Agreements."

The Trustee

         ___________ will act as trustee for the Up-MACRO tradeable trust, the Up-MACRO holding trust, the Down-MACRO tradeable trust, and the Down-MACRO holding trust. The office of the trustee is located at ______ and its telephone number is _______________.

         The Trust Agreements will provide that the trustee and any director, officer, employee or agent of the trustee will be indemnified jointly and severally by both the Up-MACRO holding trust and the Up-MACRO tradeable trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreements, the Up-MACRO holding certificates and the Up-MACRO tradeable certificates, or the performance of the trustee's duties under the Trust Agreements, other than any loss, liability or expense that was incurred by reason of the trustee's willful misconduct, bad faith or negligence in the performance of its duties under the Trust Agreements. The trustee may be terminated under certain circumstances and replaced by a successor trustee under the circumstances described in "--Trustee Termination Events; Rights Upon Trustee Termination Event."

Fees and Expenses of the Up-MACRO Holding Trust and the Up-MACRO Tradeable Trust

         Pursuant to the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement, the trustee will agree to pay specified ongoing administrative fees and expenses of the Up-MACRO holding trust and Up-MACRO tradeable trust, including certain fees paid to CSW and MSR. The trustee will not be liable for any indemnification provided by the Up-MACRO holding trust, the Up-MACRO tradeable trust or the depositor and in no event will the trustee be liable for investment losses on any treasuries (other than in its capacity as obligor on the treasuries, if applicable). As compensation for the performance of its duties under the Up-MACRO Holding Trust Agreement and the Up-MACRO Tradeable Trust Agreement and for assuming the fees and expenses, the trustee will be entitled to ___ basis points (___%) per annum of the aggregate principal balance of the treasuries in the Up-MACRO holding trust payable on each distribution date. The trustee will also be entitled to retain all fees described in this prospectus with respect to the issuance of additional Creation Units and the redemption of Creation Units.

         The trustee will pay from its compensation certain expenses incurred in connection with its administration of the treasuries, the forward contracts and the swap agreement, including, without limitation:

         o payment of the fees and disbursements of the trustee and independent accountants;

         o payment of expenses incurred in connection with distributions and reports to certificateholders and the administration of the Up-MACRO tradeable trust and the Up-MACRO holding trust;

         o    payment of the licensing fee to CSW; and

         o    payment of the licensing fee to MSR.

         The trustee may engage any other persons to perform any of these functions, but the trustee will remain liable to the certificateholders for the performance of these functions.

Collections and Other Administrative Procedures

         The trustee will make reasonable efforts to collect all scheduled payments under the treasuries, the forward contracts, the swap agreement and Up-MACRO holding certificates, and will follow or cause to be followed those collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that those procedures are consistent with the related Trust Agreement. The trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability.

Certain Matters Regarding Us and the Trustee

         Each Trust Agreement will provide that we, MSR, the trustee, and any of our or the trustee's directors, officers, employees and agents will not incur any liability for taking any action, or omitting to take action, in good faith pursuant to that Trust Agreement or for errors in judgment; provided, however, that we, MSR, the trustee or any such person will not be protected against any liability that results:

         o from willful misfeasance or bad faith in the performance of our or the trustee's duties; or

         o by reason of reckless disregard of the respective obligations and duties under the Trust Agreement.

         Each Trust Agreement may also provide that we, MSR, the trustee, and any of our or the trustee's director, officer, employee and agent, will be entitled to the indemnification by the related trust, and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the certificates issued by the trust, unless the loss, liability or expense incurred was a result of our, the trustee's or that person's willful misfeasance or bad faith in the performance of our or their duties or by reason of reckless disregard of our or their obligations and duties.

         In addition, the related Trust Agreement will provide that we, MSR and the trustee will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to our and its respective responsibilities under the Trust Agreement or which in our or its opinion may involve us or it in any expense or liability. We, MSR or the trustee may, however, in our or its discretion take any such action which either may deem necessary or desirable with respect to the related Trust Agreement and the rights and duties of the parties and the interests of the certificateholders under that Trust Agreement. Any person into or with which a trustee may be merged or consolidated, or any person resulting from any merger or consolidation to which a trustee is a part, or any person succeeding to the business of a trustee, will be the successor of the trustee under the related Trust Agreement with respect to the certificates of any given series.

Trustee Termination Events; Rights Upon Trustee Termination Event

         A "Trustee Termination Event" under the trust agreement for any series of certificates will consist of the following:

         o a failure to make any quarterly or other periodic distribution of earnings received on the assets of the trust when that distribution is due and payable, which failure continues unremedied for a period of ten (10) or more business days;

         o a failure to distribute the proceeds of the trust assets on the Final Scheduled Termination date or an Early Termination Date, or the applicable portion of the trust assets to any redeeming certificateholder on a Redemption Date, which failure continues unremedied for a period of ten (10) or more business days;

         o a failure by a trustee to observe or perform in any material respect any of its other covenants or obligations under the applicable Trust Agreement, which failure continues unremedied for thirty (30) days after the giving of written notice of such failure to the trustee by us or by not less than 25% of the certificateholders, voting by certificate amount;

         o the bankruptcy of the trustee or the institution of voluntary or involuntary insolvency proceedings against the trustee;

         o the trustee becoming ineligible or incapable of acting as trustee under the related Trust Agreement; and

         o the occurrence of a trustee termination event for the trustee under the trust agreement governing any other holding trust or tradeable trust of any series.

         So long as a Trustee Termination Event remains unremedied, we may, and at the direction of the required percentage of certificateholders, we will terminate the trustee's rights and obligations under the applicable Trust Agreement. A successor trustee will succeed to all the responsibilities, duties and liabilities of the terminated trustee under the applicable Trust Agreement and will be entitled to similar compensation arrangements. In the event that no successor trustee has been appointed and has accepted the appointment within the period specified in the applicable Trust Agreement after the delivery of a notice of removal, the terminated trustee may petition a court of competent jurisdiction for the appointment of a successor trustee with a net worth at the time of its appointment of at least $15,000,000. Pending that appointment, the terminated trustee is obligated to continue to act as trustee under the applicable Trust Agreement. The compensation to be paid to the successor trustee may not be greater than the compensation paid to the terminated trustee under the applicable Trust Agreement.

Termination of the Trusts

         The Up-MACRO Tradeable Trust Agreement will be terminated and your Up-MACRO tradeable trust will be dissolved concurrently following the earliest to occur of the Final Scheduled Termination Date, an Early Termination Date and the date upon which all Tradeable Certificates are redeemed at the option of the certificateholders. Upon final distribution of any funds remaining in your Up-MACRO tradeable trust to certificateholders, the trustee shall wind up the activities and affairs of your Up-MACRO Tradeable Trust as required by Section ___ of ___ and cause the certificate of trust for each paired Tradeable Trust to be cancelled by filing a certificate of cancellation with the _______ Secretary of State in accordance with the provisions of Section ___ of ___.

         Any insolvency event, liquidation or dissolution with respect to the depositor, shall neither (i) operate to terminate the Trust Agreements, the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust, nor (ii) entitle the depositor's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Up-MACRO holding trust, the Up-MACRO tradeable trust, the Down-MACRO holding trust and the Down-MACRO tradeable trust or their properties nor (iii) otherwise affect the rights, obligations and liabilities of the trustee or any trust's certificateholders.

Modification and Waiver

         We and the trustee for any trust may amend the related Trust Agreement, with notice to the rating agencies but without notice to or written consent of the certificateholders:

         o to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision of the Trust Agreement;

         o to change any provision or add a provision to the Trust Agreement to conform it to the description of certificates in this prospectus;

         o to add to the covenants, restrictions or obligations of any entity under the Trust Agreement or to modify any provisions of the Trust Agreement so long as that addition or modification does not adversely affect the interests of the certificateholders in any material respect;

         o to evidence and provide for the acceptance of appointment under the Trust Agreement of a successor trustee; and

         o    to comply with any requirements imposed by the Code.

         With the written consent of certificateholders representing 66 and 2/3% of the Up-MACRO or Down-MACRO tradeable certificates based on certificate amount of the applicable Tradeable Trust, the parties to the applicable Trust Agreement may amend that Trust Agreement for the purpose of:

         o adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement; or

         o    modifying in any manner the rights of the certificateholders.

         However, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets which are required to be distributed on any certificate, without the consent of each certificateholder.

         Further, without the written consent of all of the certificateholders of both of the Paired Holding Trusts, no amendment to the Trust Agreement for the Up-MACRO or Down-MACRO holding certificates may:

         o modify the formula upon which the applicable Underlying Value is calculated;

         o modify the minimum aggregate certificate amount of Up-MACRO tradeable certificates and Down-MACRO tradeable certificates that constitutes a Creation Unit; or

         o reduce the percentage of certificateholders that are required to consent to any of the foregoing amendments.

         The holders of Up-MACRO tradeable certificates may vote only on amendments to the Trust Agreement governing their certificates and holders of Down-MACRO tradeable certificates may vote only on amendments to the Trust Agreement governing their certificates; provided, however, any amendment described above which would affect the holders of both of the Tradeable Certificates must be approved by both the related holders of Up-MACRO tradeable certificates and the holders of Down-MACRO tradeable certificates and that same amendment must be made to both the Trust Agreement governing the Up-MACRO tradeable trust and the Trust Agreement governing the Down-MACRO tradeable trust or the related Up-MACRO and Down-MACRO Holding Trust Agreements.

         Holders of Tradeable Certificates will be able to direct their trustee in the exercise of the voting rights associated with the Up-MACRO or Down-MACRO holding certificates in their Tradeable Trust.

         The trustee for any trust will not enter into any amendment or modification which would alter the status of a Tradeable Trust as a grantor trust for federal income tax purposes or cause a Tradeable Trust or one or both of the Paired Holding Trusts to be required to register as an investment company under the Investment Company Act. Further, an amendment which would adversely affect in any material respect the interests of any certificateholders will only be permitted if such amendment would not result in a downgrade or withdrawal of the rating on the certificates by any rating agency which has rated the certificates.

Reports to Certificateholders; Notices

         Reports to Certificateholders. Prior to each distribution date, the trustee will forward to DTC, to us, and to such other parties as may be specified in the applicable Trust Agreement, a statement setting forth:

         o the aggregate certificate amount of the outstanding Tradeable Certificates of each of the Tradeable Trusts;

         o the aggregate certificate amount of the outstanding holding certificates of each of the Paired Holding Trusts;

         o the Underlying Value of each of the Paired Holding Trusts, for that distribution date, as calculated in accordance with the method specified in the forward contracts;

         o the amount of investment earnings on the treasuries in each of the Paired Holding Trusts;

         o the amount of credit losses, if any, on the treasures in each of the Paired Holding Trusts on the previous distribution date;

         o the amount of transactional losses, if any, on the treasuries in each of the Paired Holding Trusts on the previous distribution date;

         o the aggregate fees and expenses for the Up-MACRO tradeable trust and the Up-MACRO or Down-MACRO holding trust;

         o the Available Earnings, if any, to be distributed on the certificates of the applicable Paired Holding Trust;

         o the payments to be made or received by each of the Paired Holding Trusts under the swap agreement;

         o the Available Earnings to be distributed by that trust on the applicable distribution date; and

         o if the distribution date is a Final Scheduled Termination Date, an Early Termination Date or a Redemption Date, the payments to be made by each of the Paired Holding Trusts under the forward contracts relating to the Creation Units being redeemed and the final distribution to be made on each of the Paired Holding Certificates being redeemed.

         On or before the fifth business day after each distribution date, the trustee shall furnish to each person who was a certificateholder at any time during the calendar year a statement containing the information set forth above, aggregated for the calendar year or the applicable portion of the calendar year during which that person was a certificateholder. The trustee shall also furnish to each certificateholder and each other party specified in the applicable Trust Agreement within ten business days a notice of any merger or consolidation to which the trustee is a party, or in the case of the trustee's resignation, the name of the successor trustee.

         Notices. Any notice required to be given to a holder of a registered certificate will be mailed to the last address of the holder set forth in the applicable certificate register. Any notice required to be given to a holder of a bearer certificate will be published in a daily morning newspaper of general circulation in the City and County of Los Angeles, California.

Evidence As To Compliance

         Each Trust Agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined certain documents and records relating to the administration of the trust's assets during the preceding twelve-month period or, in the case of the first such report, the period ending on or before _____, which date will not be more than one year after the original issuance date for the related certificates. That report will enable the recipients to determine whether the administration of the trust assets was conducted in compliance with the terms of the related Trust Agreement and will identify any exceptions found during the accountants' examination.

         Each Trust Agreement will also provide for delivery to us, on or before a specified date in each year, of an annual statement by the trustee to the effect that the trustee has fulfilled its obligations under its Trust Agreement throughout the preceding year. Copies of the annual accountants' statement and the statement of the trustee may be obtained by certificateholders without charge upon written request to the trustee at the following address: _____________.

Duties of the Trustee

         The trustee for any series of certificates will not make any representations as to the validity or sufficiency of the related Trust Agreement, the certificates, the trust assets, the forward contracts, the swap agreement or any related documents. The trustee is required to perform only those duties specifically required of it under the related Trust Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Trust Agreement requires. However, the trustee is not responsible for the accuracy or content of any such documents furnished to it by any person under the related Trust Agreement.

         The trustee may be held liable under the related Trust Agreement for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the certificateholders. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Trust Agreement under which it serves as trustee, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

         A trustee may, upon written notice to us, resign at any time. If a trustee resigns we will be obligated to use our best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted its appointment within the period specified in the related Trust Agreement after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. A resignation of the trustee will not become effective until a successor trustee is appointed and accepts its appointment.


             Material United States Federal Income Tax Consequences

         The following describes certain material United States federal income tax consequences of the purchase, ownership and disposition of Up-MACRO holding certificates and Up-MACRO tradeable certificates. This summary is based on the Internal Revenue Code of 1986, as amended, or the "Code," final, temporary and proposed Treasury regulations, and Internal Revenue Service, or the "IRS," and judicial rulings, all as in effect on the date of this prospectus, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. Apart from the opinions expressed below, see "--Classification of the Up-MACRO Tradeable Trusts" and "--Classification of the Up-MACRO Holding Trusts," Tax Counsel (as identified below) will provide no other opinion relating to United States federal income tax matters with respect to the holding trusts or holding certificates or the tradeable trusts or tradeable certificates.

         This summary is addressed only to certificateholders that purchase Up-MACRO tradeable certificates at original issuance at the price set forth on the cover page of the prospectus and who hold those certificates as capital assets and not as a hedge, a position in a "straddle" or other conversion transaction or as part of a "synthetic" security or other integrated financial transaction. This summary is included for general information only and does not describe all of the tax consequences of purchasing, owning or disposing of certificates that may be relevant to investors in light of their particular circumstances. For example, this summary does not address all United States federal income tax issues relating to certificates that may be relevant to financial institutions, partnerships, tax-exempt organizations, insurance companies, dealers or traders in securities or currencies or persons whose functional currency is not the U.S. dollar. This discussion does not address alternative minimum tax consequences, nor does it address any state, local or foreign tax consequences of purchasing, owning or disposing of certificates.

         As used in this section, a "U.S. Holder" means a U.S. Person who is a beneficial owner of an Up-MACRO holding certificate or an Up-MACRO tradeable certificate. A "U.S. Person" means a person that is, for United States federal income tax purposes:

         o    a citizen or resident of the United States,

         o a corporation created or organized in, or under the laws of, the United States, any state of the United States, or the District of Columbia,

         o an estate, the income of which is subject to United States federal income taxation regardless of its source, or

         o a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         "Non-U.S. Persons" means persons (other than entities treated as domestic partnerships for United States federal income tax purposes) that are not U.S. Persons.

         For United States federal income tax purposes, the treatment of any beneficial owner of an interest in a partnership, including for this purpose any entity treated as a partnership for United States federal income tax purposes, will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of purchasing, owning and disposing of certificates.

         There is no authority directly on point dealing with securities such as Up-MACRO holding certificates or Up-MACRO tradeable certificates or the transactions of the type described in this prospectus, and the opinions of Tax Counsel are not binding on the IRS or the courts, either of which could take a contrary position. No rulings have been or will be sought from the IRS. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge.

         It is strongly recommended that each prospective investor in Up-MACRO tradeable certificates consult with its own tax advisor regarding the application of tax laws to its particular situation.

Classification of the Up-MACRO Tradeable Trust

         In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to the depositor ("Tax Counsel"), under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO tradeable trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation, and the remainder of this discussion assumes such classification. Accordingly, for United States federal income tax purposes, each holder of an Up-MACRO tradeable certificate will be considered the beneficial owner of an undivided interest in Up-MACRO holding certificates held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust. No amount included in income with respect to an Up-MACRO tradeable certificate will be eligible for the corporate dividends-received deduction, nor will the lower tax rates applicable to certain dividends received after December 31, 2002 apply to such income.

Classification of the Up-MACRO Holding Trust

         Tax Counsel is of the opinion that, under current law, and based on the facts and assumptions set forth in such opinion, the Up-MACRO holding trust will be classified for United States federal income tax purposes as a partnership and not as an association or publicly traded partnership taxable as a corporation, and the remainder of this discussion assumes such classification. Partnerships are not subject to United States federal income tax. Rather, the taxable income of a partnership is allocated among its partners and included in their taxable income. If the Up-MACRO holding trust were classified as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, the Up-MACRO holding trust's taxable income would be subject to tax at regular corporate rates and such income would not flow through to its certificateholders or to the certificateholders of the Up-MACRO tradeable trust for reporting on their own returns. The imposition of tax at the Up-MACRO holding trust level would reduce amounts available for distribution to its certificateholders and the certificateholders of the Up-MACRO tradeable trust.

Classification of Up-MACRO Tradeable Certificates

         For United States federal income tax purposes, each holder of an Up-MACRO tradeable certificate, as an owner of an interest in a grantor trust, will be considered the beneficial owner of an undivided interest in Up-MACRO holding certificates held by the Up-MACRO tradeable trust, and each such holder will be required to include in its gross income its distributive share of the aggregate amount received on underlying Up-MACRO holding certificates in the Up-MACRO tradeable trust.

Classification of Up-MACRO Holding Certificates

         For United States federal income tax purposes, each holder of an Up-MACRO holding certificate will be considered to be a partner in the partnership constituted by the Up-MACRO holding trust. Each such certificateholder will be required to include in its gross income its distributive share of income attributable to the Up-MACRO holding trust.

Income and Deductions

         A U.S. Holder of certificates in the Up-MACRO tradeable trust will be required to take into account in computing the U.S. Holder's United States federal income tax liability:

         o the U.S. Holder's distributive share of the income, gains, losses, deductions, credits and items of tax preference and other tax items of the Up-MACRO holding trust in which the U.S. Holder has indirectly invested for any taxable year of the Up-MACRO holding trust ending within or with the taxable year of the U.S. Holder, without regard to whether any distribution from the Up-MACRO holding trust has been or will be received.

         The Up-MACRO holding trust items will generally have the same character (ordinary or capital, short-term or long-term) and source in the hands of U.S. Holders as they have in the hands of the Up-MACRO holding trust. As a result of the rules governing the allocation of income, gains, deductions and losses explained more fully below and the various limitations on certain deductions, a U.S. Holder may recognize taxable income in advance of (and potentially in excess of) its receipt of any cash distributions with respect to its Up-MACRO tradeable certificates.

Allocation of Up-MACRO Holding Trust Income, Gains and Losses

         Under Section 704(b) of the Code:

         o a U.S. Holder's distributive share of an item of Up-MACRO holding trust income, gain, loss or deduction is determined in accordance with the U.S. Holder's "interest in the partnership" if the allocations of income, gain, loss and deduction under the Up-MACRO holding trust's trust agreement lack "substantial economic effect," and

         o each U.S. Holder is required to take into account such distributive share for each taxable year of the Up-MACRO holding trust on the holder's separate federal income tax return for the holder's taxable year that includes the last day of that taxable year of the Up-MACRO holding trust, except that if the U.S. Holder disposes of all of its Up-MACRO tradeable certificates, the U.S. Holder will be required to take into account such distributive share for the holder's taxable year that includes the date of disposition.

         Final regulations promulgated under Section 704(b) of the Code contain intricate and detailed tests for determining whether allocations have "substantial economic effect." The allocations of income, gain, loss and deduction under the Up-MACRO holding trusts' trust agreements are intended to meet these tests and, accordingly, the Depositor believes that the allocations under the Up-MACRO holding trust's trust agreements generally correspond to the U.S. Holders' interests in the Up-MACRO holding trust and, as a consequence, that such allocations should not be substantially modified if challenged by the IRS.

         Payments or accruals of earnings on the U.S. treasury obligations held as collateral by the Up-MACRO holding trust will be taxable as ordinary income at the time those earnings accrue. The Up-MACRO holding trust will treat payments received or made pursuant to the swap agreement as resulting in ordinary gain or loss; however, there can be no assurance that the IRS or a court will not treat them as capital gains or losses. Because the Up-MACRO holding trust will be an accrual-basis taxpayer for United States federal income tax purposes, income that is recognized for United States federal income tax purposes will accrue on Up-MACRO tradeable certificates and will be allocated to holders of Up-MACRO tradeable certificates on a daily accrual basis, regardless of the U.S. Holder's method of accounting. Actual cash distributions on Up-MACRO tradeable certificates in respect of such accrual income will not, however, be separately reported as taxable income to the U.S. Holder at the time they are received. The Up-MACRO holding trust expects that its taxable year will be a calendar year unless another taxable year is required by law.

         In addition, non-corporate U.S. Holders will be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code, and, as a result, deductions in respect of payments under the swap agreement, trustee fees, management fees, and other expenses associated with the Up-MACRO holding trust or the Up-MACRO tradeable trust will be separately stated for each such U.S. Holder and will be deductible by it only to the extent such expenses, taken together with all other miscellaneous itemized deductions of each such U.S. Holder, exceed 2% of each such U.S. Holder's adjusted gross income. Furthermore, Section 68 of the Code further restricts the ability of an individual with an adjusted gross income in excess of certain specified amounts to deduct such investment expenses (and most other itemized deductions) (collectively, "Overall Limited Deductions"). Under that provision, Overall Limited Deductions in excess of 2% of adjusted gross income may be deducted only to the extent such Overall Limited Deductions exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specific amount or (ii) 80% of the amount of the Overall Limited Deductions otherwise allowable for the taxable year.

Limitation on Deductibility of Partnership Losses

         A U.S. Holder is restricted from taking into account for United States federal income tax purposes any Up-MACRO holding trust loss in excess of such U.S. Holder's adjusted tax basis (calculated as described below) in its Up-MACRO tradeable certificates. In addition, United States federal income tax law restricts certain U.S. Persons, including individuals and certain non-corporate taxpayers and closely-held corporations, from taking into account for United States federal income tax purposes any Up-MACRO holding trust net loss in excess of the amounts for which such U.S. Holder is "at risk" with respect to its certificates as of the end of the Up-MACRO holding trust's taxable year in which such loss occurred. The amount for which such a U.S. Holder is "at risk" with respect to its Up-MACRO tradeable certificates generally is equal to its adjusted tax basis for such certificates, less any amounts borrowed:

         o in connection with its acquisition of such certificates for which it is not personally liable and for which it has pledged no property other than its certificates,

         o from persons who have a proprietary interest in the Up-MACRO holding trust and from certain persons related to such persons or

         o for which the U.S. Holder is protected against loss through non-recourse financing, guarantees or similar arrangements.

         A corporate taxpayer can utilize capital losses only to offset capital gains, with unused capital losses carried back three years and carried forward five years. Up to $3,000 of the excess of capital losses over capital gains in any year may be used to offset the ordinary income of non-corporate taxpayers, with any balance carried over indefinitely for use in subsequent years, subject to the same limitation.

         Non-corporate investors (and certain closely-held personal service and S corporations) are subject to the limitations on using losses from passive business activities to offset business income, salary income and portfolio income (e.g., interest, dividends, capital gains from portfolio investments, royalties, etc.). All, or substantially all, of the Up-MACRO holding trust's income may be treated as portfolio income for these purposes. Therefore, investors may not be able to use passive business losses (such as losses from limited partnership interests) to offset income from the Up-MACRO holding trust.

Sale, Exchange, or Redemption of Up-MACRO Tradeable Certificates

         Whereas changes in the value of the reference index will not, in and of themselves, result in the recognition of income or loss by a U.S. Holder of Up-MACRO tradeable certificates, the termination of one or more forward contracts will result in the recognition of gain or loss by the Up-MACRO holding trust. In the case of a sale, exchange, redemption or other disposition of all or a portion of a U.S. Holder's Up-MACRO tradeable certificates, a U.S. Holder will generally recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or other disposition and such U.S. Holder's tax basis in the certificates. The amount realized is generally equal to the amount of the proceeds or cash distributions received in redemption (including any constructive cash distributions) and the U.S. Holder's adjusted tax basis in its certificates. Any gain or loss recognized with respect to such a sale or redemption generally will be treated as capital gain or loss and will be long-term capital gain if such certificates were held for more than one year. Long-term capital gains of individuals are generally taxed at preferential rates. In the case of an Up-MACRO Initiated Redemption, or a Down-MACRO Initiated Redemption, the Up-MACRO holding trust and the Down-MACRO holding trust will treat any Initiated Redemption Premium as capital in nature; however, because of an absence of applicable authority, it is possible that the IRS or a court may treat such Initiated Redemption Premium as an item of ordinary income or deduction, as the case may be, and, as such, if such deduction were allocated to a non-corporate certificateholder it would be subject to the "miscellaneous itemized" deduction rules of Section 67 of the Code. To the extent the Up-MACRO tradeable trust recognizes income, gain, loss or deduction as a result of a holder of an Up-MACRO tradeable certificate initiating an Up-MACRO Initiated Redemption, such items will, to the extent possible, be allocated to such redeeming Holder.

         A U.S. Holder will not recognize loss upon the partial redemption of its certificates. Upon a distribution (including a constructive distribution) in partial redemption of a U.S. Holder's certificates, or any other distribution (or constructive distribution) other than a distribution in redemption of all of a U.S. Holder's certificates, the U.S. Holder's adjusted tax basis in its certificates will be reduced and gain will be recognized to the extent that the U.S. Holder's adjusted tax basis would have been reduced below zero, as described below in "--Adjusted Tax Basis for Up-MACRO Tradeable Certificates." Because a U.S. Holder's tax basis in its certificates is not adjusted to take into account the U.S. Holder's allocable share of the Up-MACRO holding trust's items of income or loss until the end of the Up-MACRO holding trust's taxable year, partial redemptions during the taxable year could result in taxable gain to a U.S. Holder even if the U.S. Holder's tax basis will be increased in respect of the U.S. Holder's share of Up-MACRO holding trust income for the taxable year and, as a result, no such gain would result if the same partial redemption were made at the end of the taxable year. Furthermore, in the case of a partial redemption, shares of the Up-MACRO holding trust's income or loss allocable to a U.S. Holder at the end of the taxable year will be taken into account by the U.S. Holder of the partially redeemed certificates and will increase or decrease, as the case may be, such U.S. Holder's tax basis in its remaining certificates as of the end of such taxable year. Gain or loss attributable to redemptions by Up-MACRO tradeable certificateholders will be allocated to redeeming U.S. Holders under the Up-MACRO trust agreements. The ability of a U.S. Holder to utilize a capital loss recognized on the sale of certificates to offset ordinary income is limited.

Adjusted Tax Basis for Up-MACRO Tradeable Certificates

         A U.S. Holder's adjusted tax basis in its Up-MACRO tradeable certificates generally will be equal to the amount of its initial capital contribution increased by (a) any additional capital contributions made by such U.S. Holder and (b) such U.S. Holder's allocable share of (i) items of Up-MACRO holding trust income and gain and (ii) non-recourse indebtedness of the Up-MACRO holding trust. A U.S. Holder's adjusted tax basis in its certificates generally will be decreased, but not below zero, by such U.S. Holder's allocable share of (a) items of Up-MACRO holding trust deduction and loss and
(b) cash distributions by the Up-MACRO holding trust to the Up-MACRO tradeable trust and any constructive distributions resulting from a reduction in such U.S. Holder's share of non-recourse indebtedness of the Up-MACRO holding trust.

Section 754 Election

         The Up-MACRO holding trust has made the election permitted by Section 754 of the Code. This election is irrevocable without the consent of the IRS. The election generally permits the Up-MACRO holding trust to adjust a certificate purchaser's share of the tax basis in the Up-MACRO holding trust's assets ("Inside Basis") pursuant to Section 743(b) of the Code to reflect its purchase price. This election does not apply to initial purchasers of certificates. The Section 743(b) adjustment is in respect of each subsequent purchaser separately and is not for the benefit of any other certificateholders. For purposes of this discussion, a certificateholder's Inside Basis in Up-MACRO holding trust assets will be considered to have two components: (1) such certificateholder's share of the Up-MACRO holding trust's tax basis in its assets ("Common Basis") and (2) such certificateholder's
Section 743(b) adjustment to that basis. The amount of the adjustment under
Section 743(b) is equal to the difference between the purchaser's initial adjusted United States federal income tax basis in certificates purchased and the share of the Up-MACRO holding trust's Common Basis attributable to those certificates. The Section 743(b) adjustment attempts to provide the purchaser with the equivalent of an adjusted tax basis in its share of the Up-MACRO holding trust's assets equal to the fair market value of such certificates.

         A Section 754 election is advantageous if a subsequent purchaser's tax basis in its certificate is higher than that certificate's share of the aggregate tax basis of the Up-MACRO holding trust's assets immediately prior to the transfer because such subsequent purchaser would have, as a result of the election, a higher tax basis in its share of the Up-MACRO holding trust's assets. Conversely, a Section 754 election is disadvantageous if a subsequent purchaser's tax basis in its certificate is lower than such certificate's share of the aggregate tax basis of the Up-MACRO holding trust's assets immediately prior to the transfer. Thus, the fair market value of certificates may be affected either favorably or adversely by the election.

         The Up-MACRO holding trust intends to compute the effect of the
Section 743(b) adjustment so as to preserve their ability to determine the tax attributes of a certificate from its date of purchase and the amount paid for the certificate. The calculations involved in the Section 754 election are complex and are made on the basis of certain assumptions as to the value of the Up-MACRO holding trust's assets and other matters. There is no assurance that the determinations made will prevail if challenged by the IRS or that the deductions resulting from them will not be reduced or disallowed altogether. Should the IRS require a different basis adjustment to be made, and should, in the opinion of the Up-MACRO holding trust, the expense of compliance exceed the benefit of the election, the Up-MACRO holding trust may seek permission from the IRS to revoke its Section 754 election. If such permission is granted, a subsequent purchaser of certificates may be allocated more income than it would have been allocated had the election not been revoked.

Up-MACRO Holding Trust-Level Audits

         Each U.S. Holder is required to treat partnership items on its tax return in a manner consistent with the treatment of the items on the Up-MACRO holding trust's tax return, except to the extent that the U.S. Holder notifies the IRS of any inconsistencies. It is possible that the federal information tax returns filed with the IRS by the Up-MACRO holding trust will be audited. Such an audit would generally be conducted at the holding trust level in a single proceeding rather than in separate proceedings with each partner. In any holding trust-level audit, the Up-MACRO holding trust will be represented by the trustee of the Up-MACRO holding trust as "tax matters partner." The Up-MACRO holding trust would bear the costs of any such audit. The tax matters partner would have the authority, among other things, to extend the applicable statute of limitations and enter into an administrative settlement with the IRS with regard to the Up-MACRO holding trust. Any such settlement by the Up-MACRO holding trust would not be binding upon any U.S. Holder who is timely identified to the IRS. However, the Up-MACRO holding trust's trust agreement provides that the U.S. Holders agree, to the extent permitted by law, not to take a position for tax purposes inconsistent with one taken by the Up-MACRO holding trust or by the tax matters partner. Under certain circumstances, U.S. Holders may have the right to participate (at their own expense) in litigation initiated by the trustee of the Up-MACRO holding trust and to initiate litigation with the IRS. Recently enacted legislation permits the IRS to determine, based on the partnership's return, whether to apply the holding trust-level procedures described above.

Investment Interest Limitation

         Interest on any amount borrowed by a non-corporate investor to purchase certificates, and interest expense incurred by the Up-MACRO holding trust, will be "investment interest" and is subject to limitation on deductibility. In general, investment interest will be deductible only to the extent of a taxpayer's "net investment income." For this purpose, "net investment income" will include net income from the Up-MACRO holding trust and other income from property held for investment (other than property that generates passive business income). However, long-term capital gain is excluded from the definition of net investment income unless the taxpayer makes a special election to treat such gain as ordinary income rather than long-term capital gain. Interest that is not deductible in the year incurred because of the investment interest limitation may be carried forward and deducted in a future year in which the taxpayer has sufficient investment income.

Syndication and Organizational Expenditures

         Expenditures for the organization and syndication of partnerships are not deductible in the year in which they are paid or accrued. The amount of such expenditures that constitutes syndication expenditures is not deductible. The amount of such expenditure that constitutes organizational expenditures within the meaning of Section 709 of the Code may be amortized and deducted over a period of 60 months. There can be no assurance that the IRS will not successfully assert that a portion of the amounts paid by the Up-MACRO holding trust to the trustee, us or others should be deemed to be a reimbursement for organizational expenditures or nondeductible syndication expenses. If the IRS were successful in such assertion, U.S. Holders could recognize income in respect of their certificates in excess of the amounts of current income distributed to them.

Tax Shelter Regulations

         In certain circumstances, a U.S. Holder of certificates who disposes of the certificates in a transaction resulting in the recognition by the holder of significant losses in excess of certain threshold amounts may be obligated to disclose its participation in such transaction in accordance with recently issued regulations governing tax shelters and other potentially tax-motivated transactions (the "Tax Shelter Regulations"). Under the recently signed JOBS Act, failure to make the required disclosure in tax returns and statements that are due after October 22, 2004 will result in significant penalties. Investors should consult their tax advisors concerning any possible disclosure obligation under the Tax Shelter Regulations with respect to the disposition of their certificates.

Information Reporting and Backup Withholding Tax

         In general, income tax information with respect to Up-MACRO tradeable certificates will be reported to certificateholders on an IRS Form 1099 (and related information statements), which form should be mailed to certificateholders of Up-MACRO tradeable certificates by January 31 following each calendar year. Backup withholding tax may also apply to such payments if the U.S. Holder fails to comply with certain identification requirements.

Non-U.S. Holders

         A "Non-U.S. Holder" means a holder other than a U.S. Holder. For United States federal income tax purposes, Non-U.S. Holders of certificates should not be subject to withholding tax on their allocable share of payments or accruals of earnings on the U.S. treasury obligations or payments received pursuant to the swap agreement or the forward contracts. In addition, a Non-U.S. Holder generally will not be subject to United States federal income taxation on capital gains earned in connection with holding, selling or redeeming certificates where such Non-U.S. Holder:

         o does not have an office or fixed place of business in the U.S. and otherwise does not carry on a U.S. trade or business;

         o is not an individual who is present in the U.S. for 183 days or more in a taxable year or who has a "tax home" in the U.S. for U.S. federal income tax purposes; or

         o    is not a former citizen of the U.S.


                             State Tax Consequences

         In addition to the federal income tax consequences described in "Material United States Federal Income Tax Consequences," you should consider the state income tax consequences of the acquisition, ownership, and disposition of the certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the certificates.


                          Certain ERISA Considerations

         The underwriters anticipate that the Up-MACRO tradeable certificates offered in this prospectus will meet the criteria of "publicly offered securities" pursuant to the Plan Assets Regulation issued by the Department of Labor.

         Although no assurances can be given, we expect that:

         o there will be no restrictions imposed on the transfer of the Up-MACRO tradeable certificates,

         o the Up-MACRO tradeable certificates will be held by at least 100 independent investors at the conclusion of this offering, and

         o the Up-MACRO tradeable certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act and then will be timely registered under the Securities Exchange Act.

         If any class of the certificates fails to meet the criteria of publicly-offered securities, the assets of the issuing trust may be deemed to include assets of plans that invested in that trust. In that event, transactions involving such assets and parties in interest or disqualified persons with respect to such plans will be prohibited under ERISA and the Code, unless another exception to the Plan Assets Regulation is applicable or a statutory or administrative exemption is applies.

         Prospective fiduciaries of a plan considering the purchase of Up-MACRO tradeable certificates should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the certificates with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

         o    whether the fiduciary has the authority to make the investment,

         o the composition of the plan's portfolio with respect to diversification by type of asset,

         o    the plan's funding objectives,

         o    the tax effects of the investment,

         o whether the assets of the trust that are represented by the Up-MACRO tradeable certificates would be considered plan assets, and

         o whether, under the general fiduciary standards of investment prudence and diversification an investment in the Up-MACRO tradeable certificates is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

         Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c) of ERISA, the Department of Labor issued regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

         Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.


                                  Underwriting

         Subject to the terms and conditions of the underwriting agreement, dated _______, 2005, for the Up-MACRO tradeable certificates, the Up-MACRO tradeable trust has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the certificate amount of the Up-MACRO tradeable certificates set forth opposite its name:

Name                                                  Certificate Amount of
                                                        Up-MACRO Tradeable
                                                           Certificates
                                                      ---------------------
___________.....................................              $ o
___________.....................................                o
___________.....................................                o
                                                           ------------
        Total...................................              $ o
                                                           ============

         The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $_____ of the Up-MACRO tradeable certificates, if any of the Up-MACRO tradeable certificates are purchased.

         The underwriters have advised the Up-MACRO tradeable trust that the several underwriters propose initially to offer the Up-MACRO tradeable certificates to the public at the public offering price set forth on the cover page of this prospectus, and to certain dealers at that public offering price less a concession not in excess of o % of the certificate amount of the Up-MACRO tradeable certificates. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of ___% of the certificate amount.

         After the public offering, the public offering price and other selling terms may be changed by the underwriters.

         Each underwriter of the Up-MACRO tradeable certificates has agreed that:

         o It has not offered or sold, and will not offer or sell any of the Up-MACRO tradeable certificates to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the "Regulations") and the Financial Services and Markets Act 2000 (the "FSMA");

         o It has complied and will comply with all applicable provisions of the Regulations and FSMA with respect to anything done by it in relation to any of the Up-MACRO tradeable certificates in, from or otherwise involving the United Kingdom; and

         o It has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the Up-MACRO tradeable certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Up-MACRO tradeable trust.

         In connection with the sale of the Up-MACRO tradeable certificates, the underwriters may engage in:

         o over-allotments, in which members of the syndicate selling the Up-MACRO tradeable trust sell more Up-MACRO tradeable certificates than the issuer actually sold to the syndicate, creating a syndicate short position;

         o stabilizing transactions, in which purchases and sales of the Up-MACRO tradeable certificates may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

         o syndicate covering transactions, in which members of the selling syndicate purchase the Up-MACRO tradeable certificates in the open market after the distribution has been completed in order to cover syndicate short positions; and

         o penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the Up-MACRO tradeable certificates originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Up-MACRO tradeable certificates to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

         The Up-MACRO tradeable trust and the Up-MACRO holding trust jointly and severally will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         The Up-MACRO tradeable trust will receive proceeds of approximately ____ from the sale of the Up-MACRO tradeable certificates. This amount represents ____ of the aggregate certificate amount of the Up-MACRO tradeable certificates. The Up-MACRO tradeable trust will receive this amount net of the underwriting discount of $_____. The underwriting discount represents ___% of the principal amount of those Up-MACRO tradeable certificates. Additional offering expenses are estimated to be _____________.


                              Licensing Agreement

         We have entered into a licensing agreement with our affiliate, MACRO Securities Research, LLC. The licensing agreement grants us a license to use the MACRO structure as a basis for the structuring of this product and to use certain trade names and trademarks of MACRO in connection with this product. The licensing agreement may be amended without the consent of any of the certificateholders. Currently, the licensing agreement is scheduled to terminate on o, 200o but its term may be extended beyond that date without the consent of any of the certificateholders. Neither the trusts, the trustee, the underwriters, DTC or any certificateholder is entitled to any rights whatsoever under the foregoing licensing arrangements or to use the servicemark "MACRO(R)" or to use the MACRO structure, except as specifically described in the licensing agreement and each trust agreement. For more information about MACRO Securities Research, LLC, see the section titled "MACRO Securities Research, LLC" in this prospectus.


                          Ratings of the Certificates

         As a condition of issuance, your Up-MACRO tradeable certificates will be rated "___" by Standard & Poor's Ratings Services and "___" by Moody's Investors Service, Inc.

         The ratings address the likelihood that the Up-MACRO tradeable trust will make distributions on your Up-MACRO tradeable certificates in accordance with the structure presented. These ratings address the structural, legal and issuer-related aspects associated with the Up-MACRO tradeable certificates and the nature of the underlying assets. The ratings do not address the likely performance of the LA CSW Home Price Index or the likelihood that you will receive any distributions.

         A certificate's rating is not a recommendation to buy, sell or hold certificates and may be subject to revision or withdrawal at any time. You should evaluate the Up-MACRO tradeable certificate's ratings independently of any other certificate's ratings.

         We have not requested a rating on the Up-MACRO tradeable certificates from any rating agency other than Standard & Poor's Ratings Services and Moody's Investors Service, Inc. There can be no assurance as to whether any other rating agency will rate the Up-MACRO tradeable certificates or, if it does, what the rating assigned by that rating agency would be. A rating on the Up-MACRO tradeable certificates by another rating agency, if assigned, may be below the comparable ratings assigned to the Up-MACRO tradeable certificates by Standard & Poor's Ratings Services and Moody's Investors Service, Inc.


                                 Legal Opinions

         Certain legal matters relating to your Up-MACRO tradeable certificates and certain federal income tax consequences will be passed upon for MSR and the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time represented and is currently representing MSR and its affiliates in connection with other transactions.


                             Index of Defined Terms

aggregate certificate amount...................26        License Agreement..............................46
Authorized Participant.........................35        MSR............................................22
Available Earnings.............................27        Non-U.S. Holder................................63
business day...................................27        Non-U.S. Persons...............................57
calculation period..........................4, 27        NSCC...........................................35
certificate amount.............................26        Overall Limited Deductions.....................60
Clearstream....................................36        Paired Holding Certificates....................25
closing date...................................22        Paired Holding Trusts..........................25
Code...........................................57        Paired Optional Redemption Date................31
Common Basis...................................62        principal amount................................7
Creation Unit..................................31        Redemption Date............................31, 32
CSW............................................42        Regulations....................................66
Definitive Certificates........................iv        sales pairs....................................43
distribution date..............................27        SEC...........................................iii
Down-MACRO Asset Amount........................49        Starting Level.................................30
Down-MACRO Available Earnings..................48        Tax Counsel....................................58
Down-MACRO Earnings Amount.....................48        Tax Shelter Regulations........................63
Down-MACRO holding certificates................25        Termination Triggers...........................39
Down-MACRO holding trust...................22, 24        Tradeable Certificates.........................25
Down-MACRO Holding Trust Agreement.............51        Tradeable Trusts...............................25
Down-MACRO Initiated Redemption................32        treasuries.................................22, 47
Down-MACRO Initiated Redemption Percentage.....34        Trust Agreements...............................51
Down-MACRO Initiated Redemption Premium........34        Trustee Termination Event......................53
Down-MACRO tradeable trust.....................25        U.S. Holder....................................57
Down-MACRO Tradeable Trust Agreement...........51        U.S. Person....................................57
DTC........................................26, 36        Underlying Value...............................30
early termination date.........................40        Underlying Value Percentage....................48
Early Termination Date.........................40        Underlying Value Percentage Change.............48
Ending Level...................................30        Up-MACRO Asset Amount..........................30
Euroclear......................................36        Up-MACRO Available Earnings....................48
Final Distribution.............................29        Up-MACRO Earnings Amount.......................48
Final Distribution Dates...................28, 49        Up-MACRO holding certificates..........22, 24, 51
Final Scheduled Termination Date...............28        Up-MACRO holding trust.................22, 24, 51
FSMA...........................................66        Up-MACRO Holding Trust Agreement...............51
GAAP...........................................iv        Up-MACRO Holding Trust Quarterly Distribution..27
Index Calculation Day..........................30        Up-MACRO Initiated Redemption..................32
Index Level Percentage Change..................30        Up-MACRO Initiated Redemption Percentage.......33
indirect participants..........................36        Up-MACRO Initiated Redemption Premium..........33
Initiated Redemption Date......................32        Up-MACRO tradeable certificates.......iii, 24, 51
Inside Basis...................................61        Up-MACRO tradeable trust...................24, 51
IRS............................................57        Up-MACRO Tradeable Trust Agreement.............51
LA CSW Home Price Index........................42


  $___ Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Certificates,
                                 Series 2004-1



       Fiserv CSW Los Angeles Home Price Index Up-MACRO Tradeable Trust,
                             Series 2004-1 Issuer


                        MACRO Securities Depositor, LLC,
                                   Depositor

                               _________________

                                   Prospectus
                               _________________


                                  Underwriters




         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information.

         We are no offering these certificates in any state where the offer is not permitted, and we do no claim the accuracy of the information in this prospectus as of any date other than the dates state on its cover.

         Dealers will deliver a prospectus when acting as an underwriter of the certificates and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus, all dealers selling the certificates will deliver a prospectus.

                                    PART II


Item 13.  Other Expenses of Issuance and Distribution.

         The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee.................................................... $  126.70
Printing and Engraving..............................................      *
Trustee's Fees......................................................      *
Legal Fees and Expenses.............................................      *
Blue Sky Fees and Expenses..........................................      *
Accountants' Fees and Expenses......................................      *
Rating Agency Fees..................................................      *
Miscellaneous Fees..................................................      *
                                                                     ----------
   Total............................................................ $    *
                                                                     ==========
_______________

* To be provided by amendment.


Item 14.  Indemnification of Directors and Officers.

         Section 18-108 of the Delaware Limited Liability Company Act, as amended (the "Delaware Act"), grants a Delaware limited liability company the power, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 8.1 of the Operating Agreement of the Depositor (the "Agreement") provides that no manager (or affiliate thereof), member or officer of the Depositor shall have any liability to the Depositor for any act or failure to act on behalf of the Depositor unless such act or failure to act resulted from the gross negligence or intentional misconduct of such person or entity. Section 8.2(a) of the Agreement provides that the managers (or any affiliate of the managers), any officers, directors, stockholders or employees of any affiliate of the managers and the members, officers and employees of the Depositor shall each be an "Indemnified Party" under the Agreement. In addition, Section 8.2(a) of the Agreement provides that to the fullest extent permitted by applicable law, the Depositor shall indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnified Party may be involved, or is threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Depositor or which relates to or arises out of the Depositor or its property, business or affairs. An Indemnified Party shall not be entitled to indemnification with respect to any claim, issue or matter in which it has engaged in fraud, willful misconduct, bad faith or gross negligence. Section 18-303 of the Delaware Act provides that except as otherwise provided therein, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 3.3 and
Section 4.8 of the Agreement provide that except as otherwise provided by the Delaware Act, the debts, obligations and liabilities of the Depositor, whether existing in contract, tort, or otherwise shall be obligations and liabilities of the Depositor and no member or manager shall be obligated personally for such debt, obligation or liability of the Depositor solely by means of being a member or manager of the Depositor. Section 8.2(a) provides that any Indemnified Party shall be fully protected from any action or inaction based upon or in accordance with the advice or opinions received from counsel, accountants or other professionals consulted with respect to the affairs of the Depositor. In addition, no manager shall be liable for the gross negligence, dishonesty or bad faith of any officer, employee, or other agent selected with reasonable care by the board of managers of the Depositor. Notwithstanding any of the foregoing to the contrary, the provisions of
Section 8.2 of the Agreement shall not relieve any Indemnified Party of any liability, to the extent that such liability may not be waived, modified or limited under applicable law.


Item 15.  Recent Sales of Unregistered Securities.

None.


Item 16.  Exhibits and Financial Statement Schedules.

         (a)      Exhibits

         1        Form of Underwriting Agreement.*

         3(a) Certificate of Formation of MACRO Securities Depositor, LLC, dated April 28, 2004.**

         3(b) Operating Agreement of MACRO Securities Depositor, LLC, dated April 28, 2004.**

         4(a)     Form of Standard Terms for Trust Agreement.*

         4(b)     Form of Swap Agreement.*

         4(c)     Form of Forward Contracts.*

         4(d)     Form of Participation Agreement.*

         4(e)     Form of Up-Macro Holding Certificates Series Supplement.*

         4(f)     Form of Down-Macro Holding Certificate Series Supplement.*

         4(g)     Form of Up-Macro Tradeable Certificates Series Supplement.*

         4(h)     Form of Down-Macro Tradeable Certificate Series Supplement.*

         5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

         8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

         23 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5 and 8).*

         24       Power of Attorney.**

-----------------

*   To be filed by amendment.

**  Previously filed.


         (b)      Financial Statements

         All financial statements, schedules and historical financial information have been omitted as they are not applicable.


Item 17.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (g) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (h) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 24, 2004.

                                         MACRO SECURITIES DEPOSITOR, LLC
                                            as depositor of the Trust


                                         By:  /s/ Samuel Masucci, III
                                              -----------------------
                                              Samuel Masucci, III
                                              President


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on November 24, 2004.

                        MACRO SECURITIES DEPOSITOR, LLC


Signature                           Title
---------                           -----

Principal Executive Officer:



*                                   President
----------------------------
Samuel Masucci, III


Principal Financial Officer:


*                                   Vice President and Treasurer
-----------------------------
Allan Weiss


*                                   Secretary
-----------------------------
Robert J. Shiller


Managers:


*                                   Manager
------------------------------
Samuel Masucci, III


*                                   Manager
------------------------------
Allan Weiss


*                                   Manager
------------------------------
Robert J. Shiller

* The undersigned, by signing his name hereto, does hereby sign this Amendment No. 1 to the Registration Statement on behalf of each of the above-indicated managers and officers of the Registrant pursuant to the powers of attorney signed by such managers and officers.


/s/ Samuel Masucci, III
-----------------------
Samuel Masucci, III
President

                                 EXHIBIT INDEX


Exhibits
-------------------------------------------------------------------------------

     1    Form of Underwriting Agreement.*

     3(a) Certificate of Formation of MACRO Securities Depositor, LLC, dated
          April 28, 2004.**

     3(b) Operating Agreement of MACRO Securities Depositor, LLC, dated April
          28, 2004.**

     4(a) Form of Standard Terms for Trust Agreement. *

     4(b) Form of Swap Agreement.*

     4(c) Form of Forward Contracts.*

     4(d) Form of Participation Agreement.*

     4(e) Form of Up-Macro Holding Certificates Series Supplement.*

     4(f) Form of Down-Macro Holding Certificate Series Supplement.*

     4(g) Form of Up-Macro Tradeable Certificates Series Supplement.*

     4(h) Form of Down-Macro Tradeable Certificate Series Supplement.*

     5 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality.*

     8 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters.*

     23 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5 and 8).*

     24   Power of Attorney.**

--------------------
*        To be filed by amendment.
**       Previously filed.